As filed with the Securities and Exchange Commission on October 12, 1999
                                                                                                  Registration No. 333 -
========================================================================================================================
                                           SECURITIES AND EXCHANGE COMMISSION
                                                 Washington, D.C. 20549

                                                    ---------------

                                                        FORM SB-2
                                                 REGISTRATION STATEMENT
                                            Under the Securities Act of 1933

                                                    ---------------
                                                     RANCH *1, INC.
                            (Exact Name of Small Business Issuer as Specified in its Charter)

        Delaware                                         5812                                        13-3941565
(State or Other Jurisdiction of                 (Primary Standard Industrial                         (I.R.S. Employer
Incorporation or Organization)                  Classification Code Number)                       Identification Number)

                                            130 West 42nd Street, 21st Floor
                                                New York, New York 10036
                                                     (212) 354-6666

                                   (Address, Including Zip Code, and Telephone Number,
                            Including Area Code, or Registrant's Principal Executive Offices)

                                                    Sebastian Rametta
                                          President and Chief Executive Officer
                                                     Ranch *1, Inc.
                                            130 West 42nd Street, 21st Floor
                                                New York, New York 10036
                                                     (212) 354-6666
                                       (Address, Including Zip Code, and Telephone
                                   Number, Including Area Code, of Agent for Service)

                                                       Copies to:
                             Stephen A. Weiss, Esq.                           Lawrence B. Fisher, Esq.
                              Greenberg Traurig                             Orrick, Herrington & Sutcliffe LLP
                              200 Park Avenue                                     666 Fifth Avenue
                           New York, New York 10166                           New York, New York 10103
                                (212) 801-9200                                     (212) 506-5000

                                                    ---------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this
Registration Statement.

     If this  Form is filed to  register  additional  securities  for an  offering  pursuant  to Rule  462(b)  under the
Securities  Act,  check the following  box and list the  Securities  Act  registration  statement  number of the earlier
effective registration for the same offering. |_|

     If this Form is a  post-effective  amendment  filed  pursuant to Rule 462(c) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier  effective  registration for the
same offering. |_|

     If this Form is a  post-effective  amendment  filed  pursuant to Rule 462(d) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier  effective  registration for the
same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                              -----------------------------
                                             CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                     Proposed Maximum
Title of Each Class of Securities to                     Aggregate               Amount of
            be Registered                            Offering Price (2)       Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share                $23,000,000              $     6,394
===============================================================================================


(1)  Includes  __________  shares  of  common  stock  that  the  underwriters  have  the  option  to  purchase  to cover over-allotments, if any.

(2)  Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

     The  Registrant  hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further  amendment which  specifically  states that this  Registration
Statement shall  thereafter  become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration  Statement shall become  effective on such date as the Commission,  acting pursuant to Section
8(a), may determine.

========================================================================================================================

     The information in this preliminary prospectus is not complete and may change without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED OCTOBER 12, 1999

                                __________ Shares


                                 [Ranch *1 logo]

                                 RANCH *1, INC.

                                  Common Stock

                                   ----------

This is the initial public offering of Ranch *1, Inc. and we are offering ____________ shares of our common stock. Prior to this offering, there has been no public market for our common stock. We anticipate that the initial public offering price for our shares will be between $______ and $______ per share. After the offering, the market price for our shares may be above or below this range.

We are applying to have our common stock listed on the Nasdaq National Market under the symbol "RNCH."

Investing in our common stock involves a high degree of risk. Please see "Risk Factors" starting on page 6 to read about certain risks that you should consider carefully before buying shares of our common stock.

                                                    Per Share        Total
Public offering price..........................      $                $
Underwriting discounts and commissions.........      $                $
Proceeds to us.................................      $                $

The underwriters have an option to purchase __________ additional shares of common stock from us at the initial public offering price to cover any over-allotments of shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              JOSEPHTHAL & CO. INC.


                         Prospectus dated         , 1999

     Inside front cover and gatefold

     Pictures of our restaurant interiors and exteriors, as well as a picture of our free-standing restaurant model. Pictures of food from our menu, with captions identifying the name of each product. Captions describing Ranch *1 achievements/awards.

     Inside back cover

     Map showing existing and proposed sites of our restaurants. Proposed new locations are highlighted in a different color.


                                   ----------

                               PROSPECTUS SUMMARY

     This summary highlights some of the information found in greater detail elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" and the consolidated financial statements and notes thereto appearing elsewhere in this prospectus, before you decide to buy our common stock.

                                  Our Business

     Ranch *1 owns, operates, franchises and licenses upscale quick-service restaurants. We specialize in fresh-grilled skinless, boneless chicken breast sandwiches which we advertise as "The Best Grilled Chicken Sandwich on Earth(R)," Idaho french-fried potatoes and a variety of freshly-prepared healthy menu selections. In July 1999, we were selected by Restaurants and Institutions, an industry publication, as one of the top 400 U.S. restaurant concepts of the year and were awarded "Best Fast Food of New York" by New York Magazine in April 1996. There are currently 45 Ranch *1 restaurants located in eight states and the District of Columbia. We own and operate 18 restaurants, and our franchisees and licensees operate 27 restaurants. All of our company-owned stores, except one, are currently located in the borough of Manhattan in New York City. Our franchise restaurants are located in New York, New Jersey, Connecticut,
Maryland, the District of Columbia, Virginia, North Carolina, Missouri, California and Taiwan.

     Our restaurants feature a clean and inviting environment. Our guests may purchase a meal for in-store dining, take-out or delivery. We believe our restaurants are positioned as upscale quick-service restaurants between the fast-food and casual dining segments of the restaurant industry. The critical components of our concept are as follows:

     o    distinctive,   fresh,   high-quality  food,  featuring   fresh-grilled
          skinless, boneless chicken breast sandwiches;

     o    excellent dining values; and

     o one of the fastest service times in the industry--we strive to deliver meals to our customers within 45 seconds from taking their orders during peak hours.

                              Our Business Strategy

     Our business objective is to become the leading upscale quick-service restaurant brand nationwide and internationally. In order to achieve our business objective, we have developed the following strategies:

          o Execute a Disciplined Expansion Program. Our current expansion plan calls for us to open 7 company-owned restaurants in fiscal 2000, and 24 company-owned restaurants in fiscal 2001. We have signed lease agreements for 3 new company-owned restaurants to date. We have commitments to open approximately 26 domestic franchise restaurants and 5 international franchise restaurants in fiscal 2000 of which, 3 domestic and 2 international franchise restaurants have opened to date. We believe we will open 59 domestic franchise restaurants and 11 international franchise restaurants in fiscal 2001. Our franchisee expansion plan is focused upon establishing strategic relationships with area developers with food service experience. We have entered into strategic relationships with experienced area developers and multi-unit operators such as Host International, CulinArt, Inc. and Coyote Ventures, Inc. as well as Madison Square Garden in New York City.

     o Strategic Site Selection Process. In an effort to reduce our occupancy, development and labor costs and reduce the seasonal impact on our revenues, we intend to expand into specific sites outside of Manhattan including suburban drive-thru prototype stores and select mall locations such as indoor food court locations.

     o Strengthen our Distinctive Concept and Brand. We intend to strengthen our concept and brand by promoting our brand through comprehensive regional and local media and direct marketing campaigns and expanding our menu offerings with additional grilled chicken dishes.

     o Continue to Improve Attractive Restaurant-Level Economics. We intend to improve operating results through lower than average product costs, careful site selection, cost-effective development and formal employee training programs. In an effort to increase delivery sales in urban centers we are implementing an on-line internet ordering system.

     o Continue to Ensure a High-Quality Guest Experience. We focus on creating a fun, team-like culture for our restaurant employees, which we believe fosters a friendly and inviting atmosphere for our guests. We will continue to provide extensive training, experienced restaurant-level management and rigorous operational controls and ensure prompt, friendly and efficient service to our guests.

                                   ----------

                                  The Offering

Common stock offered by us..................................  ___________ shares

Common stock outstanding prior to this offering.............  12,857,743  shares

Common stock outstanding after this offering................  ___________ shares

Use of proceeds.............................................              To finance the  development  and opening
                                                                          of    additional    restaurants,     for
                                                                          repayment of a portion of our debt,  and
                                                                          for working  capital  and other  general
                                                                          corporate  purposes.  Please see "Use of
                                                                          Proceeds".

Proposed Nasdaq National Market symbol........................RNCH

     The information in the table above is based on the number of shares outstanding on October 11, 1999. References in this prospectus to our fiscal year means our fiscal year ending May 31st. Unless otherwise specifically stated, information throughout this prospectus assumes:

o    an initial public offering price of $___ per share;

o the effectiveness of a ____-for-___ reverse stock split of our outstanding common stock immediately prior to the date of this prospectus; and

o    the underwriters' over-allotment option is not exercised;

and excludes as of October 11, 1999:

o _________ shares issuable upon exercise of outstanding warrants and ___ shares issuable upon the exercise of outstanding warrants relating to the October 1999 private placement of 38 shares of Series C preferred stock;

o    251,263 shares issuable upon the exercise of outstanding stock options; and

o    1,180,843 shares reserved for future issuance under our stock option plan.

                                   ----------

     We were incorporated as Franchise Concepts Group, Inc. in Delaware on June 12, 1996 and, on August 20, 1999, changed our corporate name to Ranch *1, Inc. Our principal executive offices are located at 130 West 42nd Street, 21st Floor, New York, New York 10036. Our telephone number at that location is (212) 354-6666. Information contained on our Web site, www.ranch1.com, does not constitute part of this prospectus. "Ranch *1" and "The Best Grilled Chicken Sandwich on Earth" are registered trademarks of Ranch *1, Inc. Other service marks, trademarks and tradenames referred to in this prospectus are the property of their respective owners.

                Summary Consolidated Financial and Operating Data
          (in thousands, except per share and selected operating data)

                                                                                               Year Ended May 31,
                                                                                             1998            1999
                                                                                         ------------    ------------
Consolidated Statement of Operations Data:
Total revenues .......................................................................   $     10,680    $     18,012
Loss before income taxes and extraordinary items .....................................         (9,727)         (5,595)
Income taxes .........................................................................            (15)            (60)
Loss before extraordinary item .......................................................         (9,742)         (5,655)
Extraordinary gain on extinguishment of debt .........................................            225              --
Net loss .............................................................................         (9,517)         (5,655)
Accrual of dividends,  issuance of performance  warrants and  amortization of
issuance costs on preferred shares ...................................................           (112)         (1,001)

Net loss applicable to common shares holders .........................................         (9,629)         (6,656)

Net loss per common share:
     Loss before extraordinary item ..................................................   $      (0.91)   $      (0.61)
     Extraordinary item ..............................................................           0.02              --
     Net loss basic and diluted ......................................................          (0.89)          (0.61)

Weighted average number of common and common equivalent shares outstanding
     Basic and diluted ...............................................................     10,773,778      10,952,206
Pro forma net loss per share
     Basic and diluted
Weighted average number of common and common equivalent shares outstanding (pro forma)
     Basic and diluted

Selected Operating Data:
Number of company-owned restaurants at end of period .................................             16              18
Number of franchised restaurants at end of period ....................................             13              23
Comparable system-wide restaurant sales increase .....................................            N/A             6.6%
Average system-wide restaurant volume of restaurants open 18 months ..................   $  1,011,000    $    986,000

--------------------------------------------------------------------------------

o Please see note 1 to the consolidated financial statements for an explanation of the determination of the number of shares used in computing pro forma net loss per share.

o Comparable restaurant sales are determined based on sales for stores which were in operation for the previous 18 months.

The following table provides a summary of our balance sheet at May 31, 1999:

o    on an actual basis;

o on a pro forma basis giving effect to (a) the sale in August 1999 of 273,300 shares of our Series B convertible preferred stock, (b) the sale in October 1999 of 38 shares of our Series C convertible preferred stock, (c) the conversion of $2,757,972 of outstanding indebtedness into 55.16 shares of Series C convertible preferred stock, (d) the conversion of warrants to purchase 2,193,333 shares of common stock into 1,456,480 shares of common stock and (e) the conversion into common stock of 2,800,000 shares of Series A preferred stock, in addition to accumulated dividends of $662,356 as of May 31, 1999 and an acceleration of $2,137,644 of dividends payable through the remaining term; and

o on a pro forma as adjusted basis to reflect the sale of ___ shares of common stock by us in this offering, after deducting underwriting discounts and commissions and estimated offering expenses.

                                                                                   As of May 31, 1999
                                                                       ------------------------------------------
                                                                                                       Pro forma,
                                                                         Actual        Pro forma      as adjusted
Consolidated Balance Sheet Data:
Cash and cash equivalents ....................................         $    574
Total assets .................................................            9,974
Long-term debt, excluding current portion ....................              203
Convertible redeemable preferred stock .......................            7,522
Total stockholders' deficit ..................................          (11,616)

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide whether to buy our common stock.

Risks Related to Our Business

     We may be unable to achieve profitability.

     Since our inception in June 1996, we have incurred accumulated net losses of approximately $17,653,000 through the end of fiscal 1999, primarily due to new restaurant opening expenses, funding operating losses and the costs of hiring and terminating senior management. We intend to continue to expend significant financial and management resources on the development of additional restaurants. We cannot predict when or whether we will be able to achieve or sustain revenue growth, profitability or positive cash flow in the future. Failure to achieve profitability and positive cash flow in the near future may cause us to delay or abandon our expansion plans, cause our stock price to decline and make it difficult to raise additional capital. Our independent auditors have included an explanatory paragraph in their report on our consolidated financial statements stating that certain factors raise doubt about our ability to continue as a going concern.

     Our planned expansion into new geographic areas involves a number of risks, many of which are beyond our control.

     Approximately 76% of our 45 company-owned, franchised and licensed restaurants are located in the New York, New Jersey and Connecticut tri-state area. Our planned expansion into geographic areas outside this area and internationally involves a number of risks, including:

     o    uncertainties   related   to   demographics,   regional   tastes   and
          preferences;

     o legal requirements, local customs, wages, costs and other economic conditions;

     o development of relationships with local distributors and suppliers of food products, fresh produce and other ingredients;

     o potential difficulties related to management of operations located in a number of broadly dispersed locations; and

     o    lack of market awareness or acceptance of our restaurant concept.

     We may not be successful in addressing these risks. We also may not be able to open our planned new operations on a timely basis, or at all. Once the new restaurants are opened, they may not be operated profitably. Delays in opening or failure to open planned new restaurants could adversely affect our business and results of operations. We currently anticipate that our new restaurants will take several months to reach planned operating levels due to inefficiencies typically associated with new restaurants, such as lack of market awareness, acceptance of our restaurant concept and inability to hire sufficient staff.

     We plan to expand our operations overseas and, therefore, our business will be susceptible to numerous risks associated with international operations.

     We have entered into an agreement with an area developer to open Ranch *1 restaurants overseas. We plan to continue to expand our operations by entering into more of these types of agreements. We currently have two restaurants located outside the United States and have limited experience in marketing and selling the Ranch *1 concept internationally. We can make no assurance that our restaurants will be accepted outside the United States. If the Ranch *1 restaurants fail to gain sufficient acceptance in international markets, our expansion plan could be materially adversely affected. In addition, we may fail to maintain or increase international market demand for our restaurants.

     As we expand our operations internationally, we may be increasingly affected by economic and political conditions in other countries. For example, we may find our business and results of operations to be increasingly affected by fluctuations in the value of currency, foreign taxes, greater difficulty in collecting royalty payments, and the burdens and costs of compliance with a variety of foreign laws and regulations which, in certain respects, may contradict laws of the United States and other countries.

     Our failure to obtain additional financing when needed could adversely affect our business.

     We believe that the net proceeds from this offering and the sale of 38 shares of our Series C preferred stock completed in October 1999, together with anticipated cash flow from operations, will be sufficient to satisfy our working capital requirements for at least the next twelve months. We plan to incur substantial costs over the near-term in connection with our expansion plans. We may need to seek additional financing sooner than we anticipate as a result of the following factors:

     o    changes in our operating plans;

     o    acceleration of our expansion plans;

     o    lower than anticipated sales of our menu offerings;

     o    increased food and/or labor costs; and

     o    potential acquisitions.

     Our failure to pay past due New York State sales taxes and New York City occupancy taxes, which has caused a default in one of our loan agreements. Such default as well as other adverse factors may prevent us from obtaining additional financing on acceptable terms, or at all. Our business and results of operations could be materially, adversely affected if we fail to get additional financing as needed.

     The success of our rapid expansion program will depend on a variety of factors, many of which are beyond our control.

     We intend to pursue a rapid expansion program. Our ability to successfully achieve our expansion program will depend on a variety of factors, many of which are beyond our control. These factors include:

     o    our  ability  to  locate  suitable   restaurant   sites  or  negotiate
          acceptable lease terms;

     o our ability to obtain required local, state, federal and foreign governmental approvals and permits related to construction of the sites, food and beverages;

     o our dependence on contractors to construct new restaurants in a timely manner;

     o our ability to attract, train and retain qualified and experienced restaurant personnel and management;

     o    our ability to operate our restaurants profitably;

     o our need for additional capital and our ability to obtain such capital on favorable terms or at all;

     o our ability to respond effectively to the intense competition in the quick-service restaurant industry; and

     o    general economic conditions.

     If we are not able to successfully address these factors, we may not be able to expand at a rate currently contemplated by our strategy, and our business and results of operations may be adversely impacted.

     We are dependent on our ability to attract and train qualified franchisees, licensees and area developers and their success.

     Our success is largely dependent on our ability to attract and train qualified franchisees and area developers, and how these persons develop and operate their Ranch *1 restaurants. There can be no assurance that area developers and franchisees will have the business abilities or access to financial resources necessary to open the Ranch *1 stores required by their development schedules or will successfully develop or operate Ranch *1 stores in their franchise areas in a manner consistent with our concepts and standards.

     Our operating results may fluctuate significantly, which could have a negative effect on the price of our common stock.

     Our quarterly and annual operating results and comparable restaurant sales may fluctuate significantly as a result of a variety of factors, including:

     o    the timing of new restaurant openings and related expenses;

     o    the amount of sales contributed by new and existing restaurants;

     o labor costs for our hourly and management personnel, including increases in federal, state or foreign minimum wage requirements;

     o fluctuations in food costs, particularly the cost of chicken, potatoes and produce;

     o the ability to achieve and sustain profitability on a quarterly or annual basis;

     o    consumer confidence;

     o    changes in consumer preferences;

     o the level of competition from existing or new competitors in the quick-service restaurant industry;

     o factors associated with closing a restaurant including payment of the base rent for the balance of the lease term;

     o    the impact of weather on revenues and costs of food;

     o    general economic conditions; and

     o    unanticipated costs related to our expansion strategy.

     Accordingly, results for any one period are not necessarily indicative of results to be expected for any other period. We cannot assure that comparable restaurant sales for any particular future period will not decrease.

     The restaurant industry is intensely competitive and we may not have the resources to adequately compete.

     The restaurant industry is intensely competitive. There are many different segments within the restaurant industry that are distinguished by types of service, food types and price/value relationships. The performance of individual restaurants is affected by factors such as traffic patterns, demographic considerations and the type, number and proximity of competing restaurants. We have positioned our restaurants in the upscale quick-service food segment of the industry. In this segment, our closest competitors include Au Bon Pain and Chick-fil-a. We also compete with full-service restaurants including Appleby's and TGI Fridays, and fast-food restaurants, particularly those focused on chicken dishes such as Boston Market and KFC. In addition, we compete with McDonald's, Wendy's and Burger King. Competition in our industry segment is based primarily upon food quality, price, restaurant ambiance, service and location. Although we believe we compete favorably with respect to each of these companies and competitive factors, many of our direct and indirect competitors are well-established national, regional or local chains and have substantially greater financial, marketing, personnel and other resources than we do. We also compete with other retail establishments for site locations.

     The ability to attract and retain highly qualified personnel to operate and manage our restaurants is extremely important and our failure to do so could adversely affect our business.

     Our success depends upon our ability to attract and retain highly motivated, well-qualified restaurant personnel. These personnel include not only the restaurant operators and management, but also guest service and kitchen staff employees needed to keep pace with our expansion schedule. Qualified individuals needed to fill these positions are in short supply in some areas, and our inability to recruit and retain such individuals may delay the planned openings of new restaurants or result in higher employee turnover in existing restaurants. We also face significant competition in the recruitment of qualified employees. Additionally, competition for qualified employees could require us to pay higher wages to attract sufficient employees, which could result in higher labor costs. Further, we are heavily dependent upon the services of our officers and key management involved in restaurant operations, marketing, finance, purchasing, expansion, human resources and administration. The loss of any of these individuals could have a material adverse effect on our business and results of operations.

     We may not be able to manage the growth we expect in our operations.

     Our expansion strategy will place a strain on our management, financial and other resources. To manage our growth effectively, we must maintain the level of quality and service at our existing and future restaurants. We must also continue to enhance our operational, financial and management systems and locate, hire, train and retain experienced and dedicated operating personnel, particularly managers. We may not be able to effectively manage any one or more of these or other aspects of our expansion. Failure to do so could have a material adverse effect on our business and results of operations.

     Our expansion strategy may be hindered by development costs and delays beyond our control.

     We depend on contractors and real estate developers to construct our restaurants. Many factors may adversely affect the cost and time associated with the development and construction of our restaurants, including:

     o    labor disputes;

     o    shortages of materials and skilled labor;

     o    adverse weather;

     o    unforeseen engineering problems;

     o    environmental problems;

     o    construction or zoning problems;

     o    domestic and foreign government regulations;

     o    modifications in design; and

     o    other unanticipated increases in costs.

     Any of these factors could give rise to delays or cost overruns which may prevent us from developing additional restaurants within our anticipated budgets or time periods. Any such failure could have a material adverse effect on our business and results of operations.

     Our restaurants are concentrated in a certain geographic region and are therefore subject to fluctuations in business in that region.

     All but eleven of our existing restaurants are located in the New York, New Jersey and Connecticut tri-state area. Occupancy costs are higher in this region than in other regions and we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. Our significant investment in, and long-term commitment to, each of our restaurants limits our ability to respond quickly or effectively to changes in local competitive conditions or other changes that could affect our operations. In addition, some of our competitors have many more restaurants than we do. Consequently, adverse economic or other conditions in the tri-state area, a decline in the profitability of several existing restaurants or the introduction of several unsuccessful new restaurants in a new geographic area could have a more significant effect on our results of operations than would be the case for a company with a larger number of restaurants or with more geographically dispersed restaurants.

     Our failure or inability to enforce our trademarks and trade names could adversely affect our efforts to establish brand equity.

     Our ability to successfully expand our concept will depend on our ability to establish and maintain "brand equity" through the use of our trademarks, service marks, trade dress and other proprietary intellectual property, including our name and logos. We currently hold one registered U.S. trademark, two registered U.S. service marks and one registered Taiwanese service mark relating to our brand. We also have two domestic trademark applications and seven international trademark applications pending. Some or all of the rights in our intellectual property may not be enforceable, even if registered, against any prior users of similar intellectual property or our competitors who seek to utilize similar intellectual property in areas where we operate or intend to conduct operations. If we fail to enforce any of our intellectual property rights, we may be unable to capitalize on our efforts to establish brand equity. It is also possible that we will encounter claims from prior users of similar intellectual property in areas where we operate or intend to conduct operations. Claims from prior users could limit our operations and possibly cause us to pay damages or licensing fees to a prior user or registrant of similar intellectual property.

     We are dependent on one supplier for our core product.

     We rely on Perdue Farms Inc. as our sole supplier of chicken breasts, the core product used to prepare virtually all our menu items. Although we believe that alternative sources are available, any increase in the prices or failure to perform by that supplier could cause our food costs to increase or disrupt our operations. Further, various factors affecting our supplier beyond our control, including labor strikes and government regulation, may affect our supplier's performance and consequently our operations. We cannot predict whether we will be able to anticipate and react to factors affecting our supplier, and our failure to do so could materially adversely affect our business and results of operations.

     Our profitability is dependent on our food and labor costs, over which we have limited control.

     Our restaurant operating costs principally consist of food and labor costs. Our profitability is dependent on our ability to anticipate and react to changes in food and labor costs. Various factors beyond our control, including adverse weather conditions and governmental regulation, may affect our food costs. We may not be able to anticipate and react to changing food costs, whether through our purchasing practices, menu composition or menu price adjustments in the future. In the event that food or labor price increases cause us to increase our menu prices, we face the risk that our guests will choose to patronize lower-cost restaurants. Failure to react to changing food costs or to retain guests if we are forced to raise menu prices could have a material adverse effect on our business and results of operations.

     Changes in consumer preferences of discretionary consumer spending could negatively impact our results.

     Our restaurants feature a variety of grilled chicken items. Our continued success depends, in part, upon the popularity of this type of cuisine and this style of quick-service dining. Shifts in consumer preferences away from our cuisine or dining style could materially adversely affect our future profitability. Also, our success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce guest traffic or impose practical limits on pricing, either of which could materially adversely affect our business and results of operations.

     As a restaurant service provider, we could be subject to adverse publicity or claims from our guests.

     We may be the subject of complaints or litigation from guests alleging food-related illness, injuries suffered on the premises or other food quality, health or operational concerns. Adverse publicity resulting from such allegations or a significant judgment entered against us may materially adversely affect us and our restaurants. We may also be the subject of complaints or allegations from current, former or prospective employees from time to time. A lawsuit or claim could result in an adverse decision against us that could materially adversely affect our business and results of operations.

     We may not be able to comply with federal, state and local laws and regulations necessary to operate our restaurants, which would adversely affect our business.

     The failure to maintain necessary licenses, permits or approvals, including food licenses, or to comply with other government regulations, could have a material adverse effect on our business and results of operations. In addition, difficulties or failures in obtaining required licenses and approvals will result in delays in, or cancellation of, the opening of new restaurants. Restaurants are subject to licensing and regulation by state and local health, environmental, labor relations, sanitation, building, zoning, safety, fire and other departments. Our activities are also subject to the Federal Americans With Disabilities Act and related regulations, which prohibit discrimination on the basis of disability in public accommodations and employment. In addition, given the location of many of our restaurants, even if our operation of those restaurants is in strict compliance with the requirements of the Immigration and Naturalization Service, our employees may not all meet federal citizenship or residency requirements, which could lead to disruptions in our work force. The development and construction of additional restaurants will also be subject to compliance with applicable zoning, land use and environmental regulations. There can be no assurance that we will be able to obtain necessary variances or other approvals on a cost-effective and timely basis in order to construct and develop units in the future. Changes in any or all of these laws or regulations could have a material adverse effect on our business and results of operations.

     We are also subject to federal regulation and state laws that govern the offer and sale of franchises and the franchisor-franchisee relationship. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on noncompetition provisions and on provisions concerning the termination or nonrenewal of a franchise. Some states require companies to register certain materials before franchises can be offered or sold in that state. The failure to obtain or retain licenses or registration approvals to sell franchises could delay or preclude franchise sales and otherwise adversely affect our business and results of operations. Additionally, any franchise law violations may give existing and future franchisees a basis to bring claims against us. Franchise law violation claims could include unfair business practices, negligent misrepresentation, fraud, and statutory franchise investment and/or relationship violations. Remedies may include damages and/or rescission of the franchise agreement by the franchisee. After consummation of this offering, we intend to amend our franchise offering circular to disclose this offering and where required, file the amendment. Until an amendment is filed and, where required, approved, we may not be able to sell any franchises in those states.

     Our current insurance may not provide adequate levels of coverage against claims which could have an adverse effect on our business.

     There are certain types of losses we may incur that may be uninsurable or that we believe are not economically insurable, such as losses due to natural disasters. In the event of a natural disaster affecting the geographic area of our operations, we could suffer a loss of the capital invested in, as well as anticipated earnings from, the damaged or destroyed properties. Further, we do not currently maintain any insurance coverage for employee-related litigation or the effects of adverse publicity. In addition, punitive damage awards are generally not covered by insurance. We may also be subject to litigation which, regardless of the outcome, could result in adverse publicity and damages. Such litigation, adverse publicity, or damages could have a material adverse effect on our business and results of operations.

     If we fail to be year 2000 compliant, it could harm our business.

     We may realize exposure and risk if the systems on which we are dependent to conduct our operations are not year 2000 compliant. Our restaurant information systems may need to be upgraded in order to prevent system failure or miscalculation resulting from the year 2000 that could disrupt our normal business activities. Ranch *1 and third parties with whom we do business rely on numerous computer programs for day to day operations. We cannot predict whether we will be able to effectively address our year 2000 issues in a timely and cost-efficient manner and without interruption to our business. We have initiated discussions with our significant suppliers regarding their plans to solve year 2000 issues where their systems interface with our systems or otherwise impact our operations. We cannot predict whether year 2000 difficulties encountered by our suppliers and other third parties with whom we do business will have a material adverse impact on our business, financial conditions, operating results or cash flows.

     Risks Related To This Offering

     The large number of shares eligible for public sale after this offering could cause our stock price to decline.

     The market price of our common stock could decline as a result of sales by our existing stockholders of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

     The liquidity of our stock is uncertain, since it has never been publicly traded.

     Prior to this offering, there has been no public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that market might become. The market price of the common stock may decline below the initial public offering price. The initial public offering price for the shares will be determined by negotiations among us and the representatives of the underwriters. This initial price may not be indicative of prices that will prevail in the trading market.

     The market price of our stock may be adversely affected by market volatility.

     The stock market has experienced extreme price and volume fluctuations. The trading price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

     o    fluctuations in our quarterly or annual results of operations;

     o changes in published earnings estimates by analysts and whether our earnings meet or exceed such estimates;

     o    additions or departures of key personnel; and

     o changes in overall stock market conditions, including the stock prices of other restaurant companies.

     In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were subject to securities class action litigation, it could result in substantial costs and a diversion of our management's attention and resources.

     The interests of our controlling stockholders may conflict with your interests.

     We anticipate that the executive officers, directors and entities affiliated with them will, in the aggregate, beneficially own approximately _____% of our outstanding common stock following the completion of this offering. These stockholders will be able to exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company.

     Anti-takeover provisions in our charter documents and Delaware law could make a third-party acquisition of us difficult.

     Some provisions of our certificate of incorporation, our bylaws and Delaware law could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

     You will suffer dilution in the value of your shares.

     Investors purchasing shares in this offering will incur immediate and substantial dilution in net tangible book value per share. To the extent outstanding options to purchase common stock are exercised, there will be further dilution.

                                   ----------

                           FORWARD-LOOKING STATEMENTS

     This prospectus may contain forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, estimates and projections about us and our industry, and certain beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update or revise these forward-looking statements to reflect new events or circumstances after the date of this prospectus.

                                 USE OF PROCEEDS

     We estimate that the net proceeds from the sale of the _________ shares offered by us will be approximately $________ million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters' over-allotment option is exercised in full, we estimate that the net proceeds will be approximately $_____ million.

     We intend to use approximately $____ million of the net proceeds of this offering for development and opening of new restaurants, approximately $1,135,000 for the repayment of a portion of our outstanding debt, and the balance for working capital and other general corporate purposes. A total of $750,000 of the $1,135,000 allocated to repayment of our debt will be repaid in February 2000 when all or some debentures have matured. The remaining $385,000 will be used immediately following the consummation of this offering to satisfy other outstanding indebtedness. To achieve our expansion and growth plans, we may also use a portion of the net proceeds to acquire or invest in businesses complementary to our business. We have no agreements or investments of that nature at this time.

     The proposed allocation of the net proceeds of the offering represents our management's best estimate of and current intention concerning the expected use of funds to finance our activities in accordance with our management's current objectives and market conditions. Our management and board of directors may allocate the funds in significantly different proportions depending upon their assessment of our needs at the time. Pending any such use as described above, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We do not expect to pay any cash dividends for the foreseeable future on our shares of common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent on our financial condition, operating results, capital requirements and other factors that our board deems relevant.

     Upon the consummation of this offering and subject to subordination to the Series C convertible preferred stock, dividends accruing on the Series A convertible preferred stock at 8% per year that are due through February 26, 2003 and have been accelerated, will, at our option, either automatically convert into shares of common stock at the price per share in this offering or be paid in cash.

                                    DILUTION

     Our pro forma net tangible book value as of May 31, 1999, after giving effect to:

     o the sale in August 1999 of 273,300 shares of our Series B convertible preferred stock;

     o the sale in October 1999 of 38 shares of our Series C convertible preferred stock;

     o    the  conversion  of  aggregate   principal  amount  of  $2,757,972  of
          outstanding indebtedness and accrued interest to 55.16 shares of Series C convertible preferred stock;

     o the conversion of warrants to purchase 2,193,333 shares of common stock into 1,456,480 shares of common stock; and

     o the conversion of 2,800,000 shares of Series A preferred stock, in addition to accumulated dividends of $662,356 as of May 31, 1999 and acceleration of $2,137,644 of dividends payable through the remaining term.

     Net tangible book value per share is equal to the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 1999. After giving effect to our sale of the shares offered hereby and after deducting underwriting discounts and estimated offering expenses, and the initial application of the estimated net proceeds therefrom, our pro forma net tangible book value as of May 31, 1999 would have been $___________, or $____ per share of common stock. This represents an immediate increase in net tangible book value of $____ per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $____ per share to new investors. The following table illustrates this per share dilution:

     Assumed initial public offering price per share............................                   $
                                                                                                    --------
        Pro forma net tangible book value per share before this offering........      $
                                                                                       --------
        Pro forma increase per share attributable to new investors..............
                                                                                       --------
     Pro forma net tangible book value per share after this offering............
                                                                                                    --------
     Dilution per share to new investors........................................                   $
                                                                                                    ========

     Assuming the exercise in full of the underwriters' over-allotment option, the pro forma net tangible book value as of May 31, 1999 would have been $_____ per share, representing an immediate increase in net tangible book value of $_____ per share for existing stockholders and an immediate dilution in net tangible book value of $____ per share to new investors.

     The following table summarizes, as of May 31, 1999, on a pro forma basis giving effect to:

     o the sale in August 1999 of 273,300 shares of our Series B convertible preferred stock;

     o the sale in October 1999 of 38 shares of our Series C convertible preferred stock;

     o    the  conversion  of  aggregate   principal  amount  of  $2,757,972  of
          outstanding indebtedness and accrued interest to 55.16 shares of Series C convertible preferred stock;

     o the conversion of warrants to purchase 2,193,333 shares of common stock into 1,456,480 shares of common stock;

     o    the sale of  shares  of  common  stock by us in this  offering,  after
          deducting   underwriting   discounts  and  commissions  and  estimated
          offering expenses; and

     o the conversion into common stock of 2,800,000 shares of Series A preferred stock, in addition to accumulated dividends of $662,356 as of May 31, 1999 and acceleration of $2,137,644 of dividends payable through the remaining term.

                                    Shares Purchased                 Total Consideration           Average Price
------------------------------------------------------------------------------------------------------------------
                                 Number           Percent          Amount           Percent           Per Share
------------------------------------------------------------------------------------------------------------------
Existing Stockholders                                                $                             $
------------------------------------------------------------------------------------------------------------------
New Investors
------------------------------------------------------------------------------------------------------------------
Total                                               100%             $                100%         $
==================================================================================================================

                                 CAPITALIZATION

     The following table sets forth our capitalization as of May 31, 1999:

     o    on an actual basis;

     o on a pro forma basis giving effect to (a) the sale in August 1999 of 273,300 shares of our Series B convertible preferred stock, (b) the sale in October 1999 of 38 shares of our Series C convertible preferred stock, (c) the conversion of aggregate principal amount of $2,757,972 of outstanding indebtedness and accrued interest to 55.16 shares of Series C convertible preferred stock, (d) the conversion of warrants to purchase 2,193,333 shares of common stock into 1,456,480 shares of common stock; and (e) the conversion into common stock of 2,800,000 shares of Series A preferred stock, in addition to accumulated dividends of $662,356 as of May 31, 1999; and acceleration of $2,137,644 of dividends payable through the remaining term.

     o on a pro forma as adjusted basis giving effect to the sale of ___ shares of common stock by us in this offering.

     You should read this table in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations section and the financial statements and related notes appearing elsewhere in this prospectus.

                                                                                                  May 31, 1999
                                                                                      ---------------------------------------
                                                                                                                  Pro forma,
                                                                                      Actual        Pro forma     as adjusted
                                                                                      ------        ---------     -----------

Long-term debt, less current portion ...........................................  $   203,375      $               $

Series A convertible redeemable preferred stock, $.001 par value, 2,800,000 shares authorized; 2,800,000 shares issued and outstanding on an actual and pro
forma basis; no shares issued and outstanding on a pro forma as adjusted basis .    7,521,583

Series C convertible redeemable preferred stock, $.001 par value, 150 shares authorized; no shares issued and outstanding on an actual basis; ____ shares issued and outstanding on a pro forma basis; no shares issued and outstanding
on a pro forma as adjusted basis ...............................................           --

Stockholders' deficit:

Common stock, $.001 par value, 20,000,000 shares authorized; 11,401,263 shares issued and outstanding on an actual basis; ___ shares issued and outstanding on a pro forma basis; ___ shares issued and outstanding on a pro-forma as adjusted
basis ..........................................................................       11,401

Series  B  convertible  preferred  stock,  $.001  par  value,  5,000,000  shares authorized,  no shares issued and outstanding on an actual basis;  ______ shares issued and outstanding on a pro forma basis;  ____ shares issued and outstanding
on a pro forma as adjusted basis ...............................................          --


Additional paid-in capital .....................................................    6,024,853

Accumulated deficit ............................................................  (17,652,653)
                                                                                  ------------     -------------   ------------
Total stockholders' deficit ....................................................  (11,616,399)
                                                                                  ------------     -------------   ------------
Total capitalization ...........................................................  ($3,891,441)     $               $
                                                                                  ============     =============   ============

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes appearing elsewhere in this prospectus.

Overview

     As of October 11, 1999, we own, operate, franchise and license 45 upscale quick-service restaurants with 34 restaurants located in the New York, New Jersey and Connecticut tri-state area, 9 restaurants located in Maryland, the District of Columbia, Virginia, North Carolina, Missouri and California and 2 restaurants located in Taiwan. The first Ranch *1 restaurant was opened in 1990 in the borough of Manhattan in New York. Due to the success of the first restaurant, a second restaurant was opened and Ranch *1 began franchising its operations in 1994, growing to 10 company-owned and franchise restaurants in 1996.

     We acquired the Ranch *1 business in November 1996 and subsequently have increased the number of system-wide restaurant openings. During fiscal 1997, we closed and relocated 1 company-owned restaurant, and acquired 2 franchise restaurants. In addition, during fiscal 1997, we opened 7 franchise restaurants. During fiscal 1998, we opened 9 company-owned and acquired 1 franchise restaurant. In addition, 4 franchise restaurants opened in fiscal 1998. In fiscal 1999, we opened 2 company owned restaurants and 11 franchise restaurants. Since we acquired the Ranch *1 business, 4 restaurants have been closed, all of which were operated by franchisees that did not meet our performance criteria.

     As a result of our rapid expansion since acquiring the Ranch *1 business, period to period comparisons of our financial results may not be meaningful. When a new restaurant opens, it will typically incur higher than normal levels of food and labor costs until reaching routine levels of business. Hourly labor schedules are gradually adjusted downward during the first three months of a restaurant opening until the restaurant reaches operating efficiencies similar to those at established restaurants. Therefore, in determining both comparable system-wide and company-owned restaurant performance, we introduce a restaurant into our comparable restaurant base after it has been in operation for 18 months. For fiscal 1999, we used 20 restaurants system-wide and 10 company-owned restaurants as a restaurant base, to measure financial and operating results, primarily sales, from period to period.

     Restaurant sales represent gross sales less sales taxes, coupons and other discounts. We also receive royalties and franchise related fees from our franchise restaurants and area development agreements. Franchise fees are recognized as revenue when we perform substantially all initial services required by the franchise agreement, which is generally upon restaurant opening. Revenue under area development agreements is recognized ratably over the number of restaurants opened, as provided for in the respective agreements. Franchise and area development fees received prior to completion of the revenue recognition process are recorded as deferred revenue.

     Restaurant operating expenses include labor costs, such as direct hourly and management wages, bonuses and fringe benefit costs, pre-opening expenses and other restaurant expenses, such as utilities, maintenance, cleaning supplies and repairs. Restaurant occupancy and related expenses include rent, property tax, and property insurance.

     We have increased our sales and marketing expenditures from $972,824 in fiscal 1998 to $1,572,298 in fiscal 1999, excluding franchisee advertising contributions. We increased media spending which we believe is an effective medium to augment growth in our sales. In particular, we believe our restaurant sales are favorably impacted by radio and television advertising. In fiscal 1998 and fiscal 1999, we spent approximately $1,000,000 for the development and airing of two commercials on major television stations, running in August through September 1998. However, because of capital constraints, we were unable to continue the commercials.

     General and administrative expenses include all corporate and administrative functions that support existing operations and provide infrastructure to facilitate our future growth. Components of this category include management, supervisory and staff salaries, employee benefits, travel, information systems, training, headquarters' rent and professional and consulting fees.

     We have leased all of our facilities in order to minimize the cash investment associated with each restaurant. The majority of our leases are for 10-15 year terms.

     During fiscal 1999, our expansion of company-owned restaurants was put on hold due to insufficient capital. We opened 2 company-owned restaurants in fiscal 1999 as compared to 10 company-owned restaurants in fiscal 1998. Due to our rapid expansion in fiscal 1998, we spent much of our capital, including numerous loans, to open new stores, fund operating losses and prepare ourselves for additional development. As a result of higher than anticipated operating losses in fiscal 1998, with a corresponding reduction in working capital, our ability to execute our strategic plan in fiscal 1999 was significantly encumbered. As a result, in March 1999 we restructured our senior management and instituted additional cost reduction plans. As a result of our efforts to secure additional financing in the second half of fiscal 1999 and in fiscal 2000, we are now able to proceed with our newly developed expansion plan and anticipate opening 7 company-owned restaurants and 28 franchise restaurants in fiscal 2000. However, without the proceeds from this offering, we will be unable to execute our expansion plans and will be required to dramatically reduce operating expenses.

Results of Operations

     Our operating results, expressed as a percentage of restaurant sales, were as follows:

                                                             Year Ended May 31,
                                                           ---------------------
                                                             1998         1999
Revenues:


Restaurant sales .....................................        100%         100%
                                                           ------       ------
Expenses:
Food and paper cost ..................................       29.8%        31.4%
Restaurant operating expenses ........................       44.1%        37.5%
Restaurant occupancy and related expenses ............       25.3%        23.4%
Marketing and promotional expenses ...................        9.0%         6.9%
General and administrative ...........................       44.8%        28.0%
Depreciation and amortization ........................        6.7%         4.6%
Impairment charges ...................................       35.1%         0.4%
Interest expense, net ................................        6.0%         5.5%
                                                           ------       ------

Loss before income taxes and extraordinary item ......      (95.7%)      (32.6%)
Income taxes .........................................        0.1%         0.3%
                                                           ------       ------
Loss before extraordinary item .......................      (95.8%)      (33.0%)
Extraordinary gain on extinguishment of debt .........        2.2%         0.0%
                                                           ------       ------
Net loss .............................................      (93.6%)      (33.0%)
                                                           ======       ======

     Year Ended May 31, 1999 Compared to Year Ended May 31, 1998

     Results of operations reflect a full year of operations of 16 restaurants and 6 restaurants for the fiscal years ended May 31, 1999, and May 31, 1998, respectively. Results of operations also reflect a partial year of operations of 2 restaurants and 10 restaurants for the fiscal years ended May 31, 1999, and May 31, 1998, respectively.

     Restaurant Sales and Franchising Fees. Restaurant sales in company-owned restaurants increased $6,983,205 or 68.7%, to $17,147,358 in 1999, from
$10,164,153 in 1998. This increase was primarily due to the opening of 2 company-owned restaurants in 1999, and the realization of a full year of operations for the 10 company-owned restaurants opened in 1998. Comparable restaurant sales in 1999 were equal to those in 1998. Fees from franchising activities increased $339,344 or 71.3%, to $815,296 in 1999 from $475,952 in
1998. The increase was primarily due to the opening of 10 franchised restaurants in 1999.

     Food and Paper costs. Food and paper costs increased by $2,362,769 or 78.1% to $5,387,758 in 1999, from $3,024,989 in 1998. As a percentage of sales, food and paper costs increased to 31.4% in 1999, from 29.8% in 1998, primarily due to higher chicken prices and to an operating change from cutting whole chicken breasts on site to the purchase of pre-sliced product, which is more expensive.

     Restaurant Operating Expenses. Restaurant operating expenses increased by $1,943,007 or 43.4% to $6,422,061 in 1999 from $4,479,054 in 1998. As a percentage of sales, restaurant operating expenses decreased to 37.5% in 1999, from 44.1% in 1998, due primarily to the elimination of skilled labor resulting from the change to purchasing pre-sliced chicken breasts, reduced pre-opening expenses due to the reduction in new restaurant openings and improved operating efficiencies.

     Restaurant Occupancy and Related Expenses. Restaurant occupancy and related expenses increased by $1,444,947 or 56.1%, to $4,019,274 in 1999 from $2,574,327 in 1998, reflecting a full year of operations of 11 restaurants in the high-priced real estate market of Manhattan. As a percentage of sales, restaurant occupancy and related expenses decreased to 23.4% of sales in 1999 from 25.3% in 1998, primarily due to slightly favorable lease rates on later restaurant openings.

     Marketing and Promotional Expenses. Marketing and promotional expenses increased by $255,925 or 27.9%, to $1,174,756 in 1999 from $918,831 in 1998. As a percentage of sales, marketing and promotional expenses decreased to 6.9% of sales in 1999 from 9.0% in 1998, primarily as a result of the implementation of cost containment efforts after the introduction of television advertising in the summer of 1998.

     General and Administrative. General and administrative increased by $257,416 or 5.7% to $4,806,110 in 1999, from $4,548,694 in 1998 primarily due to increased professional fees, costs associated with severance agreements and the impact of investments in corporate infrastructure. General and administrative decreased as a percentage of sales to 28.0% in 1999, from 44.8% in 1998 primarily due to increased revenue and the implementation of a cost containment plan.

     Depreciation and Amortization. Depreciation and amortization increased to $787,104 in 1999 from $685,864 in 1998. The $101,240 increase is attributable to 2 new restaurants opened during 1999 and a full year of depreciation for the 10 restaurants opened in 1998, offset by the impact of the impairment charge recorded in 1998.

     Impairment Charges. Based on a strategic assessment of operating results, pursuant to the approval of our Board of Directors, in 1998 we recorded a non-recurring charge of $3,566,871, recognizing the write-down of impaired restaurant assets, enterprise value goodwill and goodwill associated with restaurants acquired. In fiscal 1999, a further impairment charge of $66,420 was recorded.

     Interest Expense, net. Interest expense, net increased to $944,197 in 1999, from $608,011 in 1998. This increase was attributable to a variety of factors including additional borrowings with high interest rates, the value of warrants associated with the additional borrowings and the triggering of default interest rates due to our non-compliance with payment conditions of some of our debt.

     Extraordinary Gain. In 1998, we entered into a stipulation with the holder of a $1,500,000 convertible note payable to satisfy the obligation for a cash payment of $1,275,000. We have accounted for the forgiveness of debt of $225,000 as an extraordinary gain.

     Accrual of Dividends, Issuance of Performance Warrants and Amortization of Issuance Costs on Preferred Shares. Accrual of dividends, issuance of performance warrants and amortization of issuance costs on preferred shares increased to $1,000,739 in 1999 from $111,741 in 1998. The increase of $888,998 is attributable to a full year of dividends accruing on the Series A convertible preferred stock, as well as a charge of $403,200 relating to the issuance of 1,440,000 performance warrants due to our inability to achieve the financial performance covenants stipulated in the Series A preferred stock agreement.

Inflation

     Components of our operations subject to inflation include food, beverage, lease and labor costs. Our leases require us to pay taxes, maintenance, repairs, insurance and utilities, all of which are subject to inflationary increases. We believe inflation has not had a material impact on our results of operations in recent years.

Liquidity and Capital Resources

     We have generated significant operating losses since inception, which has depleted our capital resources and has resulted in our inability to fulfill certain contractual obligations and the incurrence of a significant amount of indebtedness. In fiscal 1999, we implemented a cost reduction plan which included the termination of several corporate officers and a reduction in work force. Without additional funds, we will have to abandon our expansion efforts as outlined in our strategic plan and dramatically reduce operating expenses. Our strategic plan provides for the satisfaction and restructuring of delinquent debt obligations, the completion of new financing arrangements, the development of new prototype restaurants and a significant expansion of franchising operations. There can be no assurance that we will have sufficient liquidity to sustain current operations or obtain additional financing or if such financing is obtained, that profitable operations can be attained.

     For the fiscal year ended May 31, 1999, our cash position increased by $302,287, principally as a result of the proceeds of a $2,600,000 facility with a financial institution, bridge financing arrangements of approximately $1,300,000, shareholder loans of approximately $1,287,500 and the sale of common stock, which were partially offset by operating losses, capital expenditures and principal debt repayments.

     Subsequent to May 31, 1999, we executed three leases for new company-owned restaurant development. Each of the leases are for ten years, with no renewal options. Minimum aggregate rental payments pursuant to the terms of the lease is approximately $2,386,000. Our management anticipates incurring capital expenditures relating to the development of the restaurants of an aggregate of $1,027,000. Total projected capital expenditures for fiscal 2000 is expected to be approximately $4,600,000.

     Additionally, at May 31, 1999, we were delinquent in the filing and payment of New York State sales taxes of approximately $320,000 and New York City occupancy taxes of approximately $290,000. At May 31, 1999, we were in default in the payment of obligations pursuant to restaurant operating leases of $147,000. As indicated in note 15 of our consolidated financial statements, we have entered into stipulation agreements to cure these lease defaults, and our management is of the opinion that all past due lease obligations have been satisfied as of September 30, 1999, except for an eviction notice received for a restaurant under development. We are currently negotiating with the landlord of this site to permit us to resume our tenancy. Additionally, two $300,000 notes payable matured on June 6, 1998, a $60,000 note payable matured on April 27, 1999, a $225,000 note payable matured on December 16, 1998, three $100,000 notes payable matured on December 17, 1998, a $500,000 note payable matured on December 18, 1998, two notes payable aggregating $62,500 matured on January 30, 1999 and a $250,000 note payable matured on February 6, 1999. All of these obligations aggregating $1,997,500 plus related accrued interest, were in default at May 31, 1999. On September 10, 1999, holders of notes in the aggregate principal amount of $2,937,500, including $1,937,500 of notes payable which were in default on May 31, 1999, extended the maturity date of these obligations, including accrued interest, until March 10, 2000. In addition, we were in violation of certain covenants of a $2,439,769 loan agreement with a financial institution.

     In August 1999, we sold 273,300 shares of Series B preferred stock for $683,250 and obtained one year bridge loans aggregating $685,000, each bearing interest at 15%. All outstanding shares of Series B preferred stock are automatically convertible into our common stock at the lower of $2.50 or 70% of initial public offering price of the common stock in this offering on the date of the consummation of this offering.

     In September 1999, holders of notes in the aggregate principal amount of $2,487,500, including $2,087,500 of notes payable outstanding at May 31, 1999 and $400,000 of bridge loans issued subsequent to May 31, 1999, converted their obligations, inclusive of accrued interest, into Series C preferred stock at $50,000 per share, which is automatically convertible into our common stock at 70% of the initial public offering price of the common stock in this offering upon the date of consummation of this offering.

     In September 1999, the holders of 2,800,000 shares of Series A preferred stock agreed to convert their holdings into common stock at the rate equal to the lesser of $2.50 per share or 70% of the price per share in this offering. In addition, accumulated dividends of $662,356 and an acceleration of $2,137,644 of dividends payable through the remaining term of the Series A preferred stock agreement, into shares of common stock at the initial public offering price of the common stock in this offering upon the date of consummation of this offering.

     Additionally, on July 30, 1999, warrant holders of 2,193,333 outstanding warrants converted the warrants into 1,456,480 shares of our common stock on a cash-less exercise basis, at the conversion rate of $2.40 per share.

     At May 31, 1999, we had net operating loss carry-forwards for federal, state and city income tax purposes of approximately $12,022,000, $11,038,000 and $12,110,000, respectively, which are available to offset future taxable income, if any before 2014. In accordance with Section 382 of the Internal Revenue Code of 1986, as amended, as it applies to the net operating loss carry-forwards, a change in more than 50% in the beneficial ownership of Ranch *1 within a three-year period will place an annual limitation on our ability to utilize our existing net operating loss carry-forwards to offset United States federal taxable income in future years. We believe that ownership changes have occurred and will cause the annual limitations to apply. We have not determined what the maximum annual amount of taxable income is that can be reduced by the net operating loss carryforwards.

     We believe that the net proceeds from this offering and the sale of 38 shares of our Series C preferred stock completed in October 1999, together with anticipated cash flow from operations, will be sufficient to satisfy our working capital and capital expenditure requirements for at least the next 12 months following the date of this prospectus. We plan to incur substantial costs over the near-term in connection with our expansion program. Changes in our operating plans, acceleration of our expansion plans, lower than anticipated sales, increased expenses, potential acquisitions or other events may cause us to seek additional financing sooner than anticipated. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional financing as needed could have a material adverse effect on our business and results of operations.

Year 2000 Readiness Disclosure

     Historically, most computer databases, as well as embedded microprocessors in computer systems and industrial equipment, were designed with date data using only two digits of the year. Most computer programs, computers and embedded microprocessors controlling equipment were programmed to assume that all two digit dates were preceded by "19," causing "00" to be interpreted as the year 1900. This formerly common practice now could result in a computer system or embedded microprocessor which fails to recognize properly a year that begins with "20," rather than "19." This in turn could result in computer system miscalculations or failures, as well as failures of equipment controlled by date sensitive microprocessors, and is generally referred to as the "year 2000" issue.

     Our State of Year 2000 Readiness

     We have reviewed both our information technology and our non-information technology systems to determine whether they are year 2000 compliant. Based on the results of the work performed to date, our mission-critical computer systems and applications are currently year 2000 compliant, or will be brought into year 2000 compliance prior to January 1, 2000. Our mission-critical systems include point-of-sale systems and computerized accounting systems. We have initiated formal communications with all significant supplier and service providers to determine the extent to which we are vulnerable to those third parties' failures to solve their year 2000 problem. We have received written assurances of year 2000 compliance from a majority of the third parties with whom we have relationships, including providers of computerized accounting and point-of-sale systems and major suppliers. Testing and replacement of all systems is scheduled to be completed by November 30, 1999. We intend to continue to make efforts to ensure that third parties with whom we have relationships are year 2000 compliant.

     The Costs to Address Our Year 2000 Issue

     We currently estimate the total costs of completing our year 2000 plan, including costs incurred to date, to be less than $100,000. This estimate is based on currently available information and will be updated as we continue our assessment of third-party relationships, proceed with our testing and implementation and design contingency plans.

     The Risks of Our Year 2000 Issue

     If any information technologies or embedded microprocessor technology systems critical to our operations have been overlooked, there could be a material adverse effect on our business or results of operations of a magnitude which we have not yet fully analyzed. If the vendors of most important goods and services or the suppliers of our necessary energy, telecommunications and transportation needs fail to provide us with (1) the materials and services which are necessary to produce, distribute and sell our products, (2) the electrical power and other utilities necessary to sustain our operations, or (3) reliable means of transporting supplies to our restaurants, such failure could affect our ability to sell our products, which could have a material adverse effect on our business or results of operations.

     Our Contingency Plan

     We are in the initial stages of developing a business contingency plan to address both unavoided and unavoidable year 2000 risks. This plan currently includes developing and maintaining relationships with suppliers of services and products to mitigate the risks associated with suppliers who are not year 2000 compliant. Although we expect to have the plan well-developed by November 30, 1999, enhancements and revisions will be continuously considered and implemented as appropriate.

Market Risk

     We are not subject to interest rate risk, as substantially all borrowings are fixed rate obligations. However, we have exposure to commodity risk, including the dependence on the rapid availability of food, principally chicken, and fluctuations in price of these commodities. Although we believe that our relationships with suppliers are satisfactory and that alternative sources are available, the loss of certain suppliers, or substantial price increases could have a material adverse effect on our business and results of operations.

Seasonality and External Influences on Quarterly Results

     Our sales and earnings reflect a seasonality of the business, which generally produces higher revenues during the summer months. Quarterly results have been and, in the future are likely to be, substantially affected by the timing of new restaurant openings. Because of the impact of new restaurant openings, results for any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year and cannot be used to indicate financial performance for the entire year.

Recent Accounting Announcements

     In April 1998, Statement of Position 98-5, "Reporting the Cost of Start-up Activities," was issued. This statement requires that costs incurred during start-up activities, including pre-opening costs, be expensed as incurred. We have historically expensed pre-opening costs as incurred. Accordingly, the adoption of this statement will not have an impact on our financial position or results of operations.

     In June 1997, the FASB issued Statement 131, "Disclosures about Segments of an Enterprise and Related Information", effective for fiscal years beginning after December 15, 1997. This statement established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also established standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement requires reporting segment profit or loss, certain specific revenue and expense items and segment assets. It also requires reconciliations of total segment revenues, total segment profits or loss, total segment assets and other amounts disclosed for segments to corresponding amounts reported in the consolidated financial statements. Restatement of comparative information for earlier periods presented is required in the initial year of application. Interim information is not required until the second year of application, at which time comparative information is required. We do not believe that adoption of this statement had a significant impact on our financial statements disclosures. Our management believes that we operate in a single segment, which is franchising and operating of food service stores under the Ranch *1 brand name.

     In June 1998, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued which is effective for fiscal years beginning after June 15, 2000. This statement standardizes the accounting for derivative instruments and requires that all derivative instruments be carried at fair value. We have not determined the impact that, this statement will have on our financial statements.

                                    BUSINESS

     Ranch *1 owns, operates, franchises and licenses upscale quick-service restaurants that specialize in fresh-grilled skinless, boneless chicken breast sandwiches, which we advertise as "The Best Grilled Chicken Sandwich on Earth," Idaho french-fried potatoes and a variety of freshly-prepared healthy menu selections. In July 1999, we were selected by Restaurants and Institutions, an industry publication, as one of the top 400 U.S. restaurant concepts of the year and were awarded "Best Fast Food of New York" by New York Magazine in April 1996. There are currently 45 Ranch *1 restaurants located in eight states and the District of Columbia. We own and operate 18 restaurants, and our franchisees and licensees operate 27 restaurants. All of our company-owned stores, except one, are currently located in the borough of Manhattan in New York City. Our franchise restaurants are located in New York, New Jersey, Connecticut,
Maryland, the District of Columbia, Virginia, North Carolina, Missouri, California and Taiwan. We plan to open an additional 35 restaurants in fiscal 2000 and 94 restaurants in fiscal 2001, including both domestic and international franchise operations.

Our History

     Ranch *1 was founded in 1989 by Ori Gottlieb and Mordechai Davidi. They emigrated to the United States from Israel where they had opened and operated several successful restaurants. Once in the United States, they recognized an opportunity in the lunch segment of the market to satisfy growing consumer demand for grilled chicken breast sandwiches. In 1990, they opened the first Ranch *1 restaurant, a 1,000 square foot restaurant on Broadway in Manhattan next to the Ed Sullivan Theater. The Ranch *1 concept, menu, and our open-flame grill process were developed by Messrs. Gottlieb and Davidi. Due to the success of the first restaurant, a second restaurant was opened and Ranch *1 began franchising its operations in 1994, growing to 10 system-wide restaurants by 1996.

     In November 1996, our company, owned by James Chickara and Sebastian Rametta under the name Franchise Concepts Group, Inc., purchased the Ranch *1 business. In November 1996, George Naddaff, founder of Boston Chicken, became an investor and our Chairman of the Board. In April 1997, David Sculley, former President and Chief Executive Officer of Heinz U.S.A., also became a major investor, and was named Vice Chairman of the Board. In August 1999, we changed our corporate name from Franchise Concepts Group, Inc. to Ranch *1, Inc.

The Ranch *1 Concept

     By providing high-quality food in an upscale quick-service environment, we believe we have differentiated ourselves from our competition. We believe the Ranch *1 restaurants are positioned between the fast-food and casual dining segments of the restaurant industry, creating a new niche-the upscale quick-service restaurant. The critical elements of our concept are as follows:

     o Distinctive, Fresh, High-Quality Food. We seek to differentiate ourselves from other quick-service and fast-food restaurants by offering high-quality products made with fresh ingredients. We have experienced a high degree of success to date by developing distinctive and flavorful offerings that generate strong customer loyalty. Our signature items include our grilled chicken breast sandwich and french-fried potatoes. Our menu is served at lunch and dinner, and a breakfast menu is served at selected locations.

     o Excellent Dining Value. We offer guests high-quality food typically associated with sit-down, casual dining restaurants at quick-service prices. In addition to favorable prices, we offer the convenience and rapid delivery of a traditional quick-service format. Our restaurants provide guests a clean and inviting environment in which to enjoy their meal. We also offer guests the convenience of take-out and delivery service. We believe the strong value we deliver to our customers is critical to building strong repeat business and customer loyalty.


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


     o Fast Serving Time. We believe we have one of the fastest service times in the industry-we strive to deliver meals to our customers within 45 seconds from taking of the order to service of the food during our peak hours.

The Industry

     According to The National Restaurant Association, an industry trade association, the quick-service restaurant remains the largest segment of the $338 billion foodservice industry sector, representing approximately one-third of sales in 1997 and 1998. We are attempting to capitalize on the public's increasing recognition that chicken is a healthy alternative to meat, as evidenced by a United States Department of Agriculture report predicting that chicken consumption per person which increased from 27.8 pounds per year in 1960 to 72.1 pounds per year in 1990, will increase to approximately 93 pounds per year by 2005. We believe that the public is seeking healthy and nutritious offerings from quick-service restaurants, including grilled rather than fried foods, provided that the offerings combine good taste, attractive presentation and convenience.

     According to the National Restaurant Association, the quick-service market has been growing steadily at 4 to 6 percent per year. We believe this growth can be attributed to a number of factors, including consumer preference towards convenience, longer work hours, higher divorce rates, decreasing family sizes, greater accessibility to fast-food restaurants and individual time constraints, among others. Further, we believe there is a growing desire among individuals to eat healthier and stay fit. Ranch *1 is poised to benefit from these demographic/market trends. Ranch *1 offers fast-food customers a quick-service alternative to unhealthy fast-foods, while still maintaining fast-food prices.

     In 1997, J.S. Cacciola Marketing Service, a market survey company, conducted a small-scale consumer research study in New York City. Although not indicative of the likelihood of success on a nationwide basis, the survey results indicated that our products were well accepted by consumers, as 84% of those surveyed found our chicken sandwich much better or better than other fast-food chicken, 69% preferred our french-fried potatoes to other fast-food fries, and 80% felt that overall, Ranch *1 was much better or better than McDonald's, Burger King and Wendy's.

Our Business Strategy

     Our business objective is to become the leading upscale quick-service restaurant brand nationwide and internationally. In order to achieve our business objective, we have developed the following strategies:

     o Execute a Disciplined Expansion Program. We believe that our restaurant concept has broad national and international appeal and that, as a result, we have significant opportunities to expand our operations and generate attractive restaurant-level economics. Our current expansion plan calls for us to open 7 company-owned restaurants in fiscal 2000 and 24 company-owned restaurants in fiscal 2001. We have signed lease agreements for 3 new company-owned restaurants to date. We believe we will open 22 domestic and 6 international franchise restaurants in fiscal 2000. To date, we have entered into area development agreements, single-unit franchise agreements and license agreements to open in fiscal 2000 approximately 26 domestic franchise restaurants and 5 international franchise restaurants, of which 3 domestic and 2 international franchise restaurants have opened to date. We believe we will open approximately 59 domestic franchise restaurants and 11 international franchise restaurants in fiscal 2001. Our franchise expansion plan is focused on establishing strategic relationships with area developers with food service experience.

     o Strategic Site Selection Process. We have targeted specific types of sites for expansion outside of Manhattan, such as:

          (i) Suburban Drive-Thru Prototype Restaurants. We intend to develop free-standing drive-thru prototype restaurants in suburban areas which we believe will improve our restaurant economics by in part lowering occupancy costs and increasing restaurant traffic.

          (ii) Selecting Sites Outside Manhattan. We intend to reduce occupancy costs associated with higher Manhattan rents by executing a careful site selection process in both urban and suburban locations.

         (iii) Expanding to Select Mall Locations. Currently, the majority of our locations are located in urban areas and these restaurants experience higher revenues in spring and summer as compared to fall and winter. We believe that opening new restaurants in malls, such as in indoor food court locations, will reduce the effects of seasonality, since the most popular seasons for attracting mall clientele are fall and winter.

     o Strengthen our Distinctive Concept and Brand. We have developed a distinctive restaurant concept and brand featuring one core item, fresh-grilled skinless, boneless chicken breast, that is served in an upscale quick-service environment. Our restaurants provide guests with a distinctive dining experience which, we believe, helps promote frequent visiting patterns and strong customer loyalty. We continue to focus on several key initiatives designed to enhance the performance of our existing restaurants and strengthen our brand identity including expanding our menu offerings with additional grilled chicken dishes. In addition, we will continue to promote the awareness of our brand through comprehensive regional and local media campaigns. We will also continue our popular street-level marketing campaigns featuring costumed individuals and our Ranch *1 chicken mascot to attract attention to our restaurants. In addition, we plan to sponsor charitable benefits to introduce people to our restaurants.

     o Continue to Improve Restaurant-Level Economics. We believe that we can continue to improve operating results through lower than average product costs, careful site selection, cost-effective development, achieving lower than average product costs and consistent application of our management and training programs. We are improving our information and accounting systems to better control our labor, food and other direct operating expenses, and provide our management with faster access to financial and operating data. We believe we achieve lower-than-average product costs and better-than-average production efficiency compared to our competitors, due to our focused, simple menu which consists of one core ingredient used to prepare most of our menu items.

     o    Continue  to  Ensure a  High-Quality  Guest  Experience.  We strive to provide a consistent high-quality guest experience in order to generate frequent visiting patterns and brand loyalty. To achieve this goal, we focus on creating a fun, team-like culture for our restaurant employees, which we believe fosters a friendly and inviting atmosphere for our guests. We will continue to provide extensive training, experienced restaurant-level management and rigorous operational controls and ensure prompt, friendly and efficient service to our guests. Overall, we designed our concept to appeal to a broad variety of guests and believe the cleanliness of our facilities provides an additional advantage over many of our competitors.

Strategic Relationships

     We have entered into the following strategic relationships to assist in our development, expansion, marketing and promotion efforts.

     Host International, Inc. (Host Marriott Services U.S.A., Inc.) We entered into a license agreement in June 1998 with Host International, Inc., one of the leading food, beverage and retail concessionaires in the United States, to open Ranch *1 restaurants over a five-year period with three five-year options in some of the 210 locations they operate and control. The restaurants will be located in airports, highway travel plazas and shopping malls where Host Marriott is the master concessionaire of a food court or multiple food concept area, and will be operated by Host Marriott. We will receive 4% of the restaurants' gross revenues as a royalty payment plus a $10,000 initial license fee upon the opening of a domestic restaurant and a $30,000 initial license fee upon the opening of a foreign restaurant. Host Marriott has opened and operates six Ranch *1 restaurants to date in Washington, D.C., North Carolina, Virginia and Missouri. There are 6 restaurants proposed to be developed in fiscal 2000. On July 26, 1999, Host International was acquired by AutoGrill, a leading catering group for travelers and second largest commercial catering group in Europe with 636 restaurants and bars in nine European countries. We believe this opportunity will make it easier for us to expand and develop our brand recognition beyond our core geographic area.

     CulinArt, Inc. In June 1999, we entered into a franchise agreement with CulinArt, a regional foodservice company that operates restaurants in universities and amusement parks. Under the agreement, we opened a Ranch *1 restaurant at Rye Playland in Rye, New York where CulinArt has received a ten-year contract to manage food concessions. CulinArt has the right to relocate the restaurant to one of their college campus locations during the school year.

     Arizona Area Development Agreement. On June 4, 1999, we entered into an area development agreement with Coyote Ventures, Inc. to open 10 Ranch *1 stores over a five-year period in Tucson and Phoenix, Arizona, of which 2 are expected to open in fiscal 2000. Coyote Ventures also operates Johnny Rockets franchise restaurants in Arizona and New Mexico.

     Taiwan Area Development Agreement. In April 1999, after retaining Hwa Wei & Grey Advertising Co. to evaluate the appeal of our restaurants in the Asian market, we entered into an area development agreement with the owner of the agency. The agreement provides for the opening of 35 Ranch *1 restaurants in Taiwan over the next six years, 2 of which have opened to date.

     Madison Square Garden. We currently offer selected Ranch *1 products at all sports and entertainment events as well as publicize our brand name at Madison Square Garden in Manhattan, New York.

Restaurant Economics

     Historically, our Manhattan locations required an average investment of approximately $453,500, inclusive of approximately $41,500 in pre-opening expenses, including advertising costs. The cash investment required to open a restaurant in Manhattan is generally greater than outside Manhattan due to higher real estate occupancy and construction and development costs in Manhattan as well as higher labor costs. We intend to lower the costs of opening a restaurant in Manhattan by establishing site criteria for real estate occupancy costs and through the use of value engineering. We believe that our experience in operating in Manhattan will enable us over time to reduce the average investment in additional urban, metropolitan area units to approximately $390,000, including $21,000 in pre-opening expenses. In addition, we intend to develop restaurants in suburban areas where the occupancy, construction and development costs are generally less than Manhattan and will require, on average, a total investment of approximately $350,000, including pre-opening expenses of approximately $21,000.

     In our fiscal year ended May 31, 1999, our 10 company-owned restaurants which were open for at least 18 months generated average sales of $1,063,562, as compared to 2 company-owned restaurants in fiscal 1998 which generated average sales of $1,553,520. The reduction in company-owned restaurant sales is attributable to the rapid growth in the restaurant base and the disportionate impact of our flagship 42nd Street restaurant in 1998. Our 10 franchise restaurants with over 18 months of operating results generated average sales of $908,508 in fiscal 1999, as compared to 6 restaurants in fiscal 1998 which generated average sales of $830,172. The increase in franchise restaurant sales is principally attributable to improved operating performance in 2 mall based restaurants. These results are not necessarily indicative of the results we will obtain in connection with the restaurants open for less than 18 months, or those we may open in the future.

     Historically, the size of our restaurants has generally ranged from 1,000 to 3,500 square feet, excluding our smaller, food court locations, which customarily consist of approximately 600 square feet. We expect the size of our future sites to range from 1,000 to 2,500 square feet. We believe that the decrease in the average size of our restaurants should contribute to decreases in real estate occupancy and construction and development costs. We currently lease all of our company-owned restaurant locations, and our franchisees currently lease all of their operating restaurants. Lease terms generally run for periods ranging from 10 years to 15 years and are generally on a triple-net basis, with the tenant paying substantially all utilities and other operating expenses. We plan to continue to lease substantially all of our future restaurant locations in order to minimize the cash investment associated with each restaurant.

Existing Locations

     The following table sets forth certain information about our existing company-owned and franchise restaurants.

Location                                              City/State               Date Opened           Square Footage
--------                                              ----------               -----------           --------------
Company-Owned Restaurants:
1695 Broadway                                        New York, NY                10/01/90                     900
14 East 42nd Street                                  New York, NY                11/01/92                   3,500
1333 Broadway                                        New York, NY                04/27/98*                  1,400
987 Third Avenue                                     New York, NY                05/08/97*                  1,500
308 Fifth Avenue                                     New York, NY                02/03/97*                  1,200
180 Broadway                                         New York, NY                02/05/97                   3,000
315 Seventh Avenue                                   New York, NY                04/26/97                   1,600
1111 Sixth Avenue                                    New York, NY                08/25/97                   2,700
325 Broadway                                         New York, NY                10/06/97                   3,500
717 Eighth Avenue                                    New York, NY                11/22/97                   1,200
832 Eighth Avenue                                    New York, NY                02/13/98                   3,400
599 Lexington Avenue                                 New York, NY                03/07/98                   3,200
567 Seventh Avenue                                   New York, NY                04/28/98                   2,200
Palisades Center                                     Nyack, NY                   05/15/98                     700
62 Pearl Street                                      New York, NY                05/19/98                   3,500
115 W. 57th Street                                   New York, NY                05/31/98                   1,400
583 Sixth Avenue                                     New York, NY                09/15/98                   2,000
24 Beaver Street                                     New York, NY                11/17/98                   2,740

Franchise Restaurants:

303 Park Avenue South                                New York, NY                08/01/94                   1,500
The Westchester Mall                                 White Plains, NY            04/01/95                     600
684 Third Avenue                                     New York, NY                07/26/95                     900
Roosevelt Field Mall                                 Westbury, NY                10/28/95                     700
864 Broadway                                         New York, NY                08/01/96                     900
Garden State Plaza                                   Paramus, NJ                 12/28/96                     765
Stamford Town Center                                 Stamford, CT                03/08/97                   1,960
16 West 48th Street                                  New York, NY                08/28/97                   2,000
Galleria Mall                                        White Plains, NY            11/20/97                   1,000
Manhattan Mall                                       New York, NY                03/29/98                     475
Montgomery Mall                                      Bethesda, MD                04/07/98                     535
80 Court Street                                      Brooklyn, NY                08/17/98                   1,800
Leesberg Corner Premium Outlet Mall                  Leesberg, VA                10/14/98                     650
(Host Marriott)
120 Old Country Road                                 Mineola, NY                 11/04/98                     900
The Block Orange                                     Orange, CA                  11/19/98                     775
Independence Center Mall                             Independence, MO            11/20/98                     675
(Host Marriott)
Charlotte Douglas International Airport,             Charlotte, NC               12/22/98                     850
(Host Marriott)
Ronald Reagan National Airport                       Arlington, VA               01/29/99                     600
MacArthur Center                                     Norfolk, VA                 03/12/99                     700
 (Host Marriott)
Rockaway Town Center                                 Rockaway, NJ                04/22/99                     450

Location                                              City/State               Date Opened           Square Footage
--------                                              ----------               -----------           --------------
Washington Dulles International Airport              Washington, D.C.            05/02/99                     850
(Host Marriott)
Rye Playland                                         Rye, NY                     05/15/99                     650
(CulinArt)
1273 First Avenue                                    New York, NY                06/14/99                   1,850
Tun Nan                                              Taipei, Taiwan              08/02/99                   3,800
Bridgewater Commons                                  Bridgewater, NJ             09/03/99                     443
Concord Mills                                        Concord, NC                 09/17/99                   1,102
(Host Marriott)
Fu Shin Road                                         Taipei, Taiwan              09/27/99                   4,900

     *    Represents date purchased by Ranch *1 from a franchisee.

Expansion and Site Selection

     We plan to open approximately 35 company-owned, franchised and licensed restaurants in fiscal 2000 and approximately 94 company-owned, franchised and licensed restaurants in fiscal 2001, for a total of 129 new restaurants. 10 of the 35 restaurants we plan to open in 2000 are currently under construction and to date we have leased sites for an additional three restaurants. We are currently negotiating new leases in Massachusetts, Arizona and Texas, as well as in our existing markets. A majority of the restaurants to be opened in 2000 and 2001 will be located outside of the New York, New Jersey and Connecticut tri-state area.

     Our expansion program has been modified from its previous concentration of development efforts in Manhattan to emphasize development in areas such as suburban malls, suburban shopping centers, free-standing drive-thru restaurant facilities, airports and highway travel plazas and urban areas other than Manhattan. Our urban locations are in major metropolitan areas that have attractive demographic characteristics including high population density, high education levels, density of daytime office workers, and strong retail and entertainment centers. Once a metropolitan area is selected, we identify viable trade areas based on the character of the neighborhood, the nature of other businesses in the area and other commercial characteristics. We then select sites that have the most desirable characteristics within a trade area, such as high-traffic patterns, high visibility, accessibility, exposure to a large number of potential customers and we examine the nature of other businesses in proximity to the site. Our site selection process will take additional factors into account when evaluating suburban mall, suburban shopping center and free-standing venues such as parking, signage, and adaptability of any current structure.

     A thorough analysis of each site, including the foregoing types of information and neighboring areas and the size, appearance and other physical characteristics of the proposed site, as well as costs related to the particular site, must be submitted to us for approval. We visit each site in connection with the site approval process. In addition, leases must contain specific terms and conditions and be approved by us.

     We believe that the quality of our site selection criteria for company-owned and franchise restaurants is critical to our success. Therefore, our senior management team is actively involved in the selection of each new market and specific site, personally visiting all new markets and conducting a photographic tour of all sites prior to granting final approval. Each new company-owned restaurant site must be approved by our Executive Real Estate Committee which currently consists of Messrs. Naddaff, Kirchen and Rametta. Factors used in evaluating potential sites include income and population demographics, occupancy costs and the ability for the area to absorb additional restaurants known as cluster developing. This process allows us to analyze each potential location taking into account its effect on all aspects of our business.

Menu

     Our simple, focused menu features fresh-grilled skinless, boneless chicken breast sandwiches known as "The Best Grilled Chicken Sandwich on Earth" as well as a variety of healthy items freshly-prepared using grilled chicken breasts, such as fajitas, burritos, salads and pastas. We also offer baked potatoes, soups, chicken fingers, and side items that are all made fresh daily. Where possible, our french-fries are prepared daily from fresh potatoes. Our prices range from $3.75 for our single grilled chicken sandwich to $7.75 for our double grilled chicken sandwich combo. Side items such as french fries and baked potatoes can be purchased individually for lower prices. Our average per-check charge was $6.30 in fiscal 1999.

     We also offer unique sauces for our chicken sandwiches which were created from a recipe developed by our founders. The Ranch *1 special sauce consists of sweet roasted red peppers and blended with a combination of ingredients. Other Ranch *1 sauces include honey mustard, salsa, barbecue and spicy. In addition, we offer salads as main dishes, as well as on our chicken sandwiches. Our salads include radicchio, romaine and iceberg lettuce, watercress, toasted slivered almonds and goat cheese - ingredients not typically found in the quick-service restaurant segment of the industry. All meals are prepared in full view of our guests on our specially designed "V"-shaped grill. Our grill is made to our founders' specifications to allow the chicken to cook evenly and quickly, while sealing in the flavors and channeling away the remaining fat.

     To provide added variety, we periodically introduce limited time offerings such as our grilled club sandwich. Some of these items have been permanently added to the menu, such as the grilled chicken philly sandwich. Other items such as soup and a fruit cup are offered seasonally.

Decor and Atmosphere

     We believe that the decor and atmosphere of our restaurants is a critical factor in our guests' overall dining experience. We strive to create a clean, inviting environment. Our design elements include our signature yellow awnings and decor, accent lighting, open kitchens, eye-catching menu boards and oversized food photographs. In addition, guests are continually impressed by our friendly, efficient employees. We believe the decor and atmosphere of our restaurants appeal to a broad variety of consumers.

Marketing

     We utilize broadcast advertising as a marketing tool to increase our brand awareness, attract new guests and build customer loyalty. Our advertising is also utilized to promote special offers to increase sales including limited-time-only product introductions, such as our chicken club sandwich, as well as price promotions, such as our "Two Can Dine for $9.99" promotion. Media used for these promotions have included radio, television, celebrity endorsements, coupons and in-store merchandising materials. For additional promotion, we utilize street-level "guerilla" marketing campaigns that feature a team of costumed individuals, including the Ranch *1 chicken mascot, handing out flyers and attracting attention to our restaurants. We are also implementing site-specific marketing strategies, such as our participation in community events and localized promotional campaigns. We believe word-of-mouth advertising is also a key component in attracting new guests.

     As part of our expansion program, we select target markets which we believe will support multiple restaurants and the efficient use of broadcast advertising. Upon entry into each new market, we also hire local public relations firms to help establish brand awareness for our restaurants. In fiscal 1999, we spent approximately $1,572,000 on marketing, of which approximately $398,000 was offset by franchisee contributions. We expect our marketing expenditures to increase as we add new restaurants and expand into new markets.

Operations

     Restaurant Management and Employees

     Our typical restaurant employs one general manager, one manager and 15 to 25 hourly employees, approximately 25% of which are full-time employees and approximately 75% of which are part-time employees. The general manager is responsible for the day-to-day operations of the restaurant, including food quality, service, staffing and purchasing. The restaurant industry is experiencing difficulties in attracting and retaining experienced restaurant managers. As a result, we have developed a plan to attract and retain restaurant managers so that our expansion strategy can be achieved. For example, we seek to hire experienced general managers and staff and we motivate them by providing opportunities for increased responsibilities and advancement, as well as performance-based cash incentives. We intend to grant general managers and managers options to purchase shares of our common stock when hired or promoted. All employees working more than 35 hours per week are eligible for health benefits. An important component of our retention strategy will be our Managing Partner Program, a program that will enable our managers to earn a percentage of their restaurant's revenues. This program, which is currently being tested in two restaurants, will require a general manager of a restaurant to contribute $10,000 to Ranch *1 in exchange for which they will receive an amount equal to ten percent of the cash flow generated from that restaurant over a five-year period, after a 1 1/2 % administrative charge is deducted. We anticipate formally implementing this program in the beginning of fiscal 2001.

     We currently employ a Director of Company Operations and three area leaders. These area leaders direct restaurant management in all phases of restaurant operations, as well as assist in opening new restaurants. We also intend to grant area leaders options to purchase shares of our common stock when hired or promoted.

     Training

     We strive to maintain quality and consistency in each Ranch *1 restaurant through the careful training and supervision of personnel and the establishment of, and adherence to, high standards relating to personnel performance, food and beverage preparation and maintenance of facilities. In addition, we have implemented a training program that is designed to teach new managers of company-owned and franchise restaurants the technical and supervisory skills necessary to direct the operation of our restaurants in a professional and profitable manner. Each manager must successfully complete a six-week training course, which includes hands-on experience in both the kitchen and dining areas. Our management training program is conducted at our "Ranch *1 University" located in New York City, which has been in operation since March 1998. Our "Ranch *1 University" provides facilities for classroom instruction, point-of-sale training, and a fully operational restaurant for hands-on instruction. We have also prepared operations manuals and videotapes relating to food and beverage handling, preparation and service. In addition, we maintain a continuing education program to provide both company and franchise restaurant managers with ongoing training and support. We strive to maintain a team-oriented atmosphere and instill enthusiasm and dedication in our employees. We regularly have meetings with our general managers to solicit employee suggestions concerning the improvement of our operations in order to be responsive to both them and our guests.

     Quality Controls

     We require that all of our company-owned and franchise restaurants maintain appropriate cleanliness standards and comply with applicable health and safety regulations. Our emphasis on excellent customer service is enhanced by our quality control programs which include regular visits by professional "mystery shoppers" who provide us with written reports of their findings. We welcome comments on the quality of service and food at our restaurants by distributing customer surveys. Area leaders are directly responsible for ensuring that these comments are addressed to achieve a high level of customer satisfaction.

     Hours of Operations

     Our restaurants are generally open 7 days a week from 11 a.m. until 9 p.m.

Franchise Operations

     The franchise operations department is our primary contact with the franchise community. We believe that each Ranch *1 franchisee is our partner in every way. Consequently, we accept the responsibility of assisting our franchisees in the following ways:

     o The franchise operations department is given the responsibility of helping to ensure the success of each and every franchisee that comes into our system.

     o Once our franchise sales department has met with a prospective franchisee and performed a preliminary analysis of his/her background and financial qualifications, the franchise operations department is given the responsibility of verifying that the prospective franchisee is operationally qualified to be granted either a single restaurant franchise or an area development agreement.

     o Once the franchise or area development agreement has been awarded, the department will take the lead in communicating the franchisee's status throughout the development stages to other concerned departments within the company.

     o Once the restaurant is open, a Ranch *1 franchise consultant is assigned to the franchisee. The consultant makes routine visits to the franchisees' locations to review all aspects of the business, including operations, recipes, training, and marketing.

     o Management team members oversee and coordinate franchise seminars, franchise advisory board meetings, and advertising co-op meetings, as well as any regional or national conventions. The director of franchise operations is assigned to be the contact person within Ranch *1 when it comes to interacting with the franchise community.

     Franchise Agreements

     Current franchise agreements typically provide for payment of a $40,000 per store franchise fee (less any applicable deposit), a 5% royalty on gross store revenue (minus sales/service taxes, customer refunds and coupons, and the portion of employee meals not charged to the employees), a 3% regional advertising fund contribution, a 1% national creative advertising fund contribution and a $9,000 grand opening expenditure. The national creative advertising fund contribution may, in most cases, be increased to 2% of gross store revenue.

     All of our franchise agreements require that the restaurant be operated in accordance with the operating procedures and menu we establish. We conduct regular inspections of our restaurants to ensure that the restaurants meet applicable quality, service and cleanliness standards. We work with franchisees to improve substandard performance or any items of non-compliance revealed in the course of our inspection. We may default and terminate any franchisee who does not comply with our standards.

     Our franchise agreements generally provide that we may specify computer hardware and software for use in the stores, including the use of licensed software designated or created by or for us and our franchisees from time to time. The computer hardware that we currently specify is anticipated to cost approximately $30,000 per restaurant.

     Area Development Agreements

     Area development agreements provide for the development of a specified number of stores within a specific territory in accordance with a schedule of dates. The development schedule in the agreements generally covers two to six years, and has store operation benchmarks to determine the number of stores to be opened and to analyze existing restaurants performance from period to period. The agreements may vary from region to region but generally contemplate a minimum of 10 franchises to be developed. Area developers typically pay a development fee of $40,000 per restaurant to be developed. These payments are made when the area development agreement is executed and are nonrefundable. Area development agreements generally provide that the area developer has the exclusive right to open Ranch *1 restaurants within the specified territory during the term of the development schedule. However, the area development agreement generally provides that the exclusivity does not apply to pre-existing franchises, institutional feeders, who are third parties operating restaurants, cafeterias or kiosks at institutions such as hospitals and schools, and to national/regional institutional account kiosks. In addition, we reserve the right to license Ranch *1 restaurants within the development area.

     Failure to meet development schedules or other breaches of the area development agreement may lead to termination of the limited exclusivity provided by the agreements, or renegotiation of development and franchise provisions, and retention of all fees paid by the developer, although such termination does not generally affect existing franchise agreements for developed locations. These terminations could be contested by the area developer.

     Once an acceptable lease for an approved store site has been fully executed, we enter into a franchise agreement under which the area developer becomes the franchisee for the specific restaurant to be developed at the site.

     Licensing Agreements

     Licensing agreements permit the licensee to conduct business using our trade name, methodology and products, provided that the licensee satisfies specific performance goals. We are able to negotiate favorable deals with each licensee because licensing agreements may vary from region to region. Licensing agreements provide a fixed royalty payment to be made to us as well as an initial license fee for the opening of a restaurant. At present, we have 6 licensing agreements for currently operating restaurants with Host International.

Management Information Systems

     Our restaurants use computerized point-of-sale systems, which are designed to improve operating efficiencies, provide corporate management timely access to financial and marketing data, and reduce restaurant and corporate administrative time and expenses. The data captured for use by operations and corporate management include gross sales amounts, cash and credit card receipts, and quantities of each menu item sold. Sales and receipts information is generally transmitted to the corporate office weekly, where it is reviewed and reconciled by the accounting department before being recorded in the accounting system. We are implementing a system in which daily sales information will be sent nightly to the corporate office and distributed to management via electronic mail each morning. Additional reports include sales trends, food costs and labor utilization. This information is compiled into a weekly financial statement. This system is currently operational in 28 of our restaurants and is expected to be installed in most of our existing restaurants by the end of fiscal 2000.

     Our corporate systems provide management with operating reports that show restaurant performance comparisons with budget and prior year results both for the accounting period and year-to-date, as well as trend formats by both dollars and percents of sales. These systems allow us to closely monitor restaurant sales, cost of sales, labor expense and other restaurant trends on a daily, weekly, and monthly basis. We believe these systems will enable both restaurant and corporate management to adequately manage the operational and financial performance of the restaurants in support of our planned expansion.

Purchasing

     We strive to obtain consistently high-quality ingredients at competitive prices from reliable sources. To achieve operating efficiencies and provide fresh ingredients for our food products, we seek to obtain the lowest possible prices while maintaining our quality level. We control the purchase of food items other than chicken through buying from a variety of national, regional and local suppliers at negotiated prices. Most food and other products are shipped from a central distributor directly to the restaurants two to four times per week. Produce is delivered daily from local suppliers to ensure product freshness. We do not maintain a central food product warehouse or commissary. We purchase our chicken from one supplier, our potatoes from two suppliers and some of our other food and paper products from one or two suppliers. We believe, however, that other sources of supply are readily available at substantially similar prices. We have not experienced significant delays in receiving our food and beverage inventories, restaurant supplies or equipment.

Competition

     The restaurant industry is intensely competitive. There are many different segments within the restaurant industry that are distinguished by types of service, food types and price/value relationships. We position our restaurants in the upscale quick-service food segment of the industry. In this segment, our closest competitors include Au Bon Pain and Chick-fil-a. We also compete with full-service restaurants including Appleby's and TGI Fridays, and fast-food restaurants, particularly those focused on chicken dishes such as Boston Market and KFC. In addition, we compete with McDonald's, Wendy's and Burger King. Competition in our industry segment is based primarily upon food quality, price, restaurant ambiance, service and location. Although we believe we compete favorably with respect to each of these factors, many of our direct and indirect competitors are well-established national, regional or local chains and have substantially greater financial, marketing, personnel and other resources than we do. We also compete with many other retail establishments for site locations.

Properties

     Our corporate headquarters are located in 8,400 square feet of leased space at 130 West 42nd Street, 21st Floor, New York, New York 10036. We occupy this facility under a lease which terminates in November 2001. We lease each of our restaurant facilities typically for 10-15 year terms.

Trademarks

     We have registered the service marks "Ranch *1" and "The Best Grilled Chicken Sandwich on Earth," and the trademark "The Grilled Chicken Barons." We have a registration pending on the trademark "Ya gotta have *1." We also have registered the "Ranch *1" service mark in Taiwan and have international trademark applications pending for "Ranch *1." in seven other countries. We believe that our trademarks, service marks and other proprietary rights have significant value and are important to the marketing of our restaurant concept. We vigorously protect each of our proprietary rights. We cannot predict, however, whether steps taken by us to protect our proprietary rights will be adequate to prevent misappropriation of these rights or the use by others of restaurant features based upon, or otherwise similar to, our concept. It may be difficult for us to prevent others from copying elements of our concept and any litigation to enforce our rights will likely be costly. In addition, other local restaurant operations with names similar to those we use may try to prevent us from using our marks in those locales.

Employees

     As of October 1, 1999, we had approximately 380 employees, including approximately 25 employees located at our corporate headquarters. We believe that our relationship with our employees is good.

Insurance

     We carry property, liability, business interruption and workers' compensation insurance policies, which we believe are customary for businesses of our size and type. However, there can be no assurance that our insurance coverage will be adequate or that insurance will continue to be available to us at reasonable rates. In the event coverage is inadequate or becomes unavailable, our business could be materially adversely affected.

     Franchisees are also required to maintain certain minimum standards of insurance under their franchise agreements. Under the current form of franchise agreement, insurance must be issued by insurers that are acceptable to us and must include commercial general liability insurance, worker's compensation insurance, fire and extended coverage and business interruption insurance. We must be named as an additional insured on appropriate policies.

Government Regulation

     Our restaurants are required to comply with federal, state, and local government regulations applicable to consumer food service businesses generally, including those related to the preparation and sale of food, minimum wage requirements, overtime, working and safety conditions, mandated health insurance coverage, and citizenship requirements, as well as regulations relating to zoning, construction, health, business licensing, employment, and compliance with the Federal Americans With Disabilities Act. We believe that our company-owned and franchisee-owned restaurants are in material compliance with these provisions. The development and construction of additional restaurants will also be subject to compliance with applicable zoning, land use and environmental regulations. In addition, we plan to expand our operations overseas and will, therefore, be subject to the burdens and costs of compliance with foreign laws and regulations such as foreign tax laws. We are not presently familiar with these laws and regulations and their requirements and our business and results of operations may be affected by the requirements imposed by these laws and regulations. For a description of risks faced by us related to government regulation, please see "Risk Factors-Risks Related to Our Business-We may not be able to obtain and maintain state and local permits and to comply with federal, state and local laws and regulations necessary to operate our restaurants, which would adversely affect our business," and "-We plan to expand overseas, and therefore, our business will be susceptible to numerous risks associated with international operations."

     We are subject to Federal Trade Commission, or FTC, regulation and state laws that regulate the offer and sale of franchisees as well as the franchise relationship.

     The FTC's Trade Regulation Rule relating to Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures generally requires us to give prospective franchisees a franchise offering circular containing information prescribed by the rule.

     State laws that regulate the offer and sale of franchises and the franshisor-franchiseee relationship exist in a substantial number of states. These laws generally require registration of the franchise offering with state authorities before making offers or sales and regulate the franchise relationship by, for example:

     o prohibiting interference with the right of free association among franchisees;

     o    prohibiting discrimination in fees and charges;

     o regulating the termination of the relationship by requiring "good cause" to exist as a basis for the termination, advance notice to the franchisee of the termination, and an opportunity to cure a default;

     o    requiring repurchase of inventories in some circumstances;

     o    restricting nonrenewal by the franchisor;

     o limiting restrictions on transfers or inheritance of the franchisee's interests; and

     o regulating placement of competing units that might adversely affect the franchisee's results.

Legal Proceedings

     As of the date of this prospectus, we are not a party to any material litigation.

                                   MANAGEMENT

Executive Officers, Key Employees and Directors

     Our executive officers, key employees and directors, as of October 11, 1999, are as follows:

Name                                 Age              Position
----                                 ---              --------
George A. Naddaff(1)                 68       Chairman of the Board
David W. Sculley(1)(2)               52       Vice Chairman of the Board
James Chickara                       44       Vice Chairman of the Board
Sebastian Rametta(2)                 34       President, Chief Executive Officer and Director
Christopher P. Kirchen(2)            56       Director
Marc A. Singer(1)                    28       Director
Mordechai Davidi                     45       Director
R. John Speich                       53       Vice President, Secretary and Chief Financial Officer
Louis Mancuso                        58       Vice President of Development
Gary Occhiogrosso                    41       Vice President of Franchising and Marketing

----------

     (1)  Audit committee member.
     (2)  Compensation committee member.

     George A. Naddaff has been our Chairman of the Board since November 1996 and was our Chief Executive Officer until June 1997. He has been Vice Chairman of Mortgage.com, an Internet mortgage company, since 1997. In addition, since 1987, Mr. Naddaff has been the President and is the founder of Business Expansion Capital Corporation, a company that provides financial and managerial resources to newly formed ventures. Mr. Naddaff was also the Chairman and Chief Executive Officer of New Boston Chicken, Inc., which he founded in 1988, until 1993. He also established Living and Learning Center Inc. in 1970, and opened a total of 47 facilities before selling them to Kindercare in 1979. Additionally, early in his career, Mr. Naddaff co-founded International Foods, Inc., opening 19 Kentucky Fried Chicken franchised outlets from 1967 to 1970.

     David W. Sculley has served as Vice Chairman of our Board of Directors since April 1997. In 1996, Mr. Sculley and his brothers founded Sculley Brothers, a private investment firm. From 1994 to 1996, Mr. Sculley served as Senior Vice President of H.J. Heinz Company. Prior to that time, from 1972 to 1994, he served in various capacities with Heinz U.S.A., most recently as the President and Chief Executive Officer. Mr. Sculley received a B.A. degree in Economics from Harvard University.

     James Chickara has served as Vice Chairman of our Board of Directors since November 1996 and was our President from 1996 to June 1997. Prior to acquiring Ranch *1, he co-founded Arnie's Bagelicious Bagels, Inc., a wholesale baking company based in New York. He is also the President and principal stockholder of World Gourmet Soups, Inc., a wholesaler of gourmet soup products based in New York.

     Sebastian Rametta has been our President since March 1999 and has been our Chief Executive Officer since June 1999. Mr. Rametta was elected to our board of directors in November 1996, and was our Executive Vice President from 1996 to 1998. Prior to acquiring Ranch *1, Mr. Rametta co-founded Arnie's Bagelicious Bagels in 1991. Mr. Rametta is also a stockholder and director of World Gourmet Soups, Inc., a wholesaler of gourmet soup products.

     Christopher P. Kirchen has been a member of our board of directors since February 1998. Mr. Kirchen is the Managing General Partner of Brand Equity Ventures, a venture capital firm which he co-founded in 1997. Since 1986, Mr. Kirchen has been a general partner at Consumer Venture Partners, a venture capital firm. His venture capital career began in 1977 with the Sprout Group at Donaldson, Lufkin & Jenrette, where he was a Vice President. Prior to becoming a venture capitalist, from 1970 to 1977, Mr. Kirchen was a management consultant with McKinsey & Company. Mr. Kirchen currently serves on the boards of Select Comfort Corporation, a manufacturer and marketer of adjustable air-beds and on the boards of several private companies. He received his B.A. from the University of the South and his M.B.A. from the Wharton Graduate School of Business.

     Marc A. Singer has served as a member of our board of directors since February 1998. Mr. Singer is a Vice President of Brand Equity Ventures, a venture capital firm. Prior to joining Brand Equity Ventures, he was a Senior Associate at Consumer Venture Partners, a venture capital firm from 1993 to 1997. Previously, Mr. Singer worked at Donaldson, Lufkin & Jenrette in Investment Banking. He currently serves on the boards of several privately held service companies. Mr. Singer received his B.S. degree from the Wharton School of Business.

     Mordechai Davidi has been a member of our board of directors since November 1996. Mr. Davidi co-founded the Ranch *1 business in 1990 and was Vice President of Real Estate until November 1998. Prior to Ranch *1, he opened and operated several restaurants in Tel Aviv, including the White House Steakhouse and the White Hall restaurant.

     R. John Speich has been our Vice President since September 1997, Secretary since September 1998 and Chief Financial Officer since March 1999. Prior to joining Ranch *1, Mr. Speich held the position of Vice President and Controller from 1996 to 1997 at Hartz Restaurants International, Inc., an operator and franchiser of fast-food chicken restaurants. From 1993 to 1996, he held the position of Manager of Internal Audit at Insurance Corporation of America, Inc. Previously, from 1988 to 1992, Mr. Speich was the Executive Vice President and Chief Financial Officer for Birraporetti's Restaurants. From 1980 to 1987, he was the Vice President Finance of Graco Interests, Inc. He received his B.A. from the University of Southwestern Louisiana and his Bachelor of Accountancy from the University of Houston.

     Louis Mancuso has been our Vice President of Development since April 1998. Prior to joining Ranch *1, Mr. Mancuso served as Vice President of Real Estate for several divisions of H.J. Heinz Company from 1981 to 1998. At H.J. Heinz, he was responsible for real estate, construction and facilities management. From 1970 to 1981, Mr. Mancuso was Vice President of National Accounts for the Grubb & Ellis National Real Estate Company. He received his B.S. in Business Administration from Fordham University.

     Gary Occhiogrosso joined Ranch *1 in 1997 as our Vice President of Franchising and Marketing. Mr. Occhiogrosso served as a consultant to Ranch *1 from 1993 to 1997. Prior to joining Ranch *1, Mr. Occhiogrosso founded GPM Consulting in 1991 which offers various consulting services for both single unit and chain restaurant/retail operations. He has been a board member of TD Advertising since 1996. In addition, Mr. Occhiogrosso is a former franchisee of Dunkin' Donuts, where he served on their Franchise Advisory Council and Advertising Committee from 1985 to 1988.

     Our executive officers are appointed by the board and serve until their successors are elected or appointed.

Board Committees

     Audit Committee. The audit committee of the board of directors with respect to various auditing and accounting matters, including the recommendation of our auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The members of the audit committee are Messrs. Naddaff, Sculley and Singer. The committee did not meet during fiscal 1999.

     Compensation  Committee.   The  compensation  committee  of  the  board  of
directors recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals compensated by us. The compensation committee also administers our compensation plans. The members of the compensation committee are Messrs. Rametta, Sculley and Kirchen.

Director Compensation

     Directors do not receive cash compensation for their service on our board of directors. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

Executive Compensation

     The following table sets forth all compensation received during fiscal 1999 by our President, Chief Executive Officer, three of our other executive officers and one former officer whose salary and bonus exceeded

$100,000 in such fiscal year. Perquisites and other personal benefits paid to officers in the table below are less than the minimum reporting thresholds.

                                                 SUMMARY COMPENSATION TABLE

                                                    Annual Compensation
                                             ----------------------------------
                                                             Other         Securities
                                                            Annual         Underlying         All Other
 Name and Principal                          Salary      Compensation     Options/SARs      Compensation
       Position                   Year         ($)          ($)(1)             (#)               ($)
------------------------------    ----       ------      ------------     -------------     -------------
Sebastian Rametta,
    President and Chief
    Executive Officer.........    1999       $53,365         $3,600           75,000         $66,019(2)

R. John Speich, Chief
    Financial Officer,
    Vice President and
    Secretary.................    1999      $125,000                         101,263

Louis Mancuso,
    Vice President of
    Development ..............    1999      $120,000


Gary Occhiogrosso,
    Vice President of
    Franchising and
    Marketing ...............    1999      $100,000

George Samaras, former
    Chief Executive
    Officer and President ....    1999      $147,427        $11,667                         $148,819(3)

(1) Other Annual Compensation for Mr. Rametta includes amounts received for a car allowance. Other Annual Compensation for Mr. Samaras includes housing and travel allowances.


(2) Pursuant to his termination agreement in September 1998, Mr. Rametta received severance pay, medical benefits and a car allowance.


(3) Pursuant to his termination agreement in April 1999, Mr. Samaras was scheduled to receive severance pay medical benefits, reimbursement of legal expenses and a housing allowance. In addition, his stock options were canceled and replaced by 350,000 shares of our common stock and we agreed to pay the purchase price of the common stock and the respective income taxes that Mr. Samaras will owe as a result of the receipt of these shares of common stock. Subsequent to May 31, 1999 we defaulted on the payment obligation to Mr. Samaras.

Stock Option Information

         The following table sets forth information regarding options granted to the executive officers listed in the Summary Compensation Table during fiscal 1999.

                                          Option Grants in Last Fiscal Year
                                               Individual Grants
                       ------------------------------------------------------------------
                          Number of                                                           Potential Realizable
                          Securities      Percent of Total                                   Value at Assumed Annual
                          Underlying       Options Granted   Exercise Price                   Rates of Stock Price
                       Options Granted     to Employees In      Per Share      Expiration    Appreciation for Option
        Name                 (#)           Fiscal Year(1)        ($/Sh)           Date                Term
------------------     ---------------    ----------------   --------------    ----------    ------------------------
                                                                                              5%($)        10%($)
Sebastian Rametta          75,000               29.9%            $2.50           9/2/03      $18,000       $39,800

R. John Speich            101,263               40.3%            $2.00           9/1/02      $56,000      $123,600


     Each option represents the right to purchase one share of common stock. Mr. Rametta's options are immediately exercisable. Mr. Speich's options vest 30% after the completion of the first year of service, 30% after the completion of the second year of service and 40% after the completion of the third year of service.

     The potential, realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Fiscal Year-End Option Values

     The following table sets forth information concerning the number and value of unexercised options held by each of the executive officers listed in the Summary Compensation Table at May 31, 1999. None of these executive officers exercised options to purchase common stock during fiscal 1999.

                                                Number of Securities Underlying            Value of Unexercised
                                              Unexercised Options at May 31, 1999    In-the-Money Options at May 31, 1999
                                              -----------------------------------    -------------------------------------
Name                                           Exercisable         Unexercisable       Exercisable     Unexercisable
----                                           -----------         -------------       -----------     -------------
Sebastian Rametta                                 75,000                  --             ($7,500)               --

R. John Speich                                    30,379              70,884             $12,152           $28,354

     There was no public trading market for the common stock as of May 31, 1999. Accordingly, the value of unexercised in-the-money options is based on $2.40 per share the assumed fair market value of the common stock at May 31, 1999 less the exercise price per share, multiplied by the number of shares underlying such options.

Stock Option Plan

     In June 1998, we adopted the Ranch *1, Inc. 1998 Stock Option Plan which provides for the issuance to officers, directors and employees of nonqualified options to purchase up to 1,432,106 shares of our common stock.

As of October 11, 1999, 251,263 shares of common stock have been granted pursuant to our stock option plan and 1,180,843 shares were available for future grant. This plan is currently administered by a committee of the Board of Directors, which committee is either composed of the entire Board of Directors or of two or more Non-Employee Directors. Full payment of the exercise price may be made in cash or in shares of our common stock valued at the fair market value thereof on the date of exercise, or by agreeing with us to cancel a portion of the exercised options. Additionally, the option agreements contain antidilution provisions and acceleration provisions for a change in control, as defined. The exercise price for all nonqualified options granted will be the fair market value of our shares at the date of grant.

Termination Agreements

     On April 19, 1999, we entered into an agreement with George Samaras, our former Chief Executive Officer and President, which terminated his employment agreement. This termination agreement provided six months of compensation and the payment of medical benefits to Mr. Samaras. In addition, his stock options were replaced by 350,000 shares of the our common stock which was valued at $.10 per share, the fair value as determined by an independent valuation. We also agreed to make a payment equal to the amount Mr. Samaras owed as a result of the receipt of these shares of common stock, as well as payment for any capital gains owed, up to a specified maximum, as a result of the sale of this stock eighteen months from the date of this agreement. Subsequent to May 31, 1999, we defaulted on the payment obligation.

     On April 19, 1999, we entered into an agreement with James W. Knight which terminated his employment agreement. This termination agreement provided six months of compensation and the payment of medical benefits to Mr. Knight. In addition, his stock options were replaced by 101,263 shares of the our common stock which was valued at $.10 per share, the fair value as determined by an independent valuation. We also agreed to make a payment equal to the amount Mr. Knight owed as a result of the receipt of these shares of common stock, as well as payment for any capital gains owed, up to a specified maximum, as a result of the sale of this stock eighteen months from the date of this agreement. Subsequent to May 31, 1999, we defaulted on the payment obligation.

     On April 8, 1999, we entered into an agreement with Andrew Howard which terminated his employment agreement. This termination agreement included six months of compensation, the payment of medical benefits and moving expenses.

     On September 1, 1998, we notified James Chickara that his employment had terminated and that he would be entitled to receive six months of compensation and the payment of medical benefits.

     In September 1998, we entered into an agreement with Sebastian Rametta terminating his employment. This termination agreement included six months of compensation and the payment of medical benefits. In addition, the termination agreement provided for the granting of qualified stock options pursuant to our 1998 Stock Option Plan, to purchase up to 75,000 shares of our common stock at an exercise price of $2.50 per share, which vested immediately.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sales of Securities by Sebastian Rametta and James Chickara

     Between June 16, 1997 and December 1, 1998, Sebastian Rametta sold 393,585 shares of our common stock and received an aggregate of $848,963 consideration for such sales. Between June 16, 1997 and June 8, 1999, James Chickara sold 491,585 shares of our common stock and received an aggregate of $1,117,963 consideration for such sales.

Stockholder Loans

     On December 8, 1997, we issued promissory notes in favor of two of our board members, David Sculley and George Naddaff, evidencing loans they made to Ranch *1 each in the principal amounts of $500,000. Each note has an interest rate of prime plus 2.0% per annum, due upon the earlier of 180 days after the date of the note or the date on which Ranch *1 issues shares yielding at least $1,000,000. Interest is payable at 90 days and at maturity. Each note provides for the issuance to the holder of five-year warrants to purchase 100,000 shares of common stock with an exercise price of $2.75 per share, subject to adjustment. Each note was paid down to $300,000 on April 17, 1998. In September 1999, the outstanding principal balance and accrued but unpaid interest on each of these notes, $347,152 and $346,857 respectively, was converted to 6.94 shares of Series C preferred stock.

     On February 19, 1999, we obtained bridge financing from Brand Equity Ventures I, L.P., a shareholder and an entity affiliated with 2 directors, through the issuance of a promissory note in the amount of $250,000. The note is unsecured, bears interest at a fixed rate of 10% and matures on March 19, 2000. The loan agreement contains a provision accelerating the payment of principal and interest if we obtain additional financing of at least $5,000,000 through either debt or equity. The notes also provide for a default interest rate penalty of 4% for any period in which the note is in default. In connection with this transaction, we also executed a Common Stock Purchase Warrant Agreement. Under the provisions of this agreement, the lender can purchase 112,500 shares of our common stock at a per share price of $2.50. In September 1999, Brand Equity converted the outstanding principal balance and accrued but unpaid interest of $264,332 on this note into 5.29 shares of Series C preferred stock.

     In July and August 1998, we obtained bridge financing from Silver Brand Partners, L.P. through the issuance of an unsecured promissory note of $250,000. The note bears interest at a rate of 12% and matured in February 1999. The note provides for a default interest rate penalty of 2%, for any period in which the note is in default. In connection with this transaction, we also executed a Common Stock Purchase Warrant Agreement. Under the provisions of this agreement, the noteholder can purchase 50,000 shares of our common stock at a price per share equal to the price per share we obtained in the next private placement of equity securities for which we receive an aggregate of $5,000,000 or more. In September 1999, Silver Brands Partners, L.P. converted the outstanding principal amount and accrued but unpaid interest of $285,694 into 5.71 shares of Series C preferred stock.

     In June 1998, we obtained bridge financing through the issuance of promissory notes aggregating $925,000, including $225,000 provided by Mr. Sculley, $200,000 provided by trusts controlled by Mr. Naddaff and $500,000 provided by Brand Equity Ventures. The notes bear interest at a rate of 12% and matured in December 1998. The notes also provide for a default interest rate penalty of 5%, for any period in which the note is in default. In connection with this transaction, we also executed a Common Stock Purchase Warrant Agreement. Under the provisions of this agreement, the noteholders can purchase from 20,000 to 100,000 shares of our common stock at a price per share equal to the price per share we obtain in the next private placement of equity securities for which we receive an aggregate of $5,000,000 or more. We recorded the fair value of these warrants as determined by an independent valuation in connection with financing arrangements. Mr. Sculley and Brand Equity have agreed to convert the outstanding principal amount and accrued but unpaid interest of $260,646 and $578,840, respectively, into 5.21 and 11.58 shares of Series C Preferred Stock, respectively. In addition, the outstanding principal amount of the note with the trusts controlled by Mr. Naddaff converted to 4 shares of Series C preferred stock and the accrued but unpaid interest will be paid in cash.

     On January 30, 1995 we obtained financing from David Sculley in the principal amount of $100,000. This promissory note bore interest at prime plus 2% and was paid in full on April 17, 1998.

     On February 16, 1998 we obtained financing from George Naddaff in the principal amount of $100,000. This promissory note bore interest at a rate of prime plus 2% and was paid in full on April 17, 1998.

Debentures

     On December 22, 1998 and January 25, 1999, Salvatore J. Rametta invested an aggregate of $350,000 in Ranch *1. Mr. Rametta was issued debentures evidencing the investment with an interest rate of 10% per annum payable quarterly and a maturity period of 13 months from issuance. If not paid on maturity, the interest rate on the debentures increases monthly and the conversion price decreases so that if not paid, on the 19-month anniversary of their issuance, the debentures will become convertible into common stock at a rate of $.25 per share. As part of this financing, Mr. Rametta received five-year warrants to purchase 157,500 shares of our common stock at a purchase price of $2.50 per share, subject to adjustment. Salvatore Rametta is the father of our President and Chief Executive Officer, Sebastian Rametta. Mr. Rametta's loan will be repaid upon maturity of the debentures with a portion of the net proceeds from this offering.

Other Transactions

     One of our executive officers and stockholders, Gary Occhiogrosso, owns approximately 33% and is a director of TD Advertising Inc., a company that performs media buying services for Ranch *1. In 1999, we paid TD $95,995 in fees.

     In connection with its purchase of our Series A convertible preferred stock in February 1998, the Series A stockholders, including Brand Equity Ventures and Silver Brand Partners, were issued performance-based warrants to purchase shares of common stock based on the results of our operations in fiscal 1999. They received an aggregate of 1,440,000 performance-based warrants having a ten-year term and an exercise price of $1.00 per share.

     In connection with the acquisition of Ranch *1 Group, Inc. and subsidiaries, we issued unsecured promissory notes to Messrs. Davidi and Gottlieb, founders of Ranch *1, aggregating $600,000, bearing interest at 6% and payable in monthly installments of $11,600. As of May 31, 1999, the outstanding balance of the notes was $316,536.

     On June 1, 1997, we entered into a one-year consulting agreement with George Naddaff to assist us in opening both company-owned and franchise restaurants. This agreement provided for annual compensation to Mr. Naddaff of $125,000 and was subsequently terminated by mutual consent upon the expiration of the initial term.

     On May 1, 1997, we entered into a one-year consulting agreement with David Sculley to assist us in opening both company-owned and franchise restaurants. This agreement provided for annual compensation to Mr. Sculley of $125,000. In addition, Mr. Sculley received a warrant to purchase 150,000 shares of our common stock at an exercise price of $2.00 per share. This agreement was terminated by mutual consent upon the expiration of the initial term.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 11, 1999, assuming the automatic conversion of all outstanding shares of our convertible preferred stock and as adjusted to reflect the sale of the shares of common stock offered hereby, by:

     o    each  person  or  group  of  affiliated   persons  who  we  know  owns
          beneficially 5% or more of our common stock;

     o    each of our directors;

     o    our executive officers listed in the Summary Compensation Table; and

     o    all of our directors and executive officers as a group.

     Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table below includes the number of shares underlying options which are exercisable within 60 days from the date of this offering. The address for those individuals for which an address is not otherwise indicated is: 130 West 42nd Street, 21st Floor, New York, New York 10036.

                                          Shares Beneficially Owned Prior             Shares Beneficially Owned After
                                                  to this Offering                           this Offering
                                 ------------------------------------------       -----------------------------------
                                                     Number of                                  Number of
                                                      Shares                                     Shares
                                                    Underlying                                 Underlying
                                    Number of       Options or     Percent        Number of     Options or   Percent
Beneficial Owner                     Shares          Warrants        (%)           Shares        Warrants      (%)
-------------------------------  ------------     ------------     --------       ---------    -----------   --------

Mordechai Davidi                   879,349               --

Ori Gottlieb                       879,349               --

James Chickara                   1,409,731               --

Sebastian Rametta                                    75,326

George A. Naddaff                       (1)         115,619

Gary Occhiogrosso                  100,000               --

David W. Sculley                                    202,599

Brand Equity Ventures I, LP                         192,947
Three Pickwick Plaza
Greenwich, CT 06830

R. John Speich                          --          101,263

Christopher P. Kirchen                  (2)

Marc Singer                             (2)

Silver Brands Partners, LP                           95,231
5121 Broadway
San Antonio, TX 78209

Lou Mancuso                             --               --

All   directors   and   executive
officers as a group (10 persons)

----------

---------------------
     *    Less than 1% of total.

(1) Includes _____ shares of our common stock held by affiliated trusts for the benefit of Mr. Naddaff's children. Mr. Naddaff disclaims beneficial ownership of such shares.

(2) Includes ________ shares held by Brand Equity Ventures I, LP as of October 11, 1999. Mr. Kirchen is the Managing General Partner and founder of Brand Equity and disclaims beneficial ownership of such shares. Mr. Singer is the Investment Manager of Brand Equity and disclaims beneficial ownership of such shares.

                            DESCRIPTION OF SECURITIES

     The following description of the material terms of our capital stock is not intended to be complete. Our capital stock is fully described in our certificate of incorporation, certificates of designation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part. Our capital stock is also governed by provisions of applicable Delaware law.

     As of October 11, 1999, our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share and 7,800,000 shares of preferred stock, par value $.001 per share, of which 2,800,000 shares are designated as Series A convertible preferred stock, par value $.001 per share, 500,000 shares are designated as Series B convertible preferred stock, par value $.001 per share, and 150 shares are designated as Series C convertible preferred stock, par value $.001 per share. Upon completion of this offering, all of our outstanding shares of Series A, Series B and Series C preferred stock will be converted into an aggregate of ____ shares of common stock, and will no longer be outstanding.

Common Stock

     As of October 11, 1999, there were 12,857,743 shares of common stock outstanding and held of record by 59 stockholders. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued in consideration for payment thereof, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Upon the closing of this offering, there will be no shares of preferred stock outstanding.

Preferred Stock

     The board of directors is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 7,800,000 shares of preferred stock in one or more series and to fix or alter the designations, powers, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. We have no present plans to issue any shares of preferred stock. Please see
"-Anti-Takeover Effects of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws."

     Series A. As of October 11, 1999, there were 2,800,000 shares of Series A preferred stock issued and outstanding, with a liquidation preference of $2.50 per share. All outstanding shares of Series A preferred stock will be converted into an aggregate of _________ shares of common stock upon the closing of this offering and such shares of convertible preferred stock will no longer be authorized, issued or outstanding.

     The Series A preferred stock is convertible into shares of common stock at the rate equal to the lesser of $2.50 per share or 70% of the price per share in this offering. Dividends on the common stock are subject to the preferences and other rights of the Series A convertible preferred stock, and stockholders are entitled to receive such dividends as declared by the board of directors.
Dividends on the Series A preferred stock accrue at an annual rate of 8% and will convert into common stock at the initial public offering price or payable in cash, at the Company's option.

     In the event of any liquidation, holders of the Series A preferred stock share ratably in all our assets remaining after payments to the holders of the Series C preferred stock, and before payments to holders of the Series B preferred stock and holders of the common stock. The Series A stockholders have a $2.50 per share liquidation preference. Holders of the Series A preferred stock are entitled to receive all accrued and unpaid dividends in the event of a liquidation. The Series A stockholders have the right to elect two of our directors under certain conditions.

     Series B. As of October 11, 1999, there were issued and outstanding 273,300 shares of Series B preferred stock issued and outstanding, with a liquidation preference of $2.50 per share. All outstanding shares of Series B preferred stock will be converted into an aggregate of ________ shares of common stock upon the closing of this offering and such shares of convertible preferred stock will no longer be authorized, issued or outstanding. Holders of the Series B preferred stock are not entitled to dividends.

     The Series B preferred stock is convertible into shares of common stock at the rate equal to the lesser of $2.50 per share or 70% of the price per share in this offering. In the event of any liquidation, holders of the Series B preferred stock share ratably in all our assets remaining after payments to the holders of the Series A and Series C preferred stock, but before payments to holders of the common stock. The Series B stockholders have a $2.50 per share liquidation preference.

     Series C. As of October 11, 1999, there are 38 shares of Series C preferred stock outstanding, with a liquidation preference of $50,000 per share. The Series C preferred stock is automatically convertible into common stock upon consummation of this offering at 70% of the price per share in this offering. Dividends on the Series A and Series B preferred stock and common stock are subject to the preferences and other rights of the Series C preferred stock, and stockholders are entitled to receive such dividends as declared by the board of directors. Dividends on the Series C preferred stock are payable semi-annually at the rate of 15% per annum.

     In the event of any liquidation, holders of the Series C preferred stock share ratably in all our assets remaining before payments to holders of the Series A and Series B preferred stock and common stock. The Series C stockholders have a $50,000 per share liquidation preference. In addition, holders of the Series C preferred stock are entitled to receive all accrued and unpaid dividends.

Warrants

     As of October 11, 1999, there are five-year warrants outstanding to purchase a total of 414,500 shares of common stock. The exercise price of 337,500 of these warrants is $2.50 per share and the exercise price of 77,000 of these warrants is based on the price per share we will obtain in our next private placement of at least $5,000,000. The warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The warrants are all presently exercisable.

     In October 1999, warrants to purchase _______ shares of common stock were issued to purchasers of our Series C preferred stockholders. The warrants have a five-year term and an exercise price per share equal to the price per share of our common stock in this offering. The warrants are immediately exercisable.

Registration Rights

     We have agreed to grant registration rights to holders of our common stock to be issued upon conversion of our Series A, Series B and Series C convertible preferred stock. The shares of our outstanding preferred stock will be converted upon consummation of this offering for an aggregate of approximately _________ shares of our common stock. The stockholders have the right to demand one registration of their common stock commencing twelve months following completion of this offering. The stockholders also have the right to piggy-back their shares in an underwritten offering other than this offering.

     We entered into a registration rights agreement with Manhattan Bagel Company, Inc. which provides that Manhattan Bagel has the right to piggy-back their shares of common stock in this offering.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

     General

     Some provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. These provisions of Delaware law and the certificate of incorporation and bylaws may also have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of us, including unsolicited takeover attempts, even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

     Delaware Takeover Statute

     We are subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     o    the  transaction  is approved by the board of  directors  prior to the
          date  the  interested   stockholder  obtained  interested  stockholder
          status;

     o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o on or subsequent to the date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder.

     A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to some exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

     In addition, some provisions of our certificate of incorporation and bylaws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Limitation of Liability and Indemnification Matters

     Our certificate of incorporation provides that, except to the extent prohibited by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as our directors. Under Delaware law, the directors have a fiduciary duty to us which is not eliminated by this provision of the certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to us for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision does not affect the directors, responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

     The certificate of incorporation also provides that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual has acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the company's best interests. Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise.

     Our bylaws provide for the indemnification of our directors and executive officers. We believe that these provisions are necessary to attract and retain qualified directors and executive officers. We are also in the application process to obtain liability insurance for our directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the certificate of incorporation. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Transfer Agent and Registrar

     The transfer agent and registrar for the common stock is Continental Stock Transfer and Trust Company.

                                              SHARES ELIGIBLE FOR FUTURE SALE

     The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that such sales could occur. Such sales also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. After this offering, ___________ shares of common stock will be outstanding. Of these shares, _____________ shares being offered hereby are freely tradable. This leaves __________ shares eligible for sale in the public market as follows:

Number of Shares        Date
----------------        --------------------------------------------------------
                        After the date of this prospectus

                        Upon the filing of a registration  statement to register
                           for resale shares of common stock issuable upon the exercise of options granted under our stock option plans

                        At various  times  after  90 days  from the date of this
                           prospectus (Rules 701 and 144)

                        At various  times  after  180 days from the date of this
                           prospectus   (subject,   in  some  cases,  to  volume
                           limitations) (lock-up and Rule 144)

     In general, under Rule 144, as currently in effect, our affiliates or a person (or persons whose shares are required to be aggregated) who has beneficially owned shares for at least one year will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

     o 1% of the then outstanding shares of common stock (approximately _________ shares immediately after this offering) or

     o (2) the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions.

     In addition, a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from one of our affiliates, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

     As of the date of this prospectus, options to purchase a total of 251,263 shares of common stock are outstanding, of which 180,379 shares are currently vested and immediately exercisable. Upon the closing of this offering, we intend to file a registration statement to register for resale the __________ shares of common stock reserved for issuance under our stock option plans. We expect such registration statement to become effective immediately upon filing. Shares issued upon the exercise of stock options granted under our stock option plans will be eligible for resale in the public market from time to time subject to vesting and, in the case of certain options, the expiration of the lock-up agreements referred to below.

     All of our directors, officers and stockholders have entered into lock-up agreements pursuant to which they have agreed that they will not sell directly or indirectly, any shares of common stock without the prior written consent of Josephthal & Co. Inc. for a period of 180 days from the date of this prospectus.

                                  UNDERWRITING

     The underwriters named below, for whom Josephthal & Co. Inc. is acting as representative, have agreed to buy, subject to the terms and conditions of the underwriting agreement, the number of shares listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

     Underwriters                                    Number of Shares
     ------------                                    ----------------

     Josephthal & Co. Inc.

     The underwriters have advised us that they propose to offer the shares to the public at the initial public offering price set forth on the cover of this prospectus. The underwriters propose to offer the shares to certain dealers at the same price less a concession of not more than $___ per share. The underwriters may allow and the dealers may reallow a concession of not more than $__ per share on sales to other brokers and dealers. After the offering, these figures may be changed by the representative.

     We have granted to the underwriters an option to purchase up to an additional ______ shares of common stock from us, at the same price to the public, and with the same underwriting discount, as set forth in the table on the cover page of this prospectus. The underwriters may exercise this option any time during the 45-day period after the date of this prospectus, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares as it was obligated to purchase under the underwriting agreement.

     The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the over-allotment option to purchase additional shares.

                                         Paid by Ranch *1

                                     No Exercise         Full Exercise
                                     -----------         -------------

         Per share ............     $                $

         Total ................     $                $

     Josephthal & Co. Inc., the representative, acted as placement agent in connection with the private placement of our Series C convertible preferred stock in October, 1999. We issued warrants to purchase shares of Series C convertible preferred stock and ____ warrants to purchase common stock at an exercise price of $___________ per share to Josephthal & Co. Inc. for its services as placement agent. We paid Josephthal & Co. Inc. $ for its services as placement agent. In addition, JP Partners L.P., an affiliate of Dan Purjes, Chairman of Josephthal & Co. Inc., participated in the private placement by purchasing 5 units, consisting of shares of Series C convertible preferred stock and warrants.

     We have also agreed to sell to the representative of the underwriters, for nominal consideration, warrants to purchase the number of shares of our common stock equal to 10% of the total number of shares of common stock sold in this offering at a price per share equal to 120% of the initial public offering price of the common stock. The warrants will be exercisable for a period of four years commencing one year from the effective date of this offering and will contain demand and "piggyback" registration rights with respect to the common stock issuable upon the exercise of the warrants. The warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of the offering except to officers or partners of the representative and members of the selling group and/or their officers or partners.

     We have agreed to indemnify the underwriters against liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect to those liabilities. The underwriters have informed us that neither they, nor any other underwriter participating in the distribution of the offering, will make sales of the common stock offered by this prospectus to accounts over which they exercise discretionary authority without the prior written approval of the customer specifically relating to the shares offered in this prospectus. The offering of our shares of common stock is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject an order for the purchase of shares in whole or part.

     We and each of our directors, executive officers and stockholders have agreed with the representative not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of common stock, options or warrants to acquire shares of common stock, or any related security or instrument, for a period of 180 days after the date of this prospectus, without the prior written consent of the representative.

     Prior to the offering, there has been no established trading market for the common stock. The initial public offering price for the shares of common stock offered by this prospectus was negotiated by us and the representative of the underwriters. The factors considered in determining the initial public offering price include:

     o    the history of and the prospects for the industry in which we compete;

     o    our past and present operations;

     o    our historical results of operations;

     o    our prospects for future earnings;

     o the recent market prices of securities of generally comparable companies;

     o the general condition of the securities markets at the time of the offering; and

     o    other relevant factors.

     There can be no assurance that the initial public offering price of the common stock will correspond to the price at which the common stock will trade in the public market subsequent to this offering or that an active public market for the common stock will develop and continue after this offering.

     To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing shares of common stock in the open market or by exercising the over-allotment option granted to the underwriters.

     The underwriters may also stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock on the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at anytime.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Ranch *1, Inc. (formerly Franchise Concepts Group, Inc.) and subsidiaries as of May 31, 1999 and for each of the years in the two-year period then ended, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 (including the exhibits, schedules and amendments to the registration statement) under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     You may read and copy all or any portion of the registration statement or any other information we file at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the Commission's Web site (http://www.sec.gov).

     We intend to furnish our stockholders with annual reports containing audited consolidated financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim consolidated financial information.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----
Independent Auditors' Report ............................................... F-2

Financial Statements:
     Consolidated Balance Sheet, May 31, 1999 .............................. F-3

     Consolidated Statements of Operations,
       Years Ended May 31, 1998 and 1999 ................................... F-4

     Consolidated Statements of Stockholders'
       Deficit, Years Ended May 31, 1998 and 1999 .......................... F-5

     Consolidated Statements of Cash Flows,
       Years Ended May 31, 1998 and 1999 ............................  F-6 - F-7

Notes to Consolidated Financial Statements .......................... F-8 - F-53

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Ranch*1, Inc. and subsidiaries:


We have audited the accompanying consolidated balance sheet of Ranch *1, Inc. and subsidiaries (formerly Franchise Concepts Group, Inc. and subsidiaries) as of May 31, 1999 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended May 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ranch*1, Inc. and subsidiaries as of May 31, 1999 and the results of their operations and their cash flows for each of the years in the two-year period ended May 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management of the Company is finalizing its cost reduction plan, and implementing a new strategic plan, which includes the opening of additional restaurants and raising investment capital. At May 31, 1999, $1,997,500 of the Company's outstanding notes payable, as well as related accrued interest, were past due and in default. At May 31, 1999, the Company was in violation of certain covenants of a $2,439,769 loan agreement with a financial institution, which has been classified as a current liability in the accompanying consolidated balance sheet. At May 31, 1999, the Company was also delinquent in the payment of New York State sales taxes, New York City occupancy taxes, certain real estate lease obligations and obligations under separation agreements with several former members of Company management. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                          KPMG LLP


Melville, New York
October 1, 1999

                         RANCH*1, INC. AND SUBSIDIARIES
                    (formerly Franchise Concepts Group, Inc.
                                and Subsidiaries)

                           Consolidated Balance Sheet

                                  May 31, 1999

                                              Assets
Cash                                                                                 $    574,298
Restricted cash                                                                           435,835
Franchise and other receivables, net of allowance for doubtful accounts of $70,000        411,560
Inventory                                                                                 117,196
Prepaid expenses and other assets                                                         310,637
                                                                                     ------------
               Total current assets                                                     1,849,526

Property and equipment, net                                                             5,974,821
Security deposits                                                                       1,012,263
Deferred financing costs, net                                                             155,611
Intangible assets, net                                                                    466,156
Other assets                                                                              515,610
                                                                                     ------------

               Total assets                                                          $  9,973,987
                                                                                     ============

                               Liabilities and Stockholders' Deficit

Accounts payable                                                                     $  2,317,093
Accrued expenses                                                                        1,725,917
Current installments of long-term debt, including amounts due to related
    parties of $2,550,661                                                               5,783,387
Current installments of capital lease obligations                                          91,814
Other short-term liabilities                                                              361,500
                                                                                     ------------
               Total current liabilities                                               10,279,711

Long-term debt due to related parties, excluding current installments                     203,375
Deferred franchise and area development fees                                            1,091,900
Deferred rent                                                                           1,706,535
Capital lease obligations, less current installments                                      357,866
Deferred revenue                                                                           91,873
Other long-term liabilities                                                               337,543
                                                                                     ------------
               Total liabilities                                                       14,068,803
                                                                                     ------------

Series A convertible, redeemable preferred stock $.001 par value,
    2,800,000 shares authorized, issued and outstanding                                 7,521,583

Stockholders' deficit:
    Common stock, $.001 par value, 20,000,000 shares authorized,
       11,401,263 shares issued and outstanding                                            11,401
    Additional paid-in capital                                                          6,024,853
    Accumulated deficit                                                               (17,652,653)
                                                                                     ------------

               Total stockholders' deficit                                            (11,616,399)
                                                                                     ------------

               Total liabilities and stockholders' deficit                           $  9,973,987
                                                                                     ============


See accompanying notes to consolidated financial statements.

                          RANCH*1, INC. AND SUBSIDIARIES
                     (formerly Franchise Concepts Group, Inc.
                                 and Subsidiaries)

                       Consolidated Statements of Operations

                         Years ended May 31, 1998 and 1999


                                                                                  1998            1999
                                                                              ------------    ------------
Revenues:
    Restaurant sales                                                          $ 10,164,153      17,147,358
    Royalties and franchise related revenue                                        475,952         815,296
    Other                                                                           39,702          49,628
                                                                              ------------    ------------
                                                                                10,679,807      18,012,282
                                                                              ------------    ------------

Expenses:
    Food and paper costs                                                         3,024,989       5,387,758
    Restaurant operating expenses                                                4,479,054       6,422,061
    Restaurant occupancy and related expenses                                    2,574,327       4,019,274
    Marketing and promotional expenses                                             918,831       1,174,756
    General and administrative                                                   4,548,694       4,806,110
    Depreciation and amortization                                                  685,864         787,104
    Impairment charges                                                           3,566,871          66,420
    Interest expense, net                                                          608,011         944,197
                                                                              ------------    ------------

                                                                                20,406,641      23,607,680
                                                                              ------------    ------------

Loss before income taxes and extraordinary item                                 (9,726,834)     (5,595,398)

Income taxes                                                                        14,936          59,398
                                                                              ------------    ------------

Loss before extraordinary item                                                  (9,741,770)     (5,654,796)

Extraordinary gain on extinguishment of debt                                       225,000            --
                                                                              ------------    ------------

Net loss                                                                        (9,516,770)     (5,654,796)

Accrual of dividends, issuance of performance warrants and
    amortization of issuance costs on preferred shares                            (111,741)     (1,000,739)
                                                                              ------------    ------------

Net loss applicable to common shares                                          $ (9,628,511)     (6,655,535)
                                                                              ============    ============

Net loss per common share:
    Loss before extraordinary item                                                   (0.91)          (0.61)
    Extraordinary gain                                                                0.02            --
                                                                              ------------    ------------

               Net loss - basic and diluted                                   $      (0.89)          (0.61)
                                                                              ============    ============

Weighted average number of common and common equivalent shares outstanding:
       Basic and diluted                                                        10,773,778      10,952,206
                                                                              ============    ============


See accompanying notes to consolidated financial statements.

                     RANCH*1, INC. AND SUBSIDIARIES
                (formerly Franchise Concepts Group, Inc.
                           and Subsidiaries)

            Consolidated Statements of Stockholders' Deficit

                   Years ended May 31, 1998 and 1999


                                                                   Common stock                                           Total
                                                             -------------------------    Additional                      stock-
                                                              Number of                    paid-in      Accumulated      holders'
                                                               shares         Amount       capital        deficit        deficit
                                                             -----------   -----------   -----------    -----------    -----------
Balance at May 31, 1997                                       10,000,000   $    10,000     4,265,424     (2,481,087)     1,794,337

Proceeds from issuance of common stock                           750,000           750     1,499,250           --        1,500,000

Issuance of stock warrants in connection with financing
    arrangements                                                    --            --         183,400           --          183,400

Issuance of stock and stock warrants for services                 60,000            60        31,044           --           31,104

Accrued dividends on preferred shares                               --            --        (102,356)          --         (102,356)

Amortization of issuance costs on preferred shares                  --            --          (9,385)          --           (9,385)

Net loss                                                            --            --            --       (9,516,770)    (9,516,770)
                                                             -----------   -----------   -----------    -----------    -----------

Balance at May 31, 1998                                       10,810,000        10,810     5,867,377    (11,997,857)    (6,119,670)

Proceeds from issuance of common stock                           100,000           100       299,900           --          300,000

Issuance of stock warrants in connection
    with financing arrangements                                     --            --         272,716           --          272,716

Issuance of stock for services                                   491,263           491        51,899           --           52,390

Issuance of options in connection with
    separation agreements                                           --            --         130,500           --          130,500

Accrued dividends on preferred shares                               --            --        (560,000)          --         (560,000)

Amortization of issuance costs on preferred shares                  --            --         (37,539)          --          (37,539)

Net loss                                                            --            --            --       (5,654,796)    (5,654,796)

Accrued dividends on preferred shares relating to issuance
    of performance warrants                                         --            --        (403,200)          --         (403,200)

Issuance of performance warrants                                    --            --         403,200           --          403,200
                                                             -----------   -----------   -----------    -----------    -----------

Balance at May 31, 1999                                       11,401,263   $    11,401     6,024,853    (17,652,653)   (11,616,399)
                                                             ===========   ===========   ===========    ===========    ===========


See accompanying notes to consolidated financial statements.

                          RANCH*1, INC. AND SUBSIDIARIES
                     (formerly Franchise Concepts Group, Inc.
                                 and Subsidiaries)

                       Consolidated Statements of Cash Flows

                         Years ended May 31, 1998 and 1999

                                                                                       1998           1999
                                                                                   -----------    -----------
Cash flows from operating activities:
    Net loss                                                                       $(9,516,770)    (5,654,796)
    Adjustments to reconcile net loss to net cash
       used by operating activities:
          Depreciation and amortization                                                685,864        787,104
          Amortization of debt discount                                                 52,731         29,559
          Impairment charges                                                         3,566,871         66,420
          Gain on extinguishment of debt                                              (225,000)          --
          Warrants or stock issued for services or debt                                236,296        455,606
          Increase in provision for doubtful accounts                                     --           50,000
          Deferred compensation charge (reversal)                                      503,143       (326,418)
          Changes in operating assets and liabilities, net of effect of purchase of acquired business:
               Franchise and other receivables                                        (156,577)      (107,998)
               Inventory                                                               (62,254)        (2,898)
               Prepaid expenses and other assets                                      (198,657)      (209,615)
               Security deposits                                                      (525,522)      (118,255)
               Accounts payable                                                         60,453      1,238,178
               Accrued expenses                                                        472,140         80,111
               Deferred franchise and area development fees                            (82,600)       472,000
               Deferred revenue                                                        166,762        (74,889)
               Other short-term liabilities                                               --          361,500
               Deferred rent                                                           917,390        420,020
                                                                                   -----------    -----------
                       Net cash used by operating activities                        (4,105,730)    (2,534,371)
                                                                                   -----------    -----------

Cash flows from investing activities:
    Purchases of property, plant and equipment                                      (4,378,272)    (1,435,391)
    Acquisition of franchise restaurant                                               (200,000)          --
                                                                                   -----------    -----------
                       Net cash used by investing activities                        (4,578,272)    (1,435,391)
                                                                                   -----------    -----------

Cash flows from financing activities:
    Proceeds from sale of common stock                                               1,500,000        300,000
    Restricted cash                                                                   (200,000)      (235,835)
    Repayments of capital lease obligations                                             (8,884)       (56,485)
    Proceeds from convertible redeemable preferred stock, net                        6,812,303           --
    Payments of deferred financing costs                                               (45,849)      (126,359)
    Proceeds from third-party debt                                                        --        3,900,298
    Repayments of third-party debt                                                  (2,947,292)      (694,433)
    Proceeds from stockholder borrowings                                             1,200,000      1,287,500
    Repayments of stockholder borrowings                                              (694,389)      (102,637)
                                                                                   -----------    -----------
                       Net cash provided by financing activities                     5,615,889      4,272,049
                                                                                   -----------    -----------

Net (decrease) increase in cash                                                     (3,068,113)       302,287

Cash at beginning of year                                                            3,340,124        272,011
                                                                                   -----------    -----------

Cash at end of year                                                                $   272,011        574,298
                                                                                   ===========    ===========

                                                                     (Continued)

                          RANCH*1, INC. AND SUBSIDIARIES
                     (formerly Franchise Concepts Group, Inc.
                                 and Subsidiaries)

                       Consolidated Statements of Cash Flows

                         Years ended May 31, 1998 and 1999

                                                                                       1998           1999
                                                                                   -----------    -----------
Non-cash transactions:
    Issuance of notes payable and assumption of liabilities in
       connection with acquisition of franchisee restaurant                        $   260,000           --
                                                                                   ===========    ===========

    Accrued dividends and issuance of performance warrants on
       preferred shares                                                            $   102,356        963,200
                                                                                   ===========    ===========

Cash paid during the period for:
    Interest                                                                       $   658,402        302,935
                                                                                   ===========    ===========

    Income taxes                                                                   $    14,936         59,398
                                                                                   ===========    ===========


See accompanying notes to consolidated financial statements.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



(1)  DESCRIPTION OF BUSINESS

     Ranch*1, Inc. and subsidiaries (Ranch*1) (formerly Franchise Concepts Group, Inc.) operates in a single segment, which is the franchising and operating of food service stores under the Ranch*1 brand name, specializing in fresh, convenient meal solutions featuring a fresh grilled chicken breast sandwich, fresh-cut Ranch Fries and a variety of freshly prepared menu selections. Unless otherwise indicated, Ranch*1 are hereinafter referred to collectively as the "Company".

     At May 31, 1999, there were 41 Ranch*1 stores, consisting of 23 franchise stores and 18 Company owned stores.

(A)  CORPORATE ORGANIZATION

     The Company was incorporated in the State of Delaware on June 12, 1996. In November 1996, the Company acquired 100% of the outstanding common stock of Ranch*1 Group, Inc. and affiliates, pursuant to a stock purchase agreement dated September 26, 1996, for aggregate consideration of $2,422,234.

     In April 1997, an amendment to the Company's certificate of incorporation was approved and adopted to give the Company the authority to issue the following classes of stock: (i) a total of 15,000,000 shares of common stock, with a par value of $.001; (ii) a total of 1,000,000 shares of preferred stock, with a par value of $.001, to be issued in such series and with such designations, powers, preferences, rights, and such qualifications, limitations or restrictions thereof as the Board of Directors shall fix by resolution.

     On February 26, 1998, a second amendment to the Company's certificate of incorporation was approved and adopted pursuant to the sale of $4,000,000 of Series A Convertible Preferred Stock (note 8). The amendment increases the number of authorized common shares to 20,000,000 and established the authority to issue 2,800,000 shares of Series A Convertible Preferred Stock, with a par value of $.001 per share. The amendment also established parameters for dividends, liquidation preferences, voting rights and other governance matters.

     On July 30, 1999, the Board of Directors adopted a resolution and certificate of amendment to the second amended and restated certificate of incorporation, as well as adopted certificates of designation of Series B and Series C Convertible Preferred Stock. The Board designated 500,000 shares of Series B preferred stock, with a $.001 par value and $2.50 liquidation value per share. The Series B preferred stock are non-dividend bearing and are automatically convertible into shares of common stock on the date that a Registration Statement registering shares of common stock is declared effective. The Series C 15% convertible preferred stock are automatically convertible into shares of common stock on the date that a Registration Statement registering shares common stock is declared effective. The Series C certificate of designation was subsequently amended on September 13, 1999 and September 20, 1999 (note 8).

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     On August 20, 1999, a third amendment to the Company's certificate of incorporation was approved and adopted, pursuant to the July 30, 1999 resolution. The amendment changes the name of the Company to Ranch*1, Inc. The amendment also (i) increases the number of authorized shares of capital stock to 32,800,000 of which 25,000,000 shares are designated $.001 par value common stock, (ii) designated 2,800,000 shares as Series A Convertible Preferred Stock with a $.001 par value and (iii) designated 5,000,000 shares of $.001 par value Preferred Stock, to be issued in such series and such designations, preferences, powers and rights as the Board of Directors may authorize. The amendment also re-established parameters for dividends, liquidations preferences, voting rights and other governance matters.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  BASIS OF PRESENTATION

          The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

          The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. However, due to the matters discussed below, its continuation as a going concern can not be reasonably assured.

          The  Company  has  incurred   aggregate   losses  since  inception  of
          $17,652,653, inclusive of a net loss in fiscal 1999 of $5,654,796. Based upon interim financial information prepared by management, the Company has continued to incur losses in fiscal 2000.

          Additionally, at May 31, 1999, the Company is delinquent in the filing and payment of New York State sales taxes of approximately $320,000 and New York City occupancy taxes of approximately $290,000. At May 31, 1999, the Company was in default in the payment of obligations pursuant to restaurant operating leases of $147,000. As indicated in note 15, the Company has entered into Stipulation Agreements to cure the above mentioned lease defaults. Additionally, two $300,000 notes payable which matured on June 6, 1998, a $60,000 note payable which matured on April 27, 1999, a $225,000 note payable which matured on
          December 16, 1998, three $100,000 notes payable which matured on December 17, 1998, a $500,000 note payable which matured on December 18, 1998, two notes payable aggregating $62,500 which matured on January 30, 1999, a $250,000 note payable which matured on February 6, 1999, such obligations aggregating $1,997,500 plus related accrued interest, and all of which are in default at May 31, 1999. Additionally, as indicated in note 7, the Company was in violation of certain covenants of a $2,439,769 loan agreement with a financial institution.

          In fiscal 1999, the Company commenced a Cost Reduction Plan which included the resignation of several corporate officers (note 13) and a reduction in workforce. The Company also began the implementation of a new strategic plan, which includes a significant expansion in franchising operations, the development of new prototype restaurants, the satisfaction and restructuring of delinquent debt obligations and the completion of new financing arrangements.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999

          On May 6, 1999, the Company entered into an agreement with an investment banking firm for a proposed initial public offering of $20,000,000 of the common stock of the Company on a firm commitment basis, subject to various terms and conditions as outlined in the Agreement. Additionally, on June 11, 1999, the Company entered into a second agreement with the investment banking firm to sell a maximum of $4,000,000 of convertible preferred stock on a best efforts basis.

          Subsequent to May 31, 1999, the Company sold 124,000 shares of Series B Preferred Stock for $310,000 and obtained one year bridge loans aggregating $685,000, bearing interest at 15% and issued an aggregate of 137,000 warrants exercisable at $2.50 per share, based on a change in control, or the initial public offering price.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


          On September 10, 1999, noteholders aggregating $2,937,500, including $1,937,500 of notes payable in default on May 31, 1999 extended the maturity date of these obligations, including accrued interest, until March 10, 2000.

          As indicated in note 8, all outstanding shares of Series B Preferred Stock are also automatically convertible into Company common stock at the lower of $2.50 per share or 70% of the initial public offering price on the date that a Registration Statement registering shares of common stock is declared effective.

          In September 1999, noteholders aggregating $2,487,500, including $2,087,500 of notes payable outstanding at May 31, 1999 and $400,000 of bridge loans issued subsequent to May 31, 1999, converted their obligations, inclusive of accrued interest, into Series C preferred stock at $50,000 per share, effective immediately, which is automatically convertible into Company common stock at 70% of the initial public offering price of the common stock on the date that a Registration Statement registering shares of common stock is declared effective. The Series C noteholders will receive warrants equal to 1/3 of the preferred stock acquired, exercisable at the initial public offering price. In the event that an initial public offering is not consumated within an 18 month period, at the option of the holder, the Company must redeem the preferred stock at $50,000 per share plus accrued dividends. In the event of a change in control prior to an initial public offering, the holder has the option to redeem as noted above or convert their holdings into common stock at $2.50 per share. As a condition of this conversion, all warrants previously held by the aforementioned bridge noteholders were surrendered.

          In September 1999, the holders of 2,800,000 shares of Series A of Preferred Stock, pursuant to the approval of greater than 60% of the Series A preferred stockholders, agreed to convert their shares of Series A Preferred Stock into shares of common stock, at the lower of $2.50 per share or 70% of the initial public offering price on the date that a Registration Statement registering shares of common stock is declared effective and, at the Company's option, either convert $662,356 of accumulated dividends as of May 31, 1999 and an acceleration of $2,137,644 of dividends payable through the remaining term of the Series A preferred stock agreement into shares of common stock at the initial public offering price or be paid in cash.

          Additionally, on July 30, 1999, warrant holders of 2,193,333 outstanding warrants converted the warrants into 1,456,480 shares of Company common stock on a cash-less exercise, based upon the fair value of the warrants on July 30, 1999 as determined by the Company's Board of Directors, at a conversion rate of $2.40 per share.

          Management believes that the finalization of its financing arrangements and implementation of its Strategic Plan will enable the Company to achieve profitable operations and restore liquidity. However, no assurance can be made regarding the successful completion of the aforementioned financing arrangements or achievement of the Strategic Plan as outlined above, or if such plans are achieved, that the Company's operations will be profitable.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     (B)  RESTRICTED CASH

          Restricted cash consists of segregated balances relating to certain franchise agreements, co-operative advertising funds and construction funds.

     (C)  INVENTORIES

          Inventories consist primarily of restaurant food items and supplies and are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     (D)  DEFERRED FINANCING COSTS

          Deferred financing costs are being amortized over the term of the debt. Accumulated amortization was $16,596 at May 31, 1999.

     (E)  PROPERTY AND EQUIPMENT

          Property and equipment is stated at cost. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

          Restaurant equipment                                 5-7 years
          Furniture and fixtures                               5-7 years
          Computer equipment and software                        5 years

     (F)  PRE-OPENING COSTS

          Pre-opening costs incurred in connection with the opening of new restaurants are expensed as incurred and are included in restaurant operating expenses in the accompanying consolidated statements of operations.

     (G)  INTANGIBLE ASSETS

          Intangible assets represents goodwill, the excess of purchase price over the fair value of net assets acquired. Goodwill and related intangible assets are being amortized on a straight-line basis over a twenty-year period.

          The Company assesses the recoverability of goodwill and other intangibles by determining whether the amortization of the related balances over their remaining useful lives can be recovered through undiscounted future operating cash flows. The amount of goodwill impairment, if any, is measured based on estimated fair value. Estimated fair value is generally determined based upon discounting estimated future cash flows. The assessment of the recoverability of goodwill and other intangibles will be impacted if estimated future operating cash flows are not achieved (note 4). At May 31, 1999, goodwill was $521,600 and accumulated amortization was $55,444. Amortization expense was $169,919 and $26,729 for the years ended May 31, 1998 and 1999, respectively.

     (H)  FRANCHISE, LICENSING AND AREA DEVELOPMENT FEE REVENUE RECOGNITION

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


          Franchisees are required to execute a separate franchise or license agreement for each restaurant. Under an area development agreement, the number of restaurants and the area designated for development are established and the franchisee is required to construct and open such restaurants within a defined timetable. For each restaurant under an area development agreement, a separate franchise or license agreement is executed.

          Franchisees under a franchise agreement are generally required to pay an initial franchise fee and a monthly royalty of 5% of restaurant sales. Licensees are required to pay an initial licensing fee and a monthly royalty of 4% of restaurant sales.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


          Franchise and licensing fees are recognized as revenue when the Company performs substantially all initial services required by the franchise or licensing agreement, which is generally upon restaurant opening. Revenue under area development agreements is recognized ratably over the number of restaurants opened, as provided for in the respective agreements. Franchise and licensing royalties are accrued as earned. Franchise, licensing and area development fees received prior to completion of the revenue recognition process are recorded as deferred revenue. At May 31, 1999, $1,091,900 of deferred franchise and area development fees are included in the accompanying consolidated balance sheet.

     (I)  ADVERTISING

          The Company maintains advertising funds for local and regional advertising, in accordance with the Ranch*1 Franchise Agreement. Under this arrangement, the Company collects and disburses fees paid by franchisees and Company-owned stores for advertising, promotional and public relations programs for the Ranch*1 concept. Contributions are based on specified percentages of net sales, generally ranging between 3% - 4%. Advertising contributions from Company-owned stores are included in marketing and promotional expenses in the accompanying consolidated statements of operations. Total advertising expenses were $972,824 and $1,572,298 for the years ended May 31, 1998 and 1999, respectively, which are included in marketing and promotional expenses in the accompanying consolidated statements of operations. Total advertising contributions realized from franchisees was $53,993 and $397,542 for the years ended May 31, 1998 and 1999, respectively, and is recorded as an offset to advertising expense in marketing and promotional expenses. The Company charges all production costs of advertising to expense when the advertisements are run. The Company also funds the excess of any advertising expenditures over revenues, if any, and records such amounts in marketing and promotional expenses in the accompanying consolidated statements of operations.

     (J)  LONG-LIVED ASSETS

          The Company's accounting policies relating to the recording of long-lived assets, including property and equipment and intangibles are discussed above. The Company has adopted the provisions of Statement 121. Statement 121 requires, among other things, that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair values of the assets (note 4). Assets to be disposed of or sold are reported at the lower of the carrying amount or fair value less costs to sell.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     (K)  INCOME TAXES

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their existing tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     (L)  DEFERRED RENT

          Rent expense on operating leases with scheduled or minimum rent increases is expensed on the straight-line basis over the lease terms. Deferred rent represents the excess of rent charged to expense over rent payable under the lease agreement.

     (M)  DEFERRED REVENUE

          Deferred revenues represent advances received pursuant to the terms of a marketing agreement, which are recorded as revenue over the term of the agreement.

     (N)  FINANCIAL INSTRUMENTS

          Management of the Company believes that the book value of its monetary assets and liabilities, approximates fair value as a result of the short-term nature of such assets and liabilities.

     (O)  ACCOUNTING FOR STOCK-BASED COMPENSATION

          Effective July 1, 1996, the Company adopted SFAS No. 123 "Accounting for Stock-Based Compensation", which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation under the existing accounting rules contained in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, but has provided disclosures of stock-based compensation expense determined under the fair value provisions of SFAS No. 123.

     (P)  BASIC AND DILUTED LOSS PER COMMON SHARE

          In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share excludes any dilution. It is based upon the weighted average number of common shares outstanding during the period. Dilutive earnings per share reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company's dilutive earnings per share equals basic earnings per share for each of the years in the two-year period ended May 30, 1999 because all common stock equivalents (i.e., options and warrants) were antidilutive in those periods.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     (Q)  COMPREHENSIVE INCOME

          Effective for fiscal 1999, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income". This Statement requires that companies disclose comprehensive income, which includes net income, foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on marketable securities classified as available-for-sale. Because the Company did not have any foreign currency translation adjustments, minimum pension liability adjustments, or unrealized gains or losses on marketable securities classified as available-for-sale, for the years ended May 31, 1998 and 1999, comprehensive loss equaled the net loss of ($9,516,770) and ($5,654,796), respectively.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     (R)  CONCENTRATIONS OF RISK

          At May 31, 1999, all but one of the Company's owned and operated restaurants are located in the New York, New Jersey and Connecticut tri-state area. Consequently, adverse economic or other conditions in the tri-state area could have a more significant effect on the results of operations than would be the case for a company with a more geographically dispersed restaurant base.

          The Company has one supplier for chicken breasts, the core product used in virtually all the Company's menu items. Although the Company believes that alternative sources of supply are available, any increse in price or failure to perform by the supplier could significantly increase food costs or disrupt restaurant operations.

          The Company's trade receivables consist principally of receivables from franchisees for royalties and advertising contributions, as well as one receivable pursuant to an area development agreement. At May 31, 1999, two franchise receivables individually exceeded 5% of franchise royalties receivable, aggregating 15%, and one area development receivable was $250,000, including $167,000 which is classified as a long-term asset.

     (S)  USE OF ESTIMATES

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosures of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)  ACQUISITIONS

     On April 27, 1998, the Company purchased the assets and assumed certain liabilities of a franchised restaurant for an aggregate consideration of $460,000, including cash payments of $200,000. This transaction has been accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to identifiable assets and liabilities based upon their fair values at the date of acquisition. The excess of the aggregate purchase price over the fair value of net assets acquired of $399,000 was recorded as goodwill and is being amortized over twenty years.

     The Company's 1998 financial statements contain one month of operations of this restaurant. Pro forma data has not been provided, as they were deemed immaterial to the operations of the Company by management.

(4)  IMPAIRMENT CHARGES

     Based upon a strategic assessment of recent trends, pursuant to the approval of the Board of Directors, in 1998 the Company recorded a charge of $3,566,871, representing the write-down of impaired restaurant assets, as well as the write-down of goodwill.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     The Company performed an in-depth analysis of historical and projected operating results, which reflected a pattern of historical operating losses and negative cash flows, as well as continued projected negative cash flow and operating results. Accordingly, the Company has recorded an impairment charge to write-down these impaired assets, including both enterprise value goodwill and goodwill associated with restaurant acquisitions and will contemplate the restaurants' potential closure upon future operating results. The Company has ascribed no value to the leasehold improvements as these assets inure to the benefit of the landlord and has estimated the net realizable value of furniture and equipment. In fiscal 1999, a further impairment charge of $66,420 was recorded. The components of the charges are as follows:

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999

                                                      1998          1999
                                                   ----------    ----------

     Write-down of goodwill                        $3,005,839          --
     Write-down of leasehold improvements
         and equipment                                561,032        66,420
                                                   ----------    ----------

                                                   $3,566,871        66,420
                                                   ==========    ==========

(5)  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at May 31, 1999:

     Restaurant equipment                                      $   952,777
     Furniture and fixtures                                        791,165
     Computer equipment and software                               762,286
     Leasehold improvements                                      4,607,435
                                                               -----------
                                                                 7,113,663
     Less accumulated depreciation
          and amortization                                      (1,138,842)
                                                               -----------
                Property and equipment, net                    $ 5,974,821
                                                               ===========


     Depreciation and amortization expense of property and equipment was $324,795 and $760,375 for the years ended May 31, 1998 and May 31, 1999, respectively.

(6)  AREA DEVELOPMENT AGREEMENT

     On April 27, 1999, the Company entered into an international development agreement to develop and operate up to 35 units of Ranch*1 in Asia for $500,000. As of May 31, 1999, no units have opened pursuant to the provisions of the agreement. The agreement provided for an initial cash payment of $250,000 and the remaining $250,000 payable in three annual installments, due on the anniversary date of this agreement. At May 31, 1999, these fees are included in the accompanying consolidated balance sheet as deferred franchise and area development fees.

(7)  FINANCING ARRANGEMENTS

     Long-term debt at May 31, 1999 is summarized as follows:

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     Obligations to financial institutions (a)                   $2,439,769
     Convertible note payable (b)                                      --
     Promissory notes, net of debt discount of
          $6,608 (c)                                              3,546,993
                                                                 ----------
                                                                  5,986,762
     Less current installments                                    5,783,387
                                                                 ----------
                                                                 $  203,375
                                                                 ==========

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     (A)  OBLIGATIONS TO FINANCIAL INSTITUTION

          On August 31, 1998, the Company entered into a $2,600,000 loan agreement with a financial institution and $2,439,769 is outstanding at May 31, 1999. The loan bears interest at a fixed rate of 10.08% and is secured by a first priority interest in specified corporate assets and stipulated cross-corporate subsidiary guarantees, with monthly principal and interest payments payable over a ninety month term. The loan agreement contains a variety of financial and operating covenants and the Company was not in compliance with several of these covenants as of May 31, 1999. Accordingly, at May 31, 1999, the obligation is classified as a current liability in the accompanying consolidated balance sheet.

     (B)  CONVERTIBLE NOTE PAYABLE

          On November 18, 1996, the Company executed a loan agreement with Manhattan Bagel Company (MBC), which provided for the issuance of a $1,500,000 convertible note, bearing interest at prime plus 2% (10% at May 31, 1997). As additional consideration for the issuance of the note, MBC received 5% of the then outstanding common stock of the Company. The Company has recorded the fair value of the shares at the date of issuance, approximately $100,000, as a deferred financing cost and additional paid-in capital in the accompanying consolidated balance sheet. The note also provides for a default interest rate penalty of 4%, for any period in which the note is in default. The debt is convertible into common stock at the option of MBC upon the Company's filing for an initial public offering of its common stock pursuant to the Securities Act of 1933. The shares are convertible at a formula rate defined in the loan agreement. The note matures at the earlier of the consummation of a qualified initial public offering or November 18, 1999.

          At May 31, 1997, the Company was in default with the provisions of the $1,500,000 convertible note agreement with MBC. On November 19, 1997, MBC filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. On January 22, 1998, legal counsel for MBC issued a default letter to the Company, demanding immediate and full payment of the $1,500,000 obligation plus accrued interest and indicated its intention to perfect its security interest in the pledged collateral. On February 26, 1998, the Company entered into a stipulation agreement with MBC, subject to Bankruptcy Court and other approvals, which would provide for a settlement of the $1,500,000 convertible note payable for $1,275,000 and accrued interest, among other conditions. On March 30, 1998, the Bankruptcy Court entered an approval order of the stipulation agreement and the obligation was satisfied by the Company. The Company has accounted for the forgiveness of debt of $225,000 as an extraordinary gain in the accompanying 1998 consolidated statement of operations.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999

     (C)  NOTES PAYABLE

          On February 19, 1999, the Company obtained bridge financing from a shareholder and director through the issuance of a promissory note in the amount of $250,000. The notes are unsecured, bear interest at a fixed rate of 10% and mature on March 19, 2000. The loan agreement contains a provision accelerating the payment of principal and interest if the Company obtains additional financing of at least $5,000,000 through either debt or equity. The notes also provide for a default interest rate penalty of 4%, for any period in which the note is in default. In connection with this transaction, the Company also executed a Common Stock Purchase Warrant Agreement. Under the provisions of the Agreement, the lender could purchase 112,500 shares of the Company's common stock at a per share price of $2.50. The Company recorded the fair value of these warrants as determined by an independent valuation in connection with financing arrangements of $0 as additional paid-in capital and debt discount. At May 31, 1999, $250,000 is outstanding under this financing arrangement.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



          On January 25, 1999, the Company obtained $350,000 of short-term financing. The loan is unsecured, bears interest at a fixed rate of 10% and is payable quarterly and the principal amount is due on February 25, 2000. Additionally, if the notes are in default at or subsequent to the maturity date, they are convertible at the option of the holder into common stock at the rate of $.25 per share. The loan agreement contains a provision accelerating the payment of principal and interest if the Company obtains additional financing of at least $5,000,000 through either debt or equity. The loan also provides for a default interest rate penalty of 4%, for any period in which the note is in default. In connection with this transaction, the Company also executed a Common Stock Purchase Warrant Agreement. Under the provisions of the Agreement, the lender could purchase 157,500 shares of the Company's common stock at a per share price of $2.50. The Company recorded the fair value of these warrants as determined by an independent valuation in connection with financing arrangements of $4,725 as additional paid-in capital and debt discount. At May 31, 1999, $350,000 is outstanding under this financing arrangement.

          On January 18, 1999, the Company issued a note payable for construction services performed in the amount of $250,298. The note is unsecured, bears interest at a rate of 9.00% and matured on May 10, 1999. The Company has obtained an extension on the due date of this note through October 8, 1999. At May 31, 1999, the outstanding balance of the note was $100,092.

          On January 4, 1999, the Company obtained $400,000 of short-term financing. The loan is unsecured, bears interest at a rate of 10%, with interest payable quarterly and the principal amount is due in its entirety in February 2000. The loan agreement contains a provision accelerating the payment of principal and interest if the Company obtains additional financing of at least $5,000,000 through either debt or equity. The loan also provides for a default interest rate penalty of 4%, for any period in which the note is in default. In connection with this transaction, the Company also executed a Common Stock Purchase Warrant Agreement. Under the provisions of the Agreement, the lender could purchase 180,000 shares of the Company's common stock at a per share price of $2.50. The Company recorded the fair value of these warrants as determined by an independent valuation in connection with financing arrangements of $5,400 as additional paid-in capital and debt discount. At May 31, 1999, the outstanding balance of the note was $400,000.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999

          In July and August 1998, the Company obtained bridge financing from shareholders through the issuance of unsecured promissory notes aggregating $62,500 and $250,000, respectively. The notes bear interest at a rate of 12% and matured in January and February 1999. The notes provide for a default interest rate penalty of 2%, for any period in which the note is in default. In connection with this transaction, the Company also executed a Common Stock Purchase Warrant Agreement. Under the provisions of the Agreement, the note holders could purchase from 3,750 to 50,000 shares of the Company's common stock at a price per share equal to the price per share the Company obtains in the next private placement of equity securities for which the Company receives an aggregate of $5,000,000 or more. The Company recorded the fair value of these warrants as determined by an independent valuation in connection with financing arrangements of $54,626 as additional paid-in capital and debt discount. At May 31, 1999, an aggregate of $312,500 is outstanding under these financing arrangements and the Company was in default in the payment of these obligations.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


          In June 1998, the Company obtained bridge financing through the issuance of promissory notes aggregating $1,025,000, including $225,000 provided by the Company's Vice Chairman, $200,000 provided by an entity controlled by the Company's Chairman and $500,000 provided by a Company shareholder and director. The notes bear interest at a rate of 12% and matured in December 1998. The notes also provide for a default interest rate penalty of 5%, for any period in which the note is in default. In connection with this transaction, the Company also executed a Common Stock Purchase Warrant Agreement. Under the provisions of the Agreement, the note holders could purchase from 20,000 to 100,000 shares of the Company's common stock at a price per share equal to the price per share the Company obtains in the next private placement of equity securities for which the Company receives an aggregate of $5,000,000 or more. The Company recorded the fair value of these warrants as determined by an independent valuation in connection with financing arrangements of $205,000 as additional paid-in capital and debt discount. At May 31, 1999, an aggregate of $1,025,000 is outstanding under these financing arrangements and the Company is in default in the payment of these obligations.

          In connection with the April 27, 1998 acquisition of a franchised restaurant, the Company issued unsecured promissory notes aggregating $210,334, bearing interest at a rate of 7.50%. The Company satisfied a $60,334 note and the remaining notes are due as follows; $60,000 on April 27, 1999, and $90,000 on April 27, 2000. At May 31, 1999 the
          Company is in default on the note due April 27, 1999.

          On December 8, 1997, the Company's Chairman and Vice Chairman each provided the Company with $500,000 of short-term financing. The notes bear interest at prime plus 2% and are payable in two installments over a 180 day period. The maturity date of the notes accelerates upon the completion of a financing transaction, as defined. In connection with these financings, the Company also issued 100,000 common stock purchase warrants to each officer, exercisable at $2.75 per share, which expire in December 2002. The Company recorded the fair value of these warrants as determined by an independent valuation in connection with financing arrangements of $142,000 as additional paid-in capital and debt discount. At May 31, 1999, $600,000 is outstanding under this financing arrangements and the Company was in default in the payment of these obligations.

          The Company issued promissory notes in the amount of $135,000. The notes are payable in monthly installments of $5,983 commencing in November 1997, including interest at 6%. The noteholders have the right to convert the debt into common stock at the time of an initial public offering of the common stock, convertible at a rate defined in the loan agreement. The conversion option terminates upon the commencement of principal payments and such principal payments commenced in November 1997. At May 31, 1999, the outstanding balance of the note was $29,473.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


          In  connection  with  the  acquisition  of  Ranch*1  Group,  Inc.  and subsidiaries, the Company issued a series of sixty unsecured promissory notes to the former majority stockholders of Ranch*1 aggregating $600,000, bearing interest at 6% and payable in monthly installments of $11,600. The Company has recorded a debt discount of approximately $56,000 and a corresponding reduction of goodwill, in order to fair value the interest rate as of the date of issuance. As of May 31, 1999, the outstanding balance of the notes was $316,536.

          In connection with the March 31, 1997 acquisition of a franchise restaurant, the Company issued a non-interest bearing unsecured promissory note in the amount of $47,500. At May 31, 1999, the outstanding balance of the note was $20,000.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


              Maturities of all long-term debt are as follows:

                 Year ended May 31:
                      2000                                       $5,783,387
                      2001                                          124,767
                      2002                                           78,608
                      2003                                             --
                      2004                                             --
                      2005 and thereafter                              --
                                                                 ----------
                                                                 $5,986,762
                                                                 ==========

          As  indicated  in  note  17,  on  September   10,  1999,   noteholders
          aggregating $2,937,500 including $1,937,500 of notes payable in default at May 31, 1999, including accrued interest, extended the maturity date of the obligations until March 10, 2000.

          Also as indicated in note 17, in September 1999, noteholders aggregating $2,487,500 including $2,087,500 of notes payable outstanding at May 31, 1999 and $400,000 of bridge loans issued subsequent to May 31, 1999, converted their obligations, inclusive of accrued interest, into Series C preferred stock at $50,000 per share, effective immediately.

(8)  CAPITAL STRUCTURE

     The Company's capital structure at May 31, 1999 is as follows:

                                                                          VOTING
                                                              SHARES      RIGHTS
                                        PAR     SHARES       ISSUED AND    PER
           SECURITY                    VALUE   AUTHORIZED   OUTSTANDING   SHARE
           --------                    -----   ----------   -----------   -----

         Common stock                  .001   20,000,000    11,401,263    One
         Preferred stock, Series A     .001    2,800,000     2,800,000    One

     COMMON STOCK

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights. Subject to the preferential rights of any outstanding preferred stock, the holders of common stock will be entitled to such dividends as may be declared from time to time by the Board of Directors. In the event of any liquidation, the holders of common stock share ratably in all assets of the Company remaining after payments to the holders of preferred stock. The Series A stockholders have a $2.50 per share liquidation preference which is superior to the common stockholders and Series B preferred stockholders, but subordinate to the liquidation and dividend preference of the Series C preferred stockholders. Holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of the Company.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     During the period July 17, 1997 through September 23, 1997, the Company completed a series of five sales of common stock, whereby the Company issued 750,000 shares for a total consideration of $1,500,000. The
     Company's Chairman and Vice Chairman each purchased 125,000 shares of common stock at a price of $2.00 per share.

     On October 23, 1998, the Company completed the sale of common stock, whereby the Company issued 100,000 shares for a total consideration of $300,000. Pursuant to the terms of the stock subscription agreement, that in the event that the Company successfully completes a private placement of securities for which the Company receives at least $5,000,000, the Company issues shares of common stock or securities convertible into common stock at a price that is less than $3.00 per share, the Company shall issue additional common shares equivalent to the lower value.

     SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

     On February 26, 1998, the Company completed the sale of $3,000,000 of Series A Convertible Preferred Stock. Pursuant to the terms of the Series A Agreement, the shares are convertible into shares of common stock at the rate of $2.50 per share. The Series A Agreement includes, among other things, restrictions and limitations on dividends, additional indebtedness and capital expenditures. The agreement also provides that the Company can require these investors to purchase an additional $4,000,000 of Series A Convertible Preferred Stock, under similar terms and conditions, prior to December 31, 1998, as long as the Company is not in default with the provisions of the Series A Agreement. On April 14, 1998, the Company completed the sale of the remaining $4,000,000 of Series A Convertible Preferred Stock. The preferred stock is mandatorily converted into common stock upon the consummation of a qualified initial public offering of the Company's common stock, as defined. Additionally, the Agreement provides for a preference payment to the preferred stockholders upon the sale of the Company. At the end of a five-year period, the preferred stockholders have the right to redeem their shares for cash at $2.50 per share.

     In connection with this transaction, the Company also executed a Common Stock Purchase Warrant Agreement. Under the provisions of the Agreement, the preferred stockholders could receive warrants, calculated on a formula basis, to purchase additional shares of common stock at $1.00 per share, if the Company does not meet specified financial covenants. As of May 31, 1999, the Company did not meet these specified financial covenants, and as such has issued 1,440,000 warrants to the preferred stockholders. The Company has accounted for the fair value of the warrants issued, $403,200, based upon an independent valuation as additional dividends, with a corresponding offset to additional paid-in-capital. As indicated in note 17, the warrants were subsequently converted into shares of common stock on a cash-less exercise basis.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


          Dividends on Series A Convertible Preferred Stock accrue at an annual rate of 8%. Holders of the Series A Convertible Preferred Stock are entitled to receive all accrued and unpaid dividends. The February 20, 1998 amendment to the Articles of Incorporation provide the Series A holders with the right to elect a stipulated number of Directors of the Company, under specified conditions and limit the number of directors. Holders of a majority of the outstanding shares of Preferred Stock may elect, beginning on February 26, 2008, to have the Company redeem all of the then outstanding shares of Preferred Stock at the original price plus cumulative and unpaid dividends. As a result of this "put" provision, the Preferred Stock has been classified outside of equity in the accompanying consolidated balance sheet. In addition, the offering related expenses are being amortized directly to additional paid-in capital on a straight-line basis over the five-year period of the preferred stock agreement. At May 31, 1998 and 1999, dividends of $102,356 and $560,000, respectively, have been accrued and are charged directly to additional paid-in capital.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     At May 31, 1999, the Company was in violation of certain covenants of the Series A preferred stock agreement. On September 28, 1999, the Company received a waiver of these covenant violations through June 1, 2000.

     In September 1999, the holders of 2,800,000 shares of Series A of Preferred Stock, pursuant to the approval of greater than 60% of the Series A preferred stockholders, agreed to convert their shares of Series A Preferred Stock into shares of common stock, at the lower of $2.50 per share or 70% of the initial public offering price on the date that a Registration Statement registering shares of common stock is declared effective and, at the Company's option, either convert $662,356 of accumulated dividends as of May 31, 1999 and an acceleration of $2,137,644 of dividends payable through the remaining term of the Series A preferred stock agreement into shares of common stock at the initial public offering price or be paid in cash.

     SERIES B CONVERTIBLE PREFERRED STOCK

     During the period March 23, 1999 through May 7, 1999, the Company executed stock subscriptions for $373,250 of Series B Convertible Preferred Stock for 149,300 shares at $2.50 per share. Pursuant to a Board of Directors resolution and certificate of amendment to the second amendment and restated certificate of incorporation on July 30, 1999, the Board designated 5,000,000 shares of Series B preferred stock, with a $.001 par value and $2.50 liquidation value per share. In August 1999, the Company then issued the 149,300 shares of Series B preferred stock. Accordingly, at May 31, 1999, $361,500, net of offering expenses, is classified as a current liability in the accompanying consolidated balance sheet. Subsequent to May 31, 1999, the Company sold an additional 124,000 shares of Series B preferred stock at $2.50 per share and received an aggregate of $310,000.

     In the event of any liquidation, dissolution, merger, or winding down of the Company, the proceeds will be distributed first to the Series C Convertible Preferred Stockholders until they have received an amount equal to $50,000 per share. Once the Series C Convertible Preferred Stock has received its liquidation preference, the Series A preferred stockholders receive an amount equal to $2.50 per share and any remaining proceeds will be distributed to the Series B Convertible Preferred Stockholders until they have received an amount equal to $2.50 per share. Any remaining proceeds will be distributed pro rata among the holders of common stock.

     The Series B preferred stock is non-dividend bearing and will have voting rights based upon the number of shares which could be converted at the optional conversion price, as defined.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     The Series B preferred stock is automatically convertible into common stock at the lesser of 70% of the initial offering price or $2.50 per share on the date that a Registration Statement registering shares of common stock is declared effective.

     SERIES C PREFERRED STOCK

     On July 30, 1999, the Board of Directors adopted a resolution and certificate of amendment and adopted a certificate of designation of Series C convertible preferred stock. The certificate of designation was subsequently amended on September 13, 1999 and September 20, 1999. The Board designated 150 shares of Series C preferred stock, with a $.001 par value and a liquidation value of $50,000 per share. The Series C preferred stock provides for an 15% cumulative dividend, payable semi-annually in cash or additional shares of Series C preferred stock at the Company's option. The Series C preferred stock has a liquidation and dividend preference superior to the holders of Series A and Series B preferred stock. Series C preferred stock is automatically convertible into common stock at 70% of the initial public offering price of the common stock on the date that a Registration Statement registering shares of common stock is declared effective. The Series C noteholders will receive warrants equal to 1/3 of the preferred stock acquired, exercisable at the initial public offering price. In the event that an initial public offering is not consumated within an 18 month period, at the option of the holder, the Company must redeem the preferred stock at $50,000 per share plus accrued dividends. In the event of a change in control prior to an initial public offering, the holder has the option to redeem as noted above or convert their holdings into common stock at $2.50 per share.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     OPTIONS

     The Company adopted the Ranch*1, Inc. 1998 Stock Option Plan (the Plan) which provides for the issuance of non-qualified stock options to employees, directors and consultants. The Plan automatically terminates on the fourth anniversary of the adoption of the Plan. The Plan provides that options, having a maximum term of four years, may be granted to purchase a maximum of 1,432,106 shares of common stock.

     The exercise price and vesting period of the options will be determined by a committee of the Board of Directors, however, the exercise price must be at least equal to the fair market value at the date of grant. Additionally, the options agreements contain anti-dilution provisions and acceleration provisions for a change in control, as defined.

     Activity in stock options is summarized as follows:

                                           1998                 1999
                                  --------------------  -------------------
                                  WEIGHTED     SHARES   WEIGHTED    SHARES
                                   AVERAGE     SUBJECT   AVERAGE    SUBJECT
                                  EXERCISE       TO      EXERCISE      TO
                                    PRICE      OPTION     PRICE     OPTION

     Beginning of year              $  --          --    $2.00     552,526
     Options granted                 2.00     552,526     2.50      75,000
     Options exercised                 --          --       --          --
     Options canceled                  --          --     2.00    (451,263)
                                    -----    --------    -----    --------

     End of year                    $2.00     552,526    $2.21     176,263
                                    =====    ========    =====    ========

     As of May 31, 1999, there were 180,379 options exercisable, including 75,000 options issued pursuant to a separation agreement and excluded from the table above, with a weighted average exercise price of $2.42.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" (Statement 123), which was adopted by the Company. The Company has elected to disclose the pro forma net income and earnings per share as if such method had been used to account for stock-based compensation cost as described in Statement 123.

     The per share weighted average fair value of stock options granted during fiscal 1998 and 1999 was $0.50 and $0.87 on the date of grant using the Black-Scholes option-pricing model with the following weighed average assumptions: 1998 - expected dividend yield 0.0%, risk-free interest rate of 6.22%,

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     volatility of 45% and an expected life of 5 years; 1999 - expected dividend yield 0.0%, risk-free interest rate of 4.90%, volatility of 55% and an expected life of 5 years. However, as the 75,000 options granted during 1999 were pursuant to a separation agreement, these options have been excluded from the stock option activity table above and the pro forma disclosure in the table below.

     The Company applies APB Opinion No. 25 in accounting for its Stock Option Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement 123, the Company's net loss and net loss per share would have been reduced to the pro forma amounts indicated below:

                                                1998                 1999
                                            -------------        -----------
     Net  loss applicable to common
        stockholders:
             As reported                    $  (9,628,511)       (6,655,530)
             Pro forma                         (9,649,036)       (6,748,425)
     Net  loss per common share:
             As reported                    $       (0.89)            (0.61)
             Pro forma                              (0.90)            (0.62)

(9)  INCOME TAXES

     Income tax expense for the years ended May 31, 1998 and 1999 consists of:

                                                   1998               1999
                                                  -------           -------
     Current:
         Federal                                  $    --                --
         State                                     14,936             9,398
         Foreign                                       --            50,000
                                                  -------           -------

                                                  $14,936            59,398
                                                  =======           =======

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 31, 1999 is presented below:

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     Deferred tax assets:
          Net operating loss carryforward                        $5,263,000
          Deferred revenue                                          518,000
          Accounts receivable                                        32,000
          Property and equipment                                     94,000
          Foreign tax credit                                         50,000
                                                                 ----------
               Total gross deferred tax assets                    5,957,000
                                                                 ----------
     Less valuation allowance                                     5,957,000
                                                                 ----------
               Net deferred tax assets                           $       --
                                                                 ==========

     The difference between the Company's effective and statutory income tax rate is principally attributable to a 100% valuation allowance applied against deferred tax assets.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     The change in the total valuation allowance for the years ended May 31, 1998 and 1999 was approximately $2,524,000 and $2,466,000, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $12,110,000. At May 31, 1999, the Company has net operating loss carryforwards for Federal of $12,022,000, State of $11,038,000 and New York City of $12,110,000 for income tax purposes, which are available to offset future taxable income, if any, through 2019. The loss for income tax purposes for the period ended May 31, 1999 was $5,282,000. Based upon the limited operating history of the Company and losses incurred to date, management does not believe that it is more likely than not that it will realize the benefit of the deferred tax assets and has fully reserved the deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be revised in the near term if estimates of future taxable income during the carryforward period are revised.

     In accordance with Section 382 of the Internal Revenue Code of 1986, as amended, as it applies to the NOL carryforwards, a change in more than 50% in the beneficial ownership of the Company within a three-year period (an "Ownership Change") will place an annual limitation of the Company's ability to utilize its existing NOL carryforwards to offset United States Federal taxable income in future years. Generally, such limitation would be equal to the value of the Company as of the date of the Ownership Change multiplied by the Federal long-term tax exempt interest rate, as published by the Internal Revenue Service. The Company believes that an Ownership Change has occurred relating to the net operating loss carryforward acquired in the Ranch*1 business acquisition and may have occurred due to changes in the beneficial ownership of the Company's Common Stock in the current three-year testing period and could cause the annual limitations as described above to apply. The Company has not determined what the maximum annual amount of taxable income is that can be reduced by the NOL carryforwards.

(10) OPERATING LEASES

     The Company's operations are conducted in leased premises. Including renewal options, remaining lease terms range from 1 to 17 years.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999

     The Company leases certain office and restaurant facilities and related equipment under noncancelable operating lease agreements with third parties. Certain leases provide for rent deferral during the initial term of such leases. At May 31, 1999, accruals related to rent deferrals and scheduled rent increases were $1,706,535, which represents amounts expensed for financial reporting purposes in excess of amounts paid. For financial reporting purposes, such leases are accounted for on a straight-line rental basis. At May 31, 1999, the Company was in default on obligations relating to certain lease agreements of which rental payments in arrears on these leased premises approximated $147,000. As indicated in note 15(b), the Company has entered into a variety of Stipulation Agreements for these leases and other leases which became in default subsequent to May 31, 1999.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



     Rental expense for all leases was approximately $2,435,000 and $3,673,000 for the years ended May 31, 1998 and 1999.

     Future   minimum   annual  rental   commitments   under  these  leases  are
     approximately as follows:

         YEARS                                                   AMOUNT
         -----                                                   ------

     Fiscal 2000                                                $ 3,744,475
     Fiscal 2001                                                  3,649,972
     Fiscal 2002                                                  3,627,852
     Fiscal 2003                                                  3,508,686
     Fiscal 2004                                                  3,608,701
     Fiscal 2005 and thereafter                                  21,189,102
                                                                -----------
           Total minimum lease payments                         $39,328,788
                                                                ===========

(11) CAPITAL LEASES

     The Company finances the purchase of certain restaurant equipment through capital leases. At May 31, 1999, property and equipment include $432,759 of net assets recorded under capital leases. These assets are amortized over the life of the respective leases.

     The Company's minimum future obligations under capital leases at May 31, 1999 are as follows:

     Fiscal 2000                                                   $151,689
     Fiscal 2001                                                    150,293
     Fiscal 2002                                                    132,666
     Fiscal 2003                                                    126,374
     Fiscal 2004                                                     40,256
                                                                   --------
     Total minimum lease payments                                   601,278

     Less amount representing interest                              151,598
                                                                   --------
              Present value of net minimum
                 lease payments (including
                 current portion of $91,814)                       $449,680
                                                                   ========

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999

(12) EMPLOYMENT AGREEMENTS

     On September 2, 1997 an agreement was signed between the Company and the Vice President of Finance and Administration of the Company for a period commencing in September 1997 through September 2000. The agreement provides for annual compensation of $125,000 and a relocation allowance not to exceed $15,000. This agreement also included the grant of non-qualified options to purchase up to 101,263 shares of stock at an exercise price of $2.00, the fair value at the date of grant. The options vest as follows:
     30% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date. In addition, the Company shall pay the employee a cash bonus after taxes to pay for the exercise price of the options exercised.
     Compensation expense of $75,462 and $101,263 relating to the bonus provision was recorded in fiscal 1998 and 1999, respectively.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999



       On August 25, 1997, an agreement was signed between the Company and the Vice President for Company Operations for a period commencing in August 1997 through August 2000. The agreement provides for annual compensation of $125,000 and expenses for one year of $25,000. This agreement also included the grant of non-qualified options to purchase up to 101,263 shares of stock at an exercise price of $2.00, the fair value at the date of grant. The options vest as follows: 30% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date. In addition, the Company shall pay the employee a cash bonus after taxes to pay for the exercise price of the options exercised. Compensation expense of $77,861 and $80,456 relating to the bonus provision was recorded in fiscal 1998 and 1999, respectively. The agreement was subsequently terminated in April 1999 (note 13) and $158,317 of previously recorded compensation expense was reversed in fiscal 1999 because, as a result of the termination agreement, the Company was no longer liable for the cash payments that had been accrued for under the compensation agreement.

       On June 16, 1997 an agreement was signed between the Company and the President and Chief Executive Officer of the Company for a period commencing in June 1997 through June 2000. The agreement provides for annual compensation of $175,000 and expenses of $35,000. This agreement also included the grant of non-qualified stock options to purchase up to 350,000 shares of stock at an exercise price of $2.00, the fair value at the date of issuance. The options vest as follows: 30% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date. In addition, the Company shall pay the employee a cash bonus after taxes to pay for the exercise price of the options exercised. Compensation expense of $350,000 and $278,082 relating to the bonus provision was recorded in fiscal 1998 and 1999, respectively. The agreement was subsequently terminated in April 1999 (note 13) and $628,082 of previously recorded compensation expense was reversed in fiscal 1999 because, as a result of the termination agreement, the Company was no longer liable for the cash payments that had been accrued for under the compensation arrangement.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                       Years ended May 31, 1998 and 1999

     On December 30, 1996, an agreement was signed between the Company and a senior executive of the Company for a period commencing on December l996 through December 1999. The agreement provides for annual compensation of $125,000 and housing expenses. This agreement also included the grant of 120,000 shares of the Company's common stock with a fair value of $.018 per share at the date of grant, which shares vest as follows: 20,000 shares vest immediately; 60,000 shares vest at the time of the first year the term of the agreement is completed, provided that the employee is in the employ of the Company, and 40,000 shares vest at the earlier of the termination of the employee or eighteen months from the date of the agreement. Compensation expense of $10,896 and $7,264 was recorded in fiscal 1998 and 1999, respectively, relating to award of common stock. The agreement was subsequently terminated in April 1999 (note 13).

     On November 8, 1996, an agreement was signed between the Company and the Vice President for Store Development of the Company for a period commencing in November 1996 and terminating in November 1998. The agreement provided for annual compensation of $125,000, as revised.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


(13) SEPARATION AGREEMENTS

     On April l9, 1999, an agreement was signed between the Company and the President and Chief Executive Officer which terminated the previous June 16, 1997 employment agreement. This agreement included six months of compensation and the payment of medical benefits. In connection with this agreement, the President and Chief Executive Officer's stock options were replaced by the issuance of 350,000 shares of the Company's common stock valued at $.10 per share, the fair value as determined by an independent valuation. In addition, the Company shall make a payment equal to the amount owed by the President and Chief Executive Officer as a result of the receipt of this stock, as well as payment for any capital gains owed, up to a specified maximum, as a result of the sale of this stock eighteen months from the date of this agreement. The Company has recorded a charge of $161,607 in the accompanying 1999 consolidated statement of operations relating to this separation agreement. Subsequent to May 31, 1999, the Company defaulted on the payment obligation.

     On April 19, 1999, an agreement was signed between the Company and the Vice President of Company Operations, which terminated the previous August 25, 1997 employment agreement. This agreement included six months of compensation and the payment of medical benefits. In connection with this agreement, the Vice President's stock options were replaced by the issuance of 101,263 shares of the Company's common stock valued at $.10 per share, the fair value as determined by an independent valuation. In addition, the Company shall make payment equal to the amount owed by the Vice President as a result of the receipt of this stock as well as payment for any capital gains owed, up to a specified maximum, as a result of the sale of this stock eighteen months from the date of this agreement, the fair value as determined by an independent appraisal. The Company has recorded a charge of $94,430 in the accompanying 1999 consolidated statement of operations relating to this separation agreement. Subsequent to May 31, 1999, the Company defaulted on the payment obligation.

     On April 8, 1999, an agreement was signed between the Company and a senior executive of the Company which terminated the previous December 30, 1996 employment agreement. This agreement included six months of compensation, the payment of medical benefits and moving expenses. The Company has recorded a charge of $80,108 in the accompanying 1999 consolidated statement of operations relating to this separation agreement.

     On September 1, 1998, the Company had notified a previous Vice Chairman terminating his employment with the Company and that he would be entitled to receive six months of compensation and the payment of medical benefits. The Company has recorded a charge of $63,619 in the accompanying 1999 consolidated statement of operations relating to this separation agreement.

     In September 1998, an agreement was executed between the Company and an Executive Vice President and Vice President, Construction and Concept Development terminating his employment.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     This agreement included six months of compensation and the payment of medical benefits. In addition, the agreement provided for the issuance of a stock option award in the amount of 75,000 shares at an exercise price of $2.50 per share, which vested immediately. The Company has recorded a charge of $131,269 in the accompanying 1999 consolidated statement of operations relating to this separation agreement, including a provision for the fair value of the stock options at the date of grant.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


(14) CONSULTING AGREEMENTS

     On June 1, 1998, the Company entered into a consulting agreement for the development of free-standing restaurants and urban, in-line units. In consideration, the consultant is to receive $5,000 plus expenses for each in-line unit and $20,000 plus expenses for each free-standing restaurant. In addition, the consultant is to receive a commission of 20% on all Area Territorial Fees received for all international franchise deals in Asia. As of May 31, 1999, $100,000 of commissions have been accounted for as prepaid expenses in the accompanying consolidated balance sheet and will be amortized on a basis consistent with the deferred revenue on the related area development agreements.

     On June 1, 1997, the Company entered into a one year consulting agreement, with an automatic extension for an indefinite period, until either party terminates the agreement with a Chairman of the Company to assist the Company in reaching its objective of expansion of the restaurants owned or franchised. This agreement provides for annual compensation of $125,000. The agreement was terminated by mutual consent of the parties upon the expiration of the initial term.

     On May 1, 1997, the Company entered into a one year consulting agreement, with an automatic extension for an indefinite period, until either party terminates the agreement with a Vice Chairman of the Company to assist the Company in reaching its objective of expansion of the restaurants owned or franchised. This agreement provides for annual compensation of $125,000. In addition, the consultant received a warrant, expiring on April 15, 2002, to purchase 150,000 shares of the Company's common stock at an exercise price of $2.00 per share. In connection with the issuance of these warrants, the Company recorded consulting expense of approximately $42,000 for the year ended May 31, 1998. The agreement was terminated by mutual consent of the parties upon the expiration of the initial term.

(15) COMMITMENTS AND CONTINGENCIES

     (A)  RELATED PARTY TRANSACTIONS

          As indicated in note 8, in fiscal 1998, the Company's Chairman and Vice Chairman each purchased 125,000 shares of common stock at $2.00 per share.

          As indicated in note 7, members of the Board of Directors and Company officers have entered into a variety of financing arrangements with the Company. At May 31, 1999, current installments of long-term debt owed to related parties was $2,550,661, including $1,837,500 which were in default. As indicated in note 17, on September 10, 1999, agreements were executed with noteholders extending the maturity date on the obligations, including the above-mentioned $1,837,500 in default and due to related parties, until March 10, 2000.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999

          As indicated in note 14, the Company entered into consulting agreements with the Chairman and Vice Chairman providing for annual compensation of $125,000. Both agreements were terminated by mutual consent upon the expiration of the initial one-year terms of the agreements.

          A Company Vice President holds a direct and indirect 33% ownership interest in an advertising agency utilized by the Company. Commission expenses paid to the agency amounted to $15,133 and $95,995 in fiscal 1998 and 1999, respectively.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999

     (B)  CONTINGENCIES

          At May 31, 1999, the Company is delinquent in the payment and filing of New York State sales taxes of approximately $320,000. Additionally, at May 31, 1999, the Company is delinquent in the payment and filing of approximately $290,000 of New York City occupancy taxes and the Company was not in compliance with an agreement dated December 5, 1997 with the New York City Department of Finance related to the payment of prior period New York City occupancy taxes, pursuant to which the Company had paid $156,306 through May 31, 1999. As of May 31, 1999, the New York City Department of Finance placed warrants and liens on certain Company assets. Subsequent to May 31, 1999, the Company paid $47,742 relating to the above-mentioned warrants and liens.

          At May 31, 1999, the Company was delinquent in the payment of $147,000 of restaurant lease obligations. Subsequent to May 31, 1999, the Company entered into three stipulation agreements and satisfied the delinquent lease obligations at the balance sheet date. Additionally, the Company entered into a further stipulation agreement pursuant to a delinquent lease obligation occurring subsequent to May 31, 1999. In the opinion of management, the Company has satisfied all past due lease obligations as of September 30, 1999, except as noted below.

          On June 16, 1999, the Company was evicted from a location which was under construction. The Company is currently negotiating with the landlord to permit the Company to resume its tenancy.

          The Company is involved in various legal actions incidental to the normal course of its business. Management does not believe that the ultimate resolution of these actions will have a material adverse effect on the Company's consolidated financial position, equity, results of operations, liquidity and capital resources.

(16) LOSS PER SHARE

     As discussed in note 2, the Company adopted Statement 128, which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Dilutive net loss per share for fiscal 1998 and 1999 are the same as basic net loss per share due to the anti-dilutive effect of the assumed conversion of preferred stock, and exercise of stock options and warrants.

     The following table reconciles net loss per share with net loss per share applicable to common stockholders:

                                                            1998      1999
                                                            ----      ----

     Net loss per share                                   $(0.88)    (0.52)
     Net loss per share attributable to preferred
         stock dividends and issuance of
         performance warrants                              (0.01)    (0.09)
                                                           -----     -----

     Net loss per share applicable to common
         stockholders                                     $(0.89)    (0.61)
                                                           =====     =====

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


(17) SUBSEQUENT EVENTS

     On July 30, 1999, the Board of Directors adopted a resolution and certificate of amendment to the second amended and restated certificate of incorporation, as well as adopted certificates of designation of Series B and Series C Convertible Stock. The Board designated 500,000 shares of Series B preferred stock, with a $.001 par value and $2.50 liquidation value per share. The Series B preferred stock are non-dividend bearing and are automatically convertible into shares of common stock on the date that a Registration Statement registering shares of common stock is declared effective. The Series C 15% convertible preferred stock are automatically convertible into shares of common stock on the date that a Registration Statement registering shares common stock is declared effective. The Series C certificate of designation was subsequently amended on September 13, 1999 and September 27, 1999 (note 8).

     On August 20, 1999, a third amendment to the Company's certificate of incorporation was approved and adopted, pursuant to the July 30, 1999 resolution. The amendment changes the name of the Company to Ranch*1, Inc. The amendment also (i) increases the number of authorized shares of capital stock to 32,800,000 of which 25,000,000 shares are designated $.001 par value common stock, (ii) designated 2,800,000 shares as Series A Convertible Preferred Stock with a $.001 par value and (iii) designated 5,000,000 shares of $.001 par value Preferred Stock, to be issued in such series and such designations, preferences, powers and rights as the Board of Directors may authorize. The amendment also re-established parameters for dividends, liquidations preferences, voting rights and other governance matters.

     On June 11, 1999, the Company entered into an agreement with an investment banking firm to sell a maximum of $4,000,000 of convertible preferred stock on a best efforts basis.

     Subsequent to May 31, 1999, the Company sold 124,000 shares of Series B Preferred Stock for $310,000 and obtained one year bridge loans aggregating $685,000, bearing interest at 15% and issued an aggregate of 137,000 warrants exercisable at the lower of $2.50 per share or the initial public offering price.

     On June 29, 1999, the Company entered into a $282,593 note with a service provider. The note bears interest at 10% and provides for monthly principal payments of $20,000 commencing July 15, 1999 and a final $162,593 payment due January 15, 2000.

     On July 30, 1999, warrant holders of 2,193,333 outstanding warrants converted the warrants into 1,456,480 shares of Company common stock on a cash-less exercise, based upon the fair value of the warrants on July 30, 1999 as determined by the Company's Board of Directors, at a conversion rate of $2.40 per share.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     On September 10, 1999, noteholders aggregating $2,937,500, including $1,937,500 of notes payable in default on May 31, 1999 extended the maturity date of these obligations, including accrued interest, until March 10, 2000.

     In September 1999, note holders aggregating $2,487,500, including $2,087,500 of notes payable outstanding at May 31, 1999 and $400,000 of bridge loans issued subsequent to May 31, 1999, converted their obligations, inclusive of accrued interest, into Series C Preferred Stock at $50,000 per share, effectively immediately, which is automatically convertible into Company common stock at 70% of the initial public offering price of the common stock on the date that a Registration Statement registering shares of common stock is declared effective. The Series C noteholders will receive warrants equal to 1/3 of the preferred stock acquired, exercisable at the initial public offering price. In the event that an initial public offering is not consumated within an 18 month period, at the option of the holder, the Company must redeem the preferred stock at $50,000 per share plus accrued dividends. In the event of a change in control prior to an initial public offering, the holder has the option to redeem as noted above or convert their holdings into common stock at $2.50 per share. As a condition of this conversion, all warrants previously held by the aforementioned bridge noteholders were surrendered.

                         RANCH*1, INC. AND SUBSIDIARIES
                    (FORMERLY FRANCHISE CONCEPTS GROUP, INC.
                                AND SUBSIDIARIES)

                   Notes to Consolidated Financial Statements

                        Years ended May 31, 1998 and 1999


     In September 1999, the holders of 2,800,000 shares of Series A of Preferred Stock, pursuant to the approval of greater than 60% of the Series A preferred stockholders, agreed to convert their shares of Series A Preferred Stock into shares of common stock, at the lower of $2.50 per share or 70% of the initial public offering price on the date that a Registration Statement registering shares of common stock is declared effective and, at the Company's option, either convert $662,356 of accumulated dividends as of May 31, 1999 and an acceleration of $2,137,644 of dividends payable through the remaining term of the Series A preferred stock agreement into shares of common stock at the initial public offering price or be paid in cash.

     Subsequent to May 31, 1999, the Company executed three leases for new restaurant development. Each of the leases are for ten years, with no renewal options. Minimum aggregate rental payment pursuant to the terms of the leases are approximately $2,386,000. Company management anticipates incurring capital expenditures relating to the development of the restaurants of an aggregate of $1,027,000.

================================================================================
You should rely only on the information contained in this prospectus or to which we have referred you. Neither we nor any underwriter has authorized anyone to provide you with information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, even if this prospectus is delivered to you after the prospectus date, or you buy our common stock after the prospectus date.


                            TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary ........................................................    3
Risk Factors ..............................................................    6
Forward-Looking Statements ................................................   12
Use of Proceeds ...........................................................   14
Dividend Policy ...........................................................   14
Dilution ..................................................................   15
Capitalization ............................................................   16
Management's Discussion and Analysis of Financial
Condition and Results of Operations .......................................   17
Business ..................................................................   24
Management ................................................................   36
Certain Relationships and Related Transactions ............................   41
Principal Stockholders ....................................................   43
Description of Securities .................................................   45
Shares Eligible For Future Sale ...........................................   49
Underwriting ..............................................................   50
Legal Matters .............................................................   51
Experts ...................................................................   52
Where You Can Find More Information .......................................   52
Index to Consolidated Financial Statements ................................  F-1

Until ________, 1999, all dealers selling shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================

                                 [Ranch *1 Logo]





                             _______________ Shares
                                  Common Stock



                                 Ranch *1, Inc.






                                   PROSPECTUS
           ----------------------------------------------------------


                              Josephthal & Co. Inc.
                                October __, 1999



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

     The expenses to be paid by the Registrant are as follows. All amounts other than the SEC registration fee, the NASD filing fees and the Nasdaq National Market listing fee are estimates.

                                                                     Amount
                                                                    to be Paid
                                                                    ----------
    SEC registration fee ........................................    $6,394
    NASD filing fee .............................................     2,800
    Nasdaq National Market listing fee ..........................      *
    Legal fees and expenses .....................................      *
    Accounting fees and expenses ................................      *
    Printing and engraving ......................................      *
    Blue sky fees and expenses (including legal fees) ...........      *
    Transfer agent fees .........................................      *
    Miscellaneous ...............................................      *
    Total .......................................................      *


----------
*To be filed by amendment.

Item 14. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

     As permitted  by the Delaware  General  Corporation  Law, the  Registrant's
Second Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (1) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (3) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (4) the rights conferred in the bylaws are not exclusive.

     The Registrant has entered into indemnification agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     Reference is also made to Section ___ of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Certificate of Incorporation, bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act of 1933.

     The Registrant is currently in the application process to obtain liability insurance for its officers and directors.

Item 15.  Recent Sales of Unregistered Securities

     The Registrant has sold and issued the following securities since June 1, 1996:

     (1) On February 26, 1998 and April 14, 1998, the Registrant issued a total of 2,800,000 shares of Series A preferred stock to various venture capitalists and accredited investors for an aggregate consideration of $7,000,000.

     (2) On August 27, 1999, the Registrant issued a total of 273,300 shares of Series B preferred stock to various accredited investors for an aggregate consideration of $683,250.

     (3) On October 11, 1999, the Registrant issued a total of 38 shares of Series C preferred stock to various accredited investors for an aggregate consideration of $1,900,000. In addition, for each share of Series C preferred stock purchased, investors received a warrant to purchase $16,667 worth of shares of our common stock at a per share price equal to $____________.

     (4)  The following lists additional issuances of securities:

          1. In June the Registrant issued 100 shares of common stock to its founders at par.

          2. On November 11, 1996, Franchise Concepts Group, Inc. acquired the Ranch *1 business from the shareholders of Ome, Inc., Dome, Inc., Moorgrho, Inc. and Ranch 1 Group, Inc. (collectively, the "Ranch 1 Entities") for an aggregate consideration of $150,000 and the shareholders of Franchise Concepts Group, Inc. received 100% of the outstanding shares of the Ranch *1 Entities.

          3. On December 30, 1996, the Registrant issued 120,000 shares of common stock pursuant to an employee agreement with Andrew Howard.

          4. On April 16, 1997, the Registrant issued 2,750,000 shares of common stock to various accredited investors for an aggregate consideration of $5,500,000.

          5.   On May 1, 1997, the Registrant issued 150,000 warrants for common
               stock  to  a  member  of  the  Board  of   Directors  as  partial
               compensation for consulting services.

          6. On December 8, 1997, the Registrant issued warrants for 200,000 shares of common to two directors George Naddaff and David Sculley, as partial compensation for short-term loans totaling $1,000,000.

          7. On January 30, 1998 and February 16, 1998 the Registrant issued warrants for 40,000 shares of common stock to two directors George Naddaff and David Sculley,as partial compensation for short term loans totaling $200,000.

           8. From June 16, 1998 to August 6, 1998 the Registrant issued warrants for 270,833 shares of common stock to several of its shareholders as partial compensation for short-term loans totaling $1,437,500.

           9. On October 23, 1998, the Registrant issued 100,000 shares of common stock to an accredited investor with the final number shares to be based on the next round of financing completed in excess of $5,000,000, for an aggregate consideration of $300,000.

          10. On January 4, 1999, the Registrant issued warrants for 180,000 shares of common stock to an institutional lender as partial compensation for a short-term loan of $400,000.

          11. On January 25, 1999, the Registrant issued warrants for 157,500 shares to Salvatore Rametta the father of its President and Chief Executive Officer as partial compensation for a short-term loan of $350,000.

          12. On February 19, 1999, the Registrant issued warrants for 112,500 shares of common stock to a Brand Equity Venture, L.P. as partial compensation for a short-term loan of $250,000.

          13. On April 19, 1999, the Registrant canceled options to purchase 350,000 shares of common stock and issued 350,000 shares of common stock to George Samaras of the corporation as part of a separation settlement.

          14. On April 19, 1999, the Registrant canceled options to purchase 101,263 shares of common stock and issued 101,263 shares of common stock to James W. Knight of the corporation as part of a separation settlement.

          15. On July 30, 1999 the Registrant issued 1,456,480 shares of common stock to various accredited shareholders in exchange for the cancellation of 2,193,333 warrants for common stock in a cash-less exchange.

          16.  From August 30, 1999 to September 10, 1999, the Registrant issued
               warrants   for   57,000   shares  of  common   stock  as  partial
               compensation for short-term loans of $285,000.

          17. From September 10, 1999 to September 20, 1999, the Registrant issued 55.16 shares of Series C preferred stock to certain note holders and warrants for common shares in exchange for the cancellation of $2,757,972 of debt including accrued interest.

     The above securities were offered and sold by the Registrant in reliance upon exemptions from registration pursuant to either (1) Section 4(2) of the Securities Act of 1933 as transactions not involving any public offering, or (2) Rule 701 promulgated under the Securities Act of 1933. No underwriters were involved in connection with the sales of securities referred to in this Item 15.

Item 16. Exhibits and Financial Statement Schedules

     (a)  Exhibits.

   Number                     Description
   ------                     -----------

    1.1*       Form of Underwriting Agreement.

    3.1        Corrected    Third   Amended   and   Restated    Certificate   of
               Incorporation.

    3.2* Form of Amended and Restated Certificate of Incorporation to be in effect upon the closing of this offering.

    3.3        Second Amended and Restated By-laws.

    3.4* Form of Restated Bylaws to be in effect upon the closing of this offering.

    4.1*       Specimen common stock certificate.

    4.2        Certificate of Designation of Series B Convertible
               Preferred Stock.

    4.3 Second Amended Certificate of Designation of Series C 15% Convertible Preferred Stock.

    4.4*       Form of Representatives Warrant Agreement

    4.5* Loan Agreement between various Ranch *1 corporations and Global Alliance Finance Corporation (plus corporate guaranty by Ranch *1.)

    5.1*       Opinion of Greenberg Traurig.

    10.1*      Series A Preferred Stock Purchase  Agreement,  dated February 26,
               1996.

    10.2* Common Stock Purchase Warrant between the Registrant and certain Series A preferred stockholders, dated February 26, 1996.

    10.3*      Employment   Agreement   between  the  Registrant  and  Sebastian
               Rametta.

    10.4*      Form of Employment  Agreement  between the Registrant and R. John
               Speich.

    10.5*      Form of Franchise Agreement

    10.6*      Stock Option Plan

    10.7*      Agreement with Host Marriott

    10.8*      [Agreement with Taiwan Franchisee]

    10.9*      Leases for premises at 130 W. 42nd St., New York, New York 10036

    10.10*     Separation   Agreement   between  the  Registrant  and  Sebastian
               Rametta.

    10.11*     Separation Agreement between the Registrant and George Samaras.

    10.12*     Separation Agreement between the Registrant and James W. Knight.

    10.13*     Separation Agreement between the Registrant and Andrew Howard.

    10.14*     Separation Agreement between the Registrant and James Chickara.

    10.15*     Common Stock Purchase Warrant, dated October 11, 1999.

    21.1*      Subsidiary List.

    23.1       Independent Auditors' Consent.

    23.3*      Consent of Greenberg Traurig (included in Exhibit 5.1).

    24.1       Powers of Attorney (See Signature Page on Page II-5).

    27.1       Financial Data Schedule.

----------

*    To be filed by amendment.


     (b)  Financial Statement Schedules.

     All financial statement schedules have been omitted because the required information is not applicable or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on this 12th day of October, 1999.


                                       RANCH *1, INC.


                                       By: /s/ SEBASTIAN RAMETTA
                                           -------------------------------------
                                           Sebastian Rametta
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sebastian Rametta and R. John Speich as his attorneys-in-fact, with full power of substitution for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments and any and all new registration statements filed pursuant to Rule 462 under the Securities Act of 1933 in connection with or related to the offering contemplated by this Registration Statement, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                       Title(s)                                 Date
               ---------                       --------                                 ----
/s/ GEORGE A. NADDAFF                    Chairman of the Board
----------------------------------
    George A. Naddaff

/s/ SEBASTIAN RAMETTA                    President, Chief Executive Officer
----------------------------------       and Director (principal executive)
    Sebastian Rametta

/s/ DAVID W. SCULLEY                     Director
----------------------------------
    David W. Sculley

/s/ JAMES CHICKARA                       Director
----------------------------------
    James Chickara

/s/ CHRISTOPHER P. KIRCHEN               Director
----------------------------------
    Christopher P. Kirchen

/s/ MARC A. SINGER                       Director
----------------------------------
    Marc A. Singer

/s/ MORDECHAI DAVIDI                     Director
----------------------------------
    Mordechai Davidi

/s/ R. JOHN SPEICH                       Chief Financial Officer, Vice
----------------------------------       President and Secretary (principal
    R. John Speich                       financial and accounting)

                                Index to Exhibits

   Number    Description
   ------    -----------

    1.1*     Form of Underwriting Agreement.

    3.1      Corrected Third Amended and Restated Certificate of Incorporation.

    3.2* Form of Amended and Restated Certificate of Incorporation to be in effect upon the closing of this offering.

    3.3      Second Amended and Restated By-laws.

    3.4* Form of Restated Bylaws to be in effect upon the closing of this offering.

    4.1*     Specimen common stock certificate.

    4.2      Certificate of Designation of Series B Convertible Preferred Stock.

    4.3 Second Amended Certificate of Designation of Series C 15% Convertible Preferred Stock.

    4.4*     Form of Representatives Warrant Agreement

    4.5* Loan Agreement between various Ranch *1 corporations and Global Alliance Finance Corporation (plus corporate guaranty by Ranch *1.)

    5.1*     Opinion of Greenberg Traurig.

    10.1*    Series A Preferred  Stock Purchase  Agreement,  dated February 26,
             1996.

    10.2* Common Stock Purchase Warrant between the Registrant and Series A preferred stockholders, dated February 26, 1996.

    10.3* Form of Employment Agreement between the Registrant and Sebastian Rametta.

    10.4*    Form of Employment  Agreement  between the  Registrant and R. John
             Speich.

    10.5*    Form of Franchise Agreement

    10.6*    Stock Option Plan

    10.7*    Agreement with Host Marriott

    10.8*    [Agreement with Taiwan Franchisee]

    10.9*    Leases for premises at 130 W. 42nd St., New York, New York 10036

    10.10*   Separation Agreement between the Registrant and Sebastian Rametta.

    10.11*   Separation Agreement between the Registrant and George Samaras.

    10.12*   Separation Agreement between the Registrant and James W. Knight.

    10.13*   Separation Agreement between the Registrant and Andrew Howard.

    10.14*   Separation Agreement between the Registrant and James Chickara.

    10.15*   Common Stock Purchase Warrant, dated October 11, 1999.

    21.1*    Subsidiary List.

    23.1     Independent Auditors' Consent.

    23.3*    Consent of Greenberg Traurig (included in Exhibit 5.1).

    24.1     Powers of Attorney (See Signature Page on Page II-5).

    27.1     Financial Data Schedule.

----------
*    To be filed by amendment.